UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              CFI PROSERVICES, INC.
             (Exact name of registrant as specified in its charter)

                                     OREGON
         (State or other jurisdiction of incorporation or organization)

                                      7389
            (Primary Standard Industrial Classification Code Number)

                                   93-0704365
                      (I.R.S. Employer Identification No.)

                              400 S.W. Sixth Avenue
                             Portland, Oregon 97204
                                 (503) 274-7280
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Matthew W. Chapman
                      Chief Executive Officer and Chairman
                        400 S.W. Sixth Avenue, 2nd Floor
                             Portland, Oregon 97204
                                 (503) 274-7280
    (Address, including zip code, and telephone number, including area code, of agent for service of process)

                        Copies of all correspondence to:

                                F. Scott Farleigh
                                 David R. Ludwig
                           Farleigh, Wada & Witt, P.C.
                       121 S.W. Morrison Street, Suite 600
                             Portland, Oregon 97204
                                 (503) 228-6044

Approximate date of commencement or proposed sale to public: from time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         Calculation of Registration Fee


                                                            Proposed
     Title of Each Class of                                 Maximum             Proposed Maximum           Amount of
          Securities to               Amount to             Offering                Aggregate            Registration
          be Registered             be Registered        Price Per Unit          Offering Price               Fee
   Common Stock, No Par Value           90,000             $ 6.65625(1)          $   599,062.50             $  166.54
   Common Stock, No Par Value           47,000             $12.00(2)             $   564,000.00             $  156.79
   Common Stock, No Par Value         1,042,356            $12.34375(2)          $12,866,581.88             $3,576.91
   Common Stock, No Par Value           30,000             $15.00(2)             $   450,000.00             $  125.10
   Common Stock, No Par Value           40,000             $18.00(2)             $   720,000.00             $  200.16
                                       -------                                      -----------               -------
              Total                   1,249,356                                  $15,199,644.38             $4,225.50


The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


         1Computed pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee, based upon the average of the high and low prices of the common stock as reported on Nasdaq Stock Market on November 11, 1999.

         2Estimated pursuant to Rule 457(h) solely for the purpose of computing the registration fee, based on the maximum number of shares issuable upon the exercise of the registrant's Options and Warrants and the conversion of its 10% Convertible Subordinated Discount Notes outstanding, subject to adjustment pursuant to antidilution provisions.

                                   PROSPECTUS

                              CFI PROSERVICES, INC.
                   (Doing Business As Concentrex Incorporated)

                        1,249,356 SHARES OF COMMON STOCK


           This Prospectus is part of a registration statement that covers up to 1,249,356 shares of our common stock. Of the 1,249,356 shares, we are registering for resale 90,000 shares we sold to two of the selling security holders in May 1999. We are also registering 1,159,356 shares that are or may become issuable to the other security holders upon:

      o The exercise of one Warrant entitling the holder to purchase 17,000 shares at an exercise price of $12.00 per share.
      o    The  exercise  of  four  Warrants  entitling  the  holders  or  their assignees to purchase 439,822 shares at an exercise price of $12.34375 per share.
      o The conversion of five 10% Convertible Subordinated Discount Notes entitling the holders or their assignees to convert those Notes into 602,534 shares at a conversion price of $12.34375 per share.
      o The exercise of Options entitling the holder to purchase 30,000 shares at an exercise price of $12.00 per share, 30,000 shares at an exercise price of $15.00 per share, and 40,000 shares at an exercise price of $18.00 per share.

The holders of the Options, Warrants, and Notes, and Options identified on page 56 of this Prospectus as the selling security holders may offer and sell from time to time, following issuance, the registered common stock. For additional information relating to sales of shares of common stock, you should refer to the section entitled "Plan of Distribution" on page 59.

           The selling security holders will receive all of the proceeds from the sale of these shares. They may offer and sell the shares on the Nasdaq National Market at prevailing market prices or in privately negotiated transactions at prices other than the market price. We will not receive any portion of those proceeds. However, if any of the selling security holders who hold an Option or a Warrant exercise it (not taking into account "cashless exercise" rights), then we will receive the exercise price. If all of the selling security holders exercise all of the Options and the Warrants, we will receive in the aggregate $7,163,053. If any of the selling security holders who hold a Note convert it into our common stock, then the conversion of the Note will discharge the indebtedness we owe to the selling security holder who held the Note. As of October 15, 1999, we owe the holders of the Notes a total of $5,648,667. If the holders of the Notes hold them for at least three years, we will owe them a total of $7,437,535. We will bear all costs relating to the registration of these shares.

           Our common stock is quoted on the National Market tier of The Nasdaq Stock Market under the symbol "CCTX." We are doing business as Concentrex Incorporated. The last reported sale price of our shares of common stock on November 12, 1999, was $7.625 per share.

THE SHARES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" DESCRIBED BEGINNING ON PAGE 3.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is November 15, 1999.

           You should rely on the information contained or incorporated by reference in this Prospectus and any accompanying supplements. No one has been authorized to provide you with any other information in respect to this offering of shares. You should not assume that the information in this Prospectus or any supplement is current as of any date other than the date set forth on the document.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.................................................1

CAUTIONARY STATEMENT...............................................4

RISK FACTORS.......................................................4

USE OF PROCEEDS...................................................14

PRICE RANGE OF COMMON STOCK.......................................14

DIVIDEND POLICY...................................................14

CAPITALIZATION....................................................15

SELECTED FINANCIAL DATA...........................................15

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
      CONDITION AND RESULTS OF OPERATIONS.........................17

BUSINESS..........................................................31

MANAGEMENT........................................................43

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
      OWNERS AND MANAGEMENT.......................................53

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS....................56

SELLING SECURITY HOLDERS..........................................56

PLAN OF DISTRIBUTION..............................................59

DESCRIPTION OF SECURITIES.........................................60

SHARES ELIGIBLE FOR FUTURE RESALE.................................62

LEGAL MATTERS.....................................................63

EXPERTS...........................................................63

AVAILABLE INFORMATION.............................................64

INDEX TO FINANCIAL STATEMENTS....................................F-1

                               PROSPECTUS SUMMARY

           This summary highlights selected information contained elsewhere in this prospectus and the documents that are incorporated into this prospectus by reference. It is not complete and it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully.

CFI ProServices, Inc. (doing business
as Concentrex Incorporated)

Our Address and Telephone Number

               CFI    ProServices,    Inc.   (doing   business   as   Concentrex
               Incorporated), 400 S.W. Sixth Avenue, Portland, Oregon 97204 ((503) 274-7280).

State and Year of Our Incorporation

               Oregon, 1978

Our Business

               We are a leading provider of technology powered solutions to deliver financial services, including solutions for real-time back office accounting, branch automation, loan origination, new account opening, call centers, cross-selling products, and electronic commerce.

               On May 17, 1999, we acquired MECA Software, L.L.C. MECA, which is located in Trumbull, Connecticut and which develops, markets, and sells e-commerce software and services for financial service providers, including fulfillment services, technical support, training, and marketing.

               On August 13, 1999, we acquired ULTRADATA Corporation. ULTRADATA, which is located in Pleasanton, California and which provides real-time information and management software and solutions for relationship-oriented financial institutions.

               We began doing business under the name "Concentrex Incorporated" on July 1, 1999. We previously did business as CFI ProServices, Inc., which will remain our legal name until our shareholders change it. We anticipate that our shareholders will formally approve changing our name to Concentrex Incorporated at our next regularly scheduled shareholder meeting in May 2000. Our former Nasdaq trading symbol was "PROI."

Our Nasdaq National Market Trading Symbol

               "CCTX"

The Offering

Purpose of this Prospectus

               During 1999 we issued to the selling security holders described in this prospectus shares of our common stock,

               Options,  Warrants,  and 10%  Convertible  Subordinated  Discount
               Notes. As a part of the issuance of the shares, Options, Warrants, and the Notes, we agreed to register with the Securities and Exchange Commission the shares of common stock we issued to the selling security holders and the shares of common stock issuable upon their exercise of the Options or the Warrants or upon their conversion of the Notes into common stock. This prospectus relates to the selling security holders' sale of the common stock that we issued to them and that they will receive following their exercise of the Options and the Warrants and the conversion of the Notes.

Use of Proceeds

               We will not receive any proceeds from the sale of the common stock under this prospectus. The selling security holders will retain all of the proceeds from the sale of the common stock for their own account. However, if the selling security holders who hold the Options or the Warrants exercise them, then we will receive the exercise price from them. If the selling security holders holding the Notes convert them into common stock, then the conversion of the Notes will discharge in full or in part the indebtedness we owe to them to the extent they convert such Notes into our common stock.

Method of Distribution

               The selling security holders may sell the common stock under this prospectus from time to time at the then prevailing prices on the Nasdaq National Market or in privately negotiated transactions at prices other than the market price.

Investment Risks

               Your investment in our common stock involves a high degree of risk. You should carefully consider the risk factors described below in this prospectus prior to making your investment decision.

Number of Shares of Our Common Stock Outstanding as of October 15, 1999

               5,217,491

The Number of Shares of Common Stock Offered under this Prospectus

               1,249,356

Common Stock to be Outstanding After the
Selling Security Holders Sell All of the Shares
Offered Under this Prospectus

               6,376,847

Summary Financial Data

           The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes thereto included elsewhere in this prospectus. The selected financial data concerning Concentrex set forth below are as of and for each of its most recent five years ended December 31, 1998, as of and for the nine months ended September 30, 1999, for the nine months ended September 30, 1998 and include pro forma information for the year ended December 31, 1998 and for the nine months ended September 30, 1999. The selected financial data for each of the three years in the period ended December 31, 1998, have been derived from Concentrex's consolidated financial statements for such periods, which were audited by Arthur Andersen, LLP as indicated in their report included elsewhere in this prospectus. The selected financial data for the years ended December 31, 1994 and 1995 have been derived from audited financial statements not included in this prospectus. The selected financial data as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998 have been derived from Concentrex's unaudited financial statements included elsewhere in this prospectus and which, in the opinion of management, include all significant, normal, and recurring adjustments necessary for a fair presentation of the financial positions and results of operations for such unaudited periods. The unaudited pro forma statement of operations data for the year ended December 31, 1998 and for the nine months ended September 30, 1999 give effect to the acquisitions of MECA Software, L.L.C. and ULTRADATA Corporation as if these transactions had occurred on January 1, 1998.



                                             Nine Months Ended
                                               September 30,                       Year Ended December 31
                                         --------------------------- -------------------------------------------------------
                                         Pro Forma                   Pro Forma
                                           1999     1999(1)   1998    1998(1)   1998(2)     1997   1996(3)  1995(4)   1994
                                         ---------  -------  ------- ---------  --------   ------- -------- -------  -------
                                                                  (in thousands, except for per share data)
Consolidated Statement of Operations Data
      Revenue(5)
      Application software products      $  58,158  $58,158  $54,335 $  75,667  $ 75,667   $64,516 $52,936  $32,242  $29,195
      Information management products       21,105    5,551       --    30,359        --        --      --       --       --
      e-Commerce products                   12,686    8,678    3,959    17,129     5,822     4,991   4,113    1,869      361
      Ancillary products                    10,099    5,058    2,945    16,483     4,141     3,142   2,898    2,665    3,060
                                         ---------  -------  ------- ---------  --------   ------- -------- -------  -------
           Total Revenue                   102,048   77,445   61,239   139,637    85,630    72,649  59,947   36,776   32,616
      Cost of revenue                       40,708   29,569   21,688    53,218    29,423    27,041  20,844   11,672    9,646
                                         ---------  -------  ------- ---------  --------   ------- -------- -------  -------
      Gross profit                          61,340   47,876   39,551    86,419    56,207    45,608  39,103   25,104   22,970
      Operating expenses                    62,788   44,123   32,841    84,364    45,357    36,780  29,810   20,552   17,859
      Acquired in-process research and
      development and other charges         10,521   10,521       --     2,661     2,661        --   8,030    4,549       --
                                         ---------  -------  ------- ---------  --------   ------- -------- -------  -------

      Income (loss) from operations        (11,969)  (6,768)   6,710      (606)    8,189     8,828   1,263        3    5,111
      Net income (loss)                    (17,402)  (9,148)   3,592    (9,874)    3,960     4,680     114      323    3,514
      Preferred Stock dividend                  69       69       72        95        95        95      97       97       97
                                         ---------  -------  ------- ---------  --------   ------- -------- -------  -------
      Net income (loss) applicable to
      common shareholders                $ (17,471) $(9,217) $ 3,520 $  (9,969) $  3,865   $ 4,585 $    17  $   226  $ 3,417
                                         =========  =======  ======= =========  ========   ======= ======== =======  =======
      Diluted net income(loss) per share $   (3.41) $ (1.81) $  0.68 $   (1.97) $   0.75   $  0.90 $    --  $  0.05  $  0.71
                                         =========  =======  ======= =========  ========   ======= ======== =======  =======
      Shares used in diluted per share
      calculations                           5,152    5,102    5,179     5,062     5,167     5,124    5,112   4,877    4,806
      Basic net income(loss) per share   $   (3.41) $ (1.81) $  0.70 $   (1.97) $   0.77   $  0.93 $     -- $  0.05  $  0.87
                                         =========  =======  ======= =========  ========   ======= ======== =======  =======
      Shares used in basic per share
      calculations                           5,127    5,102    5,005     5,062     5,012     4,919    4,763   4,369    3,922



                                                September 30, 1999
                                                ------------------
Consolidated Balance Sheet Data
      Cash, cash equivalents, restricted cash,
        and short-term investments              $  1,071                        $ 3,795    $    20 $     -- $ 7,670  $ 7,958
      Working capital                                965                         16,972      7,187    2,792   8,759   10,336
      Property and equipment, net                  8,000                          4,534      5,211    4,805   2,968    2,579
      Total assets                               138,539                         56,781     57,542   46,845  36,587   27,487
      Short-term debt                              8,230                            261      5,605    2,896   3,915       --
      Long-term debt, less current portion        63,902                          5,693      2,232    2,810     423       --
      Convertible subordinated notes               5,619                             --         --       --      --       --
      Mandatory Redeemable Class A Preferred
        Stock                                        731                            738        746      754     761      764
      Shareholders' equity                        26,813                         30,632     25,943   20,238  18,169   16,591



     1Results for the nine months ended September 30, 1999, include pretax charges totaling $10.5 million for the value of in-process research and development efforts at the date of acquisition pertaining to the acquisitions of ULTRADATA Corporation in August 1999 ($5.2 million) and MECA Software, L.L.C. in May 1999 ($3.8 million), other expenses for name change and certain costs related to acquisitions required to be expensed ($0.6 million) and settlement of an arbitration proceeding ($0.9 million). Excluding the impact of the $10.5 million charge, net income and diluted net income per share would have been $0.7 million and $0.13, respectively. The results of operations for the nine months ended September 30, 1999 include the results of the operations of ULTRADATA Corporation, MECA Software L.L.C. and Modern Computer Systems, Inc. since the dates of acquisitions in August, May and January 1999, respectively. See notes to the unaudited consolidated financial statements.

2Results for the year ended December 31, 1998, include pretax charges totaling $3.0 million for the value of in-process research and development efforts at the date of acquisition pertaining to the acquisition of the assets of Mortgage Dynamics, Inc. in October 1998 ($1.0 million), the remaining write off of the goodwill and associated severance charges related to fisCAL products ($0.9 million), the present value of net future lease payments due with respect to certain office space in Atlanta that Concentrex ceased using ($0.8 million), and write off of the initial investment of Concentrex in a joint venture ($0.3 million). Excluding the impact of these charges, net income and net income per share (diluted) would have been $5.7 million and $1.11, respectively. See Notes 1, 2 and 7 of Notes to Consolidated Financial Statements.

3Results for the year ended December 31, 1996, include a pretax charge of $8.0 million for the value of in-process research and development efforts at the date of acquisition pertaining to five companies acquired in April 1996. Excluding the impact of the acquired in-process research and development charges, net income and net income per share (diluted) would have been $5.2 million and $1.02, respectively. The results of operations for the year ended December 31, 1996, include the results of these companies' operations since the date of acquisition in April 1996. See Note 2 of Notes to Consolidated Financial Statements.

4 Results for the year ended December 31, 1995, include a pretax charge of $4.5 million. The charge consists of $3.7 million for the value of Culverin Corporation's (Culverin) in-process research and development efforts at the date of acquisition and $0.8 million for restructuring. Excluding the impact of the acquired in-process research and development and restructuring charges, net income and net income per share (diluted) would have been $3.1 million and $0.64, respectively. The year ended December 31, 1995, statement of income includes the results of Culverin's operations since the date of acquisition in November 1995. See Note 2 of Notes to Consolidated Financial Statements.

      5 During the quarter ended September 30, 1999, Concentrex reorganized itself into four operating product lines: Application Software, Information Management, e-Commerce and Ancillary Products. Accordingly, Concentrex has reclassified its revenue data for all periods included above to reflect these new operating product lines. Total revenue did not change as a result of this reclassification.

                              CAUTIONARY STATEMENT

           This prospectus and information incorporated by reference into this prospectus contain forward-looking statements. Forward-looking statements are statements about the future that contain prospective information. Such prospective information is subject to change and may be affected by risks and uncertainties that may cause actual results to differ from future results implied by the forward-looking statements. In addition, risks and uncertainties may cause historical results to be a less accurate indicator of future results. Important risks that could cause actual results to differ from those implied by the forward-looking statements are described under "Risk Factors" in this prospectus and in various sections in our other reports filed with the SEC. Investors are cautioned not to place undue reliance on the forward-looking statements.

                                  RISK FACTORS

           WE EXPERIENCE SIGNIFICANT QUARTERLY FLUCTUATIONS IN OUR OPERATING RESULTS.

           We have experienced, and expect in the future to experience, significant quarterly fluctuations in our results of operations. Various factors cause these fluctuations, including, among others:

               o The size and timing of product orders and shipments.
               o The timing and market acceptance of our and our competitors' new products and product enhancements.
               o Our product mix, including expenses of implementation and royalties related to certain products.
               o The timing of our completion of work under contracts accounted for under the percentage of completion method.
               o Delays in our customers' purchases due to year 2000 concerns.
               o Customer order deferrals in anticipation of new products.
               o Aspects of our customers' purchasing processes, including the evaluation, decision-making and acceptance of products within the customers' organizations.

               o Factors affecting the sale process for our products, including the complexity of customer implementation of our products.
               o Federal and state regulatory events.
               o Competitive pricing pressures.
               o Technological changes in hardware, platform, networking or communication technology.
               o Changes in our personnel.
               o The timing of our operating expenditures.
               o Specific economic conditions in the financial services industry and general economic conditions.

           We typically ship or install many of our products within three months of receipt of an order. As a result, software license fees in any quarter substantially depend on orders booked in that quarter or the previous quarter. We also generally recognize a substantial portion of our revenue in the last month of each quarter, with this revenue concentrated in the last weeks of the quarter.

           Seasonal trends affect our results of operations, including the tendency of some customers to complete purchases of our products in the quarter ended December 31 or not to implement new orders in the quarter ended March 31. Our operating expenses are based on anticipated revenue levels. Since a high percentage of these expenses are relatively fixed within a quarter, a small variation in the timing of recognition of specific revenue items can cause significant variations in our quarterly operating results.

           Due to these factors, in some future quarter our operating results may be below the expectations of public market analysts and investors. In such event, the price of our common stock would likely be affected adversely. Accordingly, we believe that quarter-to-quarter comparisons of our results of operations should not be relied upon as an indication of future performance.

           WE ARE HIGHLY LEVERAGED.

           As of September 30, 1999 we had borrowed approximately $70 million from a consortium of lenders. We are highly leveraged. Our loan agreements contain financial covenants that we must abide by. For example, we are required to generate specific levels of earnings before interest, taxes, depreciation and amortization ("EBITDA") measured over four-quarter periods. We may from time to time fail to comply with the covenants in our loan agreements. Any failure to comply with these covenants could have a material adverse effect on us unless we are able to obtain waivers for noncompliance. There can be no assurance that our lenders would grant waivers for noncompliance, which could lead to an event of default under the loan agreements.

           Our loan agreements also contain significant restrictions on our activities. For example, we must obtain the consent of our lenders before we purchase or sell significant assets. Additionally, the terms of our loan agreements prohibit us from incurring additional indebtedness or issuing new equity securities without the consent of the lenders. These restrictions may make it difficult or impossible to raise additional funds if we need to do so.

           THE MARKET FOR OUR PRODUCTS IS EVOLVING AND OUR SUCCESS DEPENDS ON OUR DEVELOPMENT OF THAT MARKET.

           The market for software products and services to financial institutions is evolving. Our success, in large part, depends on the continuing development of this market. We believe that our existing products compete effectively with our competitors' products. However, we have licensed some of our products to a limited number of customers. Some of our customers also use our products in only a part of their organization. A significant part of our business strategy depends on financial institutions' adoption of new technologies in handling functions that they previously performed without the use of computers or with more rudimentary software applications. We cannot assure you that banks and other financial institutions will adopt new technologies required for, or that our products will otherwise achieve, broad acceptance in this evolving market. In some instances, banks and other financial institutions may be reluctant to consider transitioning to some of our products without first making significant decisions regarding the procurement or upgrade of computer or operating systems, including technology necessary to access and conduct business on the Internet. If the market for our software solutions fails to develop or if our products fail to succeed in this market, then our business, operating results, and financial condition would be materially adversely affected. Market acceptance of our products also depends on our ability to ensure that our products operate together and, when appropriate, are integrated across our product lines and with the products of other major service providers and vendors of hardware and software used in the financial services industry. As we move toward offering certain host processor services, certain other host processor service providers may be less willing to provide us with information necessary to assure integration of our products with their products. In addition, we derive a significant part of our revenues from continued support of our software after the initial sale and are in some cases based on per-transaction or per-user pricing. There can be no assurance that our customers will continue to accept these pricing structures.

           THE ELECTRONIC BANKING MARKET IS AT THE EARLY DEVELOPMENT STAGE AND OUR SUCCESS DEPENDS ON THE DEVELOPMENT OF THAT MARKET.

           The electronic banking market, and in particular the home banking and bill paying portions of the market, is at a very early stage of development and is rapidly evolving. An increasing number of market entrants who have introduced or are developing competing products and services characterize that market. As is typical for a new and evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. While the number of customers using the Internet or private-dial connection as a vehicle for banking has grown rapidly, it remains limited and it is not known whether these markets or our products will continue to develop such that a sufficient demand for our software will emerge and be sustainable. The use of such electronic delivery channels by the banking community and its customers will require broad acceptance of new methods of conducting business and exchanging information. Banks and financial institutions with established methods of handling funds may be reluctant to accept commercial transactions over the Internet. Moreover, concerns regarding the security and confidentiality of Internet transactions may inhibit the growth of Internet commerce generally and, as a result, impact market acceptance of our products. Our business will include products and services that have only recently been developed in the emerging electronic delivery market. The use of our products depends, in part, on the continued development of an industry and infrastructure for providing secure Internet access and carrying Internet traffic. The Internet may not prove to be a viable commercial marketplace because of factors such as under capacity, a reliable network backbone, or timely development of complementary products. There can be no assurance that commerce over the Internet will become generally adopted. If the market fails to develop or develops more slowly than expected, the infrastructure for the Internet is not adequately developed, or our home banking products and services do not achieve market acceptance by a significant number of individuals, businesses and financial institutions, our business, financial condition, and operating results could be materially and adversely affected. As our product offerings become more diverse, the ability of banks and financial institutions to offer these products may depend partly on deregulation of the banking industry, which deregulation is difficult to predict.

           MARKET ACCEPTANCE OF OUR PRODUCTS DEPENDS ON THEIR ABILITY TO INTEGRATE WITH OUR CUSTOMERS' HOST PROCESSOR SYSTEMS.

           Market acceptance of our products depends on our ability to ensure that each of our products operate with each of our other products and with the products of other major service providers and vendors of hardware and software used in the financial services industry (and, in particular, the products of vendors providing processing services to financial institutions). We have developed significant expertise with most available host processor systems and the methods necessary to transfer data to and from such systems. If we and the provider of a host processor system share information regarding product technologies, development schedules, and enhancements, then we both can integrate our products and systems. In some cases, providers of host processor systems or processing services are or may become our competitors with respect to one or more of our products. As such, we are not always able to obtain access to host system technology necessary for developing optimal third-party system integration. There can be no assurance that we will be able to establish and maintain adequate relationships with important providers of host processor systems or processing services in the future. Failure to do so could have a material adverse effect on our business, results of operations and financial condition.

           THE MARKET FOR OUR CALL CENTER AND ELECTRONIC COMMERCE PRODUCTS MAY NOT GROW OR MAY NOT GROW AS EXPECTED.

           We anticipate that the market for our call center and electronic commerce products will expand rapidly over the next several years. We also have expended substantial resources in the development and improvement of our call center and electronic commerce products. However, there can be no assurance that our upgraded call center and electronic commerce products will be released on a timely basis or will achieve market acceptance upon release. If the market fails to grow or grows more slowly than expected, our business, results of operations, and financial condition could be adversely affected.

           WE MAY HAVE DIFFICULTY INTEGRATING OUR RECENT ACQUISITIONS OF OTHER BUSINESSES AND VENTURES.

           One of our strategies has been to acquire complementary businesses, products and technologies and to enter into new business ventures, including minority equity investments and joint ventures. Since 1994, we have acquired 15 businesses or companies. In 1999, we acquired three major businesses:

      o Modern Computer Systems, Inc., a company located in Minnesota that provides back office (host data processing) and related services to financial institutions.
      o MECA Software, L.L.C., a company located in Connecticut that provides e-commerce technology- powered solutions for the delivery of financial services.
      o ULTRADATA Corporation, a company located in California that provides real-time information and management software and solutions (host data processing) for relationship oriented financial institutions.

           Our acquisitions of companies, businesses, products, and technologies have required the dedication of management resources to achieve the strategic objectives of the acquisitions and business ventures. We cannot give any assurances (1) that we may overcome the difficulties encountered in integrating the operations of those acquisitions or business ventures that we previously acquired or that we may acquire in the future, (2) that we will obtain the specific benefits expected from integration of any particular acquisition, including the addition of new products and technologies or increased sales and growth of our customer base, or (3) that we will realize any anticipated cost savings. The difficulties of combining the operations of acquired businesses have been, and the entry into new business ventures in the future can be expected to be, exacerbated by the necessity of coordinating geographically separated organizations. The process of integrating operations has to a degree caused, and may in the future cause, an interruption of, or loss of momentum in, the activities of our business and operations, including those of the businesses acquired or new business ventures started. Difficulties encountered in connection with our acquisition of businesses, products, or technologies, and the commencement of new business ventures, could have an adverse effect on our business, results of operations, and financial condition. There can be no assurance that integration of businesses, products, or technologies previously acquired, or business ventures entered into in the future, will be accomplished without having an adverse impact on our business, results of operations and financial condition or that we will realize the benefits or strategic objectives expected from those businesses and business ventures.

           WE MAY HAVE DIFFICULTY MANAGING OUR GROWTH.

           The growth in the size and complexity of our business and the expansion of our product lines and our customer base have placed and are expected to continue to place a significant strain on all aspects of our business. In particular, our emphasis on selling to large institutions has placed significant additional demands on our installation and implementation operations. Our growing installed base also has placed additional demands on our customer support operation. Our intention to actively pursue opportunities in electronic commerce will provide additional challenges to many aspects of our operations. Our future operating results will depend on our ability to expand our support operations and infrastructure commensurate with our expanding base of installed products and on our ability to attract, hire, and retain skilled personnel. There can be no assurance that our personnel, systems, procedures, and controls will be adequate to support our operations. Any failure to implement and improve our operational, financial, and management systems or to expand, train, motivate, or manage personnel could have a material adverse effect on our business, operating results, and financial condition. There can be no assurance that we will be able to effectively manage any future growth. Our failure to do so would have a material adverse effect on our business, operating results, and financial condition. If the anticipated growth fails to materialize, then our operating results could be adversely affected.

           WE DEPEND ON KEY EMPLOYEES AND CONTRACT ENGINEERS.

           Our future success will depend to a significant extent upon the contributions of our executive officers and key sales, engineering, marketing and technical personnel, including independent contractors used by us primarily in product development. We do not have "key person" life insurance on any of our employees. The loss of the services of one or more of our key personnel could have a material adverse effect on our business, operating results, and financial condition. We also believe our future success will depend in large part upon our ability to attract and retain additional highly skilled personnel, particularly sales personnel, systems integrators, and software engineers. Because of the sophistication of our products and the technology environments in which we operate, our sales, engineering, and other personnel generally require advanced technical knowledge and sufficient training to perform competently. Competition for such personnel, particularly qualified software development engineers, is very intense and we have, at times, experienced difficulty in locating personnel with the requisite level of expertise and experience. There can be no assurance that we will be successful in retaining the personnel we require in the future.

           OUR SUCCESS WILL DEPEND ON OUR ABILITY TO DEVELOP AND SUCCESSFULLY INTRODUCE NEW PRODUCTS AND PRODUCT ENHANCEMENTS.

           Our future success will depend upon our ability, on a timely basis, to develop or acquire and successfully introduce new products and to maintain and enhance our current products to meet customers' expanding needs. In addition, we must (1) identify emerging trends and technological changes in our target markets, (2) develop and maintain competitive products, (3) enhance our products by adding innovative features that differentiate our products from our competitors' products, and (4) develop and bring products to market quickly at cost-effective prices. In particular, we believe our software-based products must respond quickly to users' needs for broad functionality and multi-platform support and to advances in hardware and operating systems. As a result of these requirements, we will need to make substantial investments in design and product development. Any failure to anticipate or respond adequately to technological and regulatory developments and customer requirements, or any significant delays in product development or introductions, could result in a loss of competitiveness and could materially adversely affect our business, operating results, and financial condition. There can be no assurance that we will be successful in developing and marketing new products or product enhancements that respond to technological or regulatory changes, evolving standards, or changing customer requirements.

           In the past, we have experienced delays in the introduction of new products and product enhancements, including the Windows version of our Deposit Pro and Laser Pro products, and in the achievement of market acceptance for certain of our products. There can be no assurance that we will successfully complete on a timely basis products currently under development or that current or future products will achieve market acceptance. If we are not successful in developing new products and providing product enhancements in a timely manner, including those that incorporate regulatory changes into our products, it could have a material adverse impact on our business, operating results, and financial condition. The pressures to get products to market are likely to increase as we move into the electronic commerce market. These pressures could result in an increase in the number of errors in our products which would require significant time and effort to correct.

           In addition, the introduction or announcement of products embodying new technologies, changes in industry standards, applicable regulations, or customer requirements, either by us or by one or more of our competitors, could render our existing products obsolete or unmarketable. There also can be no assurance that the introduction or announcement of new product offerings by us or one or more of our competitors will not cause customers to defer purchases of existing products. Such deferment of purchases could have a material adverse effect on our business, operating results, and financial condition.

           THE SALES AND IMPLEMENTATION OF OUR PRODUCTS OFTEN INVOLVE A SUBSTANTIAL LENGTH OF TIME AND THE EXPENDITURE OF SIGNIFICANT RESOURCES.

           The license of our software products generally requires that we educate prospective customers regarding the use and benefits of our products. In addition, the implementation of our products involves a significant commitment of resources by prospective customers and can be associated with substantial changes in workflow, processing, or the configuration of hardware and other software. Our product license and other fees are typically only a portion of the customer's related hardware, software, development, training and integration costs in implementing a system containing our products. The license of our software products can often require a board- level or executive decision by prospective customers. For these and other reasons, the period between initial indications of interest by a customer in our product and the ultimate sale and implementation of our product to the customer can often be lengthy (often ranging from three months to in excess of one year) and is subject to a number of significant delays over which we have little or no control. Our actual receipt of revenues from these projects can be even more protracted. Increases in the size and complexity of our license transactions and delays in our customers' implementation or upgrade of the necessary computing environments could lengthen our sales and implementation cycle.

           THE MARKET FOR OUR PRODUCTS IS HIGHLY COMPETITIVE.

           The market for our products is intensely competitive and rapidly changing. A number of companies offer competitive products addressing certain of our target markets, which include lending, retail delivery, connectivity, and host processing products. With respect to our software applications products, our principal competitors include:

      o     Bankers Systems, Inc.
      o     FormAtion Technologies, Inc. (a subsidiary of John H. Harland
            Company).
      o     Interlinq Software Corporation.
      o     Fair Isaac & Company, Inc.
      o     Affinity Technology Group, Inc.
      o     Great Lakes Forms, Inc.
      o     APPRO Systems, Inc.
      o     JetForm Corp.

           With respect to our information management products, our principal competitors include:

      o     Olivetti North America
      o     Broadway & Seymour, Inc.
      o     Early, Cloud & Company
      o Footprint Software, inc. (both subsidiaries of International Business Machines Corporation ("IBM"))
      o     Electronica Data Systems Corporation
      o     Argo & Company
      o     FIserv, Inc.
      o     Edify Corporation
      o     Software Dynamics, Inc.

           With respect to our electronic commerce products, our principal competitors include:

      o     CheckFree Incorporated
      o     Visa Interactive
      o     Edify Corporation
      o     Online Resources & Communications Corporation
      o     GOLDPAC Products
      o     Politzer & Haney

           A number of our prospective and existing customers also have the internal capability to provide alternative solutions to our lending, operations, or electronic delivery products and may, therefore, be viewed as competitors. These alternatives may include internally developed software and hardware solutions or methods of process management that do not involve software solutions. Some of our competitors have significantly greater financial, technical, sales, and marketing resources than us. We believe that the primary competitive factors in this market include product quality, reliability, performance, features and functions, price, vendor and product reputation, financial stability, time to market, ease of use, the interoperability with other applications or systems, and quality of support. Although we believe that we compete favorably in each of these categories, there can be no assurance that competitors will not develop products that are superior to our products or that achieve greater market acceptance. Because of the rapidly evolving nature of the industry, many of our collaborative partners are current or potential competitors. Similarly, a number of our current or potential competitors have established or may establish cooperative relationships among themselves and with third parties that may present additional competition with products offered by us. Our competitors may also be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies, utilize more extensive distribution channels, and bundle competing products.

           WE DERIVE A SIGNIFICANT PORTION OF OUR REVENUE FROM A LIMITED NUMBER OF PRODUCTS.

           A significant portion of our revenue is derived from a limited number of products. Revenue from our Laser Pro and Deposit Pro products represented approximately 52 percent of our total revenue for the year ended December 31, 1998. Although we believe that these products will continue to represent a significant percentage of our revenue for the near term, an important part of our business strategy depends upon our ability to continue to develop and market our other products. This percentage also is likely to decrease as we add products from our recent acquisitions to our product lines. However, there is no assurance that we will realize the same revenue levels that these products produced for their former owners. A decline in demand or prices for our Laser Pro or Deposit Pro products, whether as a result of new product introductions by our competitors, price competition, technological change, or failure of our products to address customer requirements, could have a material adverse effect on our business, results of operations, and financial condition. The failure of the financial services industry in general to adopt new or modified technologies to improve and simplify business processes (in particular, the products developed by us), or our failure to support this industry transition with products that effectively address customer requirements, would have a material adverse effect on our business, results of operations, and financial condition.

         WE DERIVE SUBSTANTIALLY ALL OF OUR REVENUE FROM FINANCIAL INSTITUTIONS.

           We derive substantially all of our revenue from licenses and services to banks, credit unions, thrifts, and other financial institutions. Our future growth depends on increased sales to the financial services industry. The success of our customers is intrinsically linked to economic conditions in the financial services industry, which in turn are subject to intense competitive pressures and are affected by overall economic conditions. We also believe that the license of our products is relatively discretionary and often requires a significant commitment of capital if accomplished by large-scale hardware purchases or commitments. As a result, although we believe that our products can be of substantial assistance to financial institutions in a competitive environment, instability or downturns in the financial services environment could disproportionately affect the demand for our products and services, which may cause existing or potential customers to exit the industry or delay, cancel, or reduce any planned expenditures for technology solutions, including those offered by us. The financial services industry is currently experiencing consolidation that may affect demand for our products. The financial services industry is highly regulated and changes in regulations affecting the financial services industry or our products could have a significant effect on us. These and other factors adversely affecting the financial services industry and its purchasing capabilities could have a material adverse effect on our business, results of operations, and financial condition.

           OUR CUSTOMERS MAY DELAY OR DEFER PURCHASES OF OUR PRODUCTS UNTIL AFTER 1999 IN RESPONSE TO YEAR 2000 CONCERNS.

           Our customers are regulated financial institutions located in the United States, including banks, credit unions, and thrifts. These financial institutions are experiencing enhanced regulatory oversight with respect to their preparedness for the year 2000. In response to pressure from regulators or concerns about integration of new products into their existing systems, our customers may delay or defer purchases of our products until after March 2000.

           OUR BUSINESS INVOLVES RISKS RELATED TO WARRANTY AND PRODUCT LIABILITY CLAIMS.

           Our software products are highly complex and sophisticated and could, from time to time, contain design defects or software errors that could be difficult to detect and correct or that we discover only after a customer has installed and used a product. In addition, implementation of our products may involve a significant amount of customer-specific customization and may involve integration with systems developed by third parties. Although our business has not been materially adversely affected by any such errors to date, there can be no assurances that significant errors will not be found in our products in the future. Such errors could give rise to warranty or other liability claims against us, cause delays in product introduction and shipments, require design modifications, result in loss of or delay in market acceptance of our products or loss of existing customers, any of which could adversely affect our business, results of operations, and financial condition.

           Our products enable our customers to comply with a variety of complex and changing federal and state laws and regulations. Should documentation generated by our products result in a customer's violation of such requirements due to a product defect, the customer, or possibly the governmental authority whose requirements were not met, could claim that we are responsible. We provide a compliance warranty on certain of our products that limits our liability to $1,000,000 per customer per year and further limits our liability for all of our customers to an aggregate of $2,500,000 per year per occurrence of a common defect. There can be no assurance that these contract limits would be enforceable, or that claims would be covered by or would not exceed the limits of our insurance policy. Further, there can be no assurance that this policy will be renewed or will remain priced within our capacity to pay the premiums. If our contract limits are found to be unenforceable or our insurance policy does not adequately cover claims, then our results of operations may be materially and adversely affected. In addition, there can be no assurance that we will be able to correct claimed or actual product defects in a timely manner or at all.

          PROTECTION OF OUR PROPRIETARY TECHNOLOGY IS LIMITED AND MAY BE COSTLY.

           Our success and ability to compete depends in part upon our proprietary technology, including our software. We rely primarily on a combination of copyright, trade secret, and trademark laws, confidentiality procedures, and contractual provisions to protect our proprietary rights. We also believe that factors such as know-how concerning the financial services industry and the kinds of software products that we license as well as the technological and creative skills of our personnel, new product developments, frequent product enhancements, name recognition, and reliable product service are essential for us in establishing and maintaining a technology leadership position. We may from time to time seek patent protection for innovations related to certain of our software products, although we have not generally sought patent protections for our software. There has been an increase in the number of patents related to software that have been issued or applied for in the United States and, accordingly, the risk of patent infringement for software companies can be expected to increase. There can be no assurance that others will not develop technologies that are similar or superior to our technology. We have, with a small number of customers, provided limited access and restricted rights to the source code of certain products. Despite our efforts to protect our proprietary rights, other parties may attempt to reverse engineer, copy, or otherwise engage in unauthorized use of our proprietary information. There can be no assurance that such unauthorized use will not occur. Monitoring unauthorized use of our proprietary information is difficult. We are unable to determine the extent to which piracy of our software products exists; in any event, software piracy could occur. If we license software products in foreign countries (which we have done only on a limited basis to date), then we may experience greater risks of software piracy because the laws of certain foreign countries do not provide meaningful protection against piracy of software. There can be no assurance that our means of protecting our proprietary rights will be adequate.

           Certain technology or proprietary information incorporated in our products is licensed from third parties, generally on a non-exclusive basis. The termination of any such licenses, or the failure of the third-party licensors to adequately maintain or update their products, could result in delay in our ability to ship certain of our products while we seek to locate alternative technology. Any required replacement licenses could prove costly. While it may be necessary or desirable in the future to obtain rights to third party technology, there can be no assurance that we will be able to do so on commercially reasonable terms or at all.

           In the future, we may receive notices claiming that we are infringing the proprietary rights of third parties. There can be no assurance that we will not become the subject of infringement claims or legal proceedings by third parties with respect to current or future products, services, or technologies. We expect that software product developers will increasingly be subject to infringement claims as the number of products and competition in our industry grows and the functionality and scope of products overlaps. Furthermore, there can be no assurance that employees or third parties have not improperly disclosed confidential or proprietary information to us. Any such claims, with or without merit, could be time consuming and expensive to defend, divert management's attention and resources, cause product and shipment delays, or require us to pay money damages or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all. In the event of a successful claim of product infringement against us and failure of us or our licensors to license the infringing or similar technology on reasonable terms, our business, results of operations, and financial condition could be adversely affected. In addition, we may initiate claims against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claim could be time consuming, result in costly litigation, and have a material adverse effect on our business, results of operations, and financial condition.

         ANTI-TAKEOVER CONSIDERATIONS COULD MAKE AN ACQUISITION BY A THIRD PARTY DIFFICULT AND REDUCE A SHAREHOLDER'S CHANCES OF OBTAINING A PREMIUM FROM THE SALE OF THE SHAREHOLDER'S SHARES IN A CHANGE OF CONTROL.

           Certain provisions of our Amended and Restated Articles of Incorporation (the "Articles"), including the classified Board of Directors currently in effect, could delay the removal of incumbent directors and could make more difficult a merger, tender offer, or proxy contest involving us, even if such event would be beneficial to the interests of the shareholders. In addition, we have 5,000,000 shares of authorized Series Preferred Stock. We may issue shares of such Series Preferred Stock in the future without further shareholder approval and upon such terms and conditions, having such rights, privileges, and preferences, as the Board of Directors may determine. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any Series Preferred Stock that may be issued in the future. The issuance of Series Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. The Articles also provide that certain business combinations must be approved by holders of at least 75 percent of the outstanding shares of common stock.

         SALES OF PRIVATELY HELD SHARES COULD NEGATIVELY AFFECT OUR STOCK PRICE.

           Future sales of a substantial number of restricted shares of common stock in the public market, or the issuance of shares of common stock, upon the exercise of options or otherwise, could affect adversely the market price of our common stock. Upon completion of this offering and based upon the number of shares outstanding as of October 15, 1999, we will have an aggregate of 6,376,847 shares of common stock outstanding, assuming no exercise of outstanding options we issued to our officers, directors, and employees. Substantially all of such shares will be freely saleable without restriction or further registration under the Securities Act of 1933, except that 518,286 shares of common stock held by affiliates are "restricted securities" as that term is defined in Rule 144 under the Securities Act ("Restricted Shares"). Restricted Shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144, 144(k), or 701 promulgated under the Securities Act. In addition, we have filed registration statements under the Securities Act registering shares of common stock issued and issuable upon exercise of options granted pursuant to our stock option plans, stock option agreements, and employee stock purchase plan. As of October 15, 1999, we have reserved 1,839,091 shares of common stock for issuance pursuant to our stock option plans, stock option agreements, and employee stock purchase plan. Of this amount, 1,374,801 shares were subject to outstanding options, 765,818 of which were subject to options that were exercisable as of October 15, 1999.

           OUR STOCK PRICE MAY BE ADVERSELY AFFECTED BY MARKET VOLATILITY.

           On November 12, 1999, the last reported sales price for our common stock on the Nasdaq National Market, was $7.625 per share. There can be no assurance that the trading price of our common stock will not decline below the recent trading prices. Future announcements concerning us or our competitors, technological innovations, new product introductions, government regulations, market conditions in our industries, or changes in earnings estimates by analysts may cause the trading price of the common stock to fluctuate substantially.

           The trading price of our common stock on the Nasdaq National Market has been and may continue to be subject to wide fluctuations in response to our financial performance, market conditions in the software industry, new product introductions by us or by our competitors or planned capital raising activities, as well as factors that may have no relevance to us or our markets including general economic, political and market conditions, such as recessions. In addition, historical trading volumes of our common stock on the Nasdaq National Market have been consistently low, which we believe has amplified, and will continue to amplify, the volatility in the trading prices of our common stock.

           WE DO NOT PLAN TO PAY DIVIDENDS AND DIVIDEND PAYMENTS ARE RESTRICTED.

           We do not intend to pay cash dividends in the foreseeable future. We cannot pay cash dividends without the consent of our lenders.

           THE EXERCISE OF OUTSTANDING OPTIONS WILL RESULT IN FURTHER DILUTION.

           If holders of outstanding options to purchase our common stock exercise those options, then there will be further dilution. In connection with future capital-raising activities or the acquisition of products, technologies, or businesses, we may issue additional equity or convertible debt securities. Future issuances of additional equity or convertible debt securities could result in additional dilution to our shareholders.

                                 USE OF PROCEEDS

           This prospectus relates to the shares of common stock that the selling security holders may offer from time to time. We will not receive any of the proceeds from the sale of the common stock the selling security holders may offer.

           However, we will receive cash proceeds to the extent that the selling security holders who hold Options or Warrants exercise them. If they exercise all of the Options and Warrants, then we will receive $7,163,053. Each Option and Warrant contains "cashless exercise" rights. If the holders of the Options and Warrants exercise these rights, we will not receive any cash but will be required to issue substantially fewer shares of common stock. We will use these proceeds for general corporate purposes, including for working capital. If all of the selling security holders who hold Notes convert their Notes into common stock, then the conversion of the Notes will discharge in full the indebtedness that we owe to them. As of October 15, 1999, we owe the holders of the Notes a total of $5,648,667. If the holders of the Notes hold them for at least three years, we will owe them a total of $7,437,535.

                           PRICE RANGE OF COMMON STOCK

           Our common stock trades publicly on the Nasdaq National Market under the trading symbol CCTX. The table below sets forth the high and low sales prices for our common stock for the periods indicated as reported by the Nasdaq National Market.

                                                High          Low

                1997
                    First Quarter               $20.88        $14.00
                    Second Quarter              $20.25        $14.25
                    Third Quarter               $18.75        $13.50
                    Fourth Quarter              $16.50        $10.00
                1998
                    First Quarter               $16.69        $12.25
                    Second Quarter              $17.88        $14.50
                    Third Quarter               $16.38        $ 9.38
                    Fourth Quarter              $13.13        $10.00
                1999
                    First Quarter               $13.69        $11.00
                    Second Quarter              $18.00        $ 9.25
                    Third Quarter               $13.38        $ 9.69

           On November 12, 1999, the last reported sales price reported on the Nasdaq National Market for the common stock was $7.625 per share. On the same date, there were approximately 295 holders of record of the common stock.

                                                  DIVIDEND POLICY

           We have not declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings to finance the growth and development of our business and, therefore, do not currently anticipate paying any cash dividends on our common stock in the foreseeable future.

                                 CAPITALIZATION

           The following table sets forth the capitalization of Concentrex as of September 30, 1999, as adjusted to give effect to the receipt by Concentrex of the estimated net proceeds from the exercise of the Options and the Warrants and the conversion of the Notes into common stock. This table should be read in conjunction with Concentrex's Consolidated Financial Statements and Notes thereto appearing elsewhere in this prospectus.



                                                                                         September 30, 1999
                                                                                     --------------------------
                                                                                       Actual       As Adjusted
                                                                                     -----------    -----------
                                                                                            (in thousands)
      Current portion of long-term debt and other current liabilities                $  2,834       $    2,834
      Long-term liabilities and debt, less current portion                             63,902           63,902
      Convertible Subordinated Notes                                                    5,619               --
      Mandatory Redeemable Class A Preferred Stock                                        731              731

      Shareholders' equity
          Series Preferred Stock 5,000,000 shares authorized, none issued
           and outstanding                                                                 --               --
           Common stock, no par value; 10,000,000 shares authorized, 5,217,491 shares issued and outstanding actual; and 6,229,523 shares issued
                and outstanding as adjusted(1)                                         25,087           37,744
           Retained earnings                                                            1,726            1,726
                                                                                     -----------    -----------
      Total shareholders' equity                                                       26,813           39,470
                                                                                     -----------    -----------
           Total capitalization                                                      $ 99,899       $  106,937
                                                                                     ===========    ===========

      (1)Excludes 1,374,801 shares of common stock issuable pursuant to exercise of stock options outstanding at September 30, 1999, at a weighted average exercise price of $11.34 per share, 765,495 of which were exercisable as of September 30, 1999.



                             SELECTED FINANCIAL DATA

           The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes thereto included elsewhere in this prospectus. The selected financial data concerning Concentrex set forth below are as of and for each of its most recent five years ended December 31, 1998, as of and for the nine months ended September 30, 1999, for the nine months ended September 30, 1998 and include pro forma information for the year ended December 31, 1998 and the nine months ended September 30, 1999. The selected financial data for each of the three years in the period ended December 31, 1998, have been derived from Concentrex's consolidated financial statements for such periods, which were audited by Arthur Andersen, LLP as indicated in their report included elsewhere in this prospectus. The selected financial data for the years ended December 31, 1994 and 1995 have been derived from audited financial statements not included in this prospectus. The selected financial data as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998 have been derived from Concentrex's unaudited financial statements included elsewhere in this prospectus and which, in the opinion of management, include all significant, normal, and recurring adjustments necessary for a fair presentation of the financial positions and results of operations for such unaudited periods. The unaudited pro forma statement of operations data for the year ended December 31, 1998 and for the nine months ended September 30, 1999 give effect to the acquisitions of MECA Software, L.L.C. and ULTRADATA Corporation as if these transactions had occurred on January 1, 1998.



                                             Nine Months Ended
                                               September 30,                       Year Ended December 31
                                         --------------------------- -------------------------------------------------------
                                         Pro Forma                   Pro Forma
                                           1999     1999(1)   1998    1998(1)   1998(2)     1997   1996(3)  1995(4)   1994
                                         ---------  -------  ------- ---------  --------   ------- -------- -------  -------
                                                                  (in thousands, except for per share data)
Consolidated Statement of Operations Data
      Revenue(5)
      Application software products      $  58,158  $58,158  $54,335 $  75,667  $ 75,667   $64,516 $52,936  $32,242  $29,195
      Information management products       21,105    5,551       --    30,359        --        --      --       --       --
      e-Commerce products                   12,686    8,678    3,959    17,129     5,822     4,991   4,113    1,869      361
      Ancillary products                    10,099    5,058    2,945    16,483     4,141     3,142   2,898    2,665    3,060
                                         ---------  -------  ------- ---------  --------   ------- -------- -------  -------
           Total Revenue                   102,048   77,445   61,239   139,637    85,630    72,649  59,947   36,776   32,616
      Cost of revenue                       40,708   29,569   21,688    53,218    29,423    27,041  20,844   11,672    9,646
                                         ---------  -------  ------- ---------  --------   ------- -------- -------  -------
      Gross profit                          61,340   47,876   39,551    86,419    56,207    45,608  39,103   25,104   22,970
      Operating expenses                    62,788   44,123   32,841    84,364    45,357    36,780  29,810   20,552   17,859
      Acquired in-process research and
      development and other charges         10,521   10,521       --     2,661     2,661        --   8,030    4,549       --
                                         ---------  -------  ------- ---------  --------   ------- -------- -------  -------

      Income (loss) from operations        (11,969)  (6,768)   6,710      (606)    8,189     8,828   1,263        3    5,111
      Net income (loss)                    (17,402)  (9,148)   3,592    (9,874)    3,960     4,680     114      323    3,514
      Preferred Stock dividend                  69       69       72        95        95        95      97       97       97
                                         ---------  -------  ------- ---------  --------   ------- -------- -------  -------
      Net income (loss) applicable to
      common shareholders                $ (17,471) $(9,217) $ 3,520 $  (9,969) $  3,865   $ 4,585 $    17  $   226  $ 3,417
                                         =========  =======  ======= =========  ========   ======= ======== =======  =======
      Diluted net income(loss) per share $   (3.41) $ (1.81) $  0.68 $   (1.97) $   0.75   $  0.90 $    --  $  0.05  $  0.71
                                         =========  =======  ======= =========  ========   ======= ======== =======  =======
      Shares used in diluted per share
      calculations                           5,152    5,102    5,179     5,062     5,167     5,124    5,112   4,877    4,806
      Basic net income(loss) per share   $   (3.41) $ (1.81) $  0.70 $   (1.97) $   0.77   $  0.93 $     -- $  0.05  $  0.87
                                         =========  =======  ======= =========  ========   ======= ======== =======  =======
      Shares used in basic per share
      calculations                           5,127    5,102    5,005     5,062     5,012     4,919    4,763   4,369    3,922



                                                September 30, 1999
                                                ------------------
Consolidated Balance Sheet Data
      Cash, cash equivalents, restricted cash,
        and short-term investments              $  1,071                        $ 3,795    $    20 $     -- $ 7,670  $ 7,958
      Working capital                                965                         16,972      7,187    2,792   8,759   10,336
      Property and equipment, net                  8,000                          4,534      5,211    4,805   2,968    2,579
      Total assets                               138,539                         56,781     57,542   46,845  36,587   27,487
      Short-term debt                              8,230                            261      5,605    2,896   3,915       --
      Long-term debt, less current portion        63,902                          5,693      2,232    2,810     423       --
      Convertible subordinated notes               5,619                             --         --       --      --       --
      Mandatory Redeemable Class A Preferred
        Stock                                        731                            738        746      754     761      764
      Shareholders' equity                        26,813                         30,632     25,943   20,238  18,169   16,591



     1Results for the nine months ended September 30, 1999, include pretax charges totaling $10.5 million for the value of in-process research and development efforts at the date of acquisition pertaining to the acquisitions of ULTRADATA Corporation in August 1999 ($5.2 million) and MECA Software, L.L.C. in May 1999 ($3.8 million), other expenses for name change and certain costs related to acquisitions required to be expensed ($0.6 million) and settlement of an arbitration proceeding ($0.9 million). Excluding the impact of the $10.5 million charge, net income and diluted net income per share would have been $0.7 million and $0.13, respectively. The results of operations for the nine months ended September 30, 1999 include the results of the operations of ULTRADATA Corporation, MECA Software L.L.C. and Modern Computer Systems, Inc. since the dates of acquisitions in August, May and January 1999, respectively. See notes to the unaudited consolidated financial statements.

2Results for the year ended December 31, 1998, include pretax charges totaling $3.0 million for the value of in-process research and development efforts at the date of acquisition pertaining to the acquisition of the assets of Mortgage Dynamics, Inc. in October 1998 ($1.0 million), the remaining write off of the goodwill and associated severance charges related to fisCAL products ($0.9 million), the present value of net future lease payments due with respect to certain office space in Atlanta that Concentrex ceased using ($0.8 million), and write off of the initial investment of Concentrex in a joint venture ($0.3 million). Excluding the impact of these charges, net income and net income per share (diluted) would have been $5.7 million and $1.11, respectively. See Notes 1, 2 and 7 of Notes to Consolidated Financial Statements.

3Results for the year ended December 31, 1996, include a pretax charge of $8.0 million for the value of in-process research and development efforts at the date of acquisition pertaining to five companies acquired in April 1996. Excluding the impact of the acquired in-process research and development charges, net income and net income per share (diluted) would have been $5.2 million and $1.02, respectively. The results of operations for the year ended December 31, 1996, include the results of these companies' operations since the date of acquisition in April 1996. See Note 2 of Notes to Consolidated Financial Statements.

4 Results for the year ended December 31, 1995, include a pretax charge of $4.5 million. The charge consists of $3.7 million for the value of Culverin Corporation's (Culverin) in-process research and development efforts at the date of acquisition and $0.8 million for restructuring. Excluding the impact of the acquired in-process research and development and restructuring charges, net income and net income per share (diluted) would have been $3.1 million and $0.64, respectively. The year ended December 31, 1995, statement of income includes the results of Culverin's operations since the date of acquisition in November 1995. See Note 2 of Notes to Consolidated Financial Statements.

      5 During the quarter ended September 30, 1999, Concentrex reorganized itself into four operating product lines: Application Software, Information Management, e-Commerce and Ancillary Products. Accordingly, Concentrex has reclassified its revenue data for all periods included above to reflect these new operating product lines. Total revenue did not change as a result of this reclassification.


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

           The consolidated financial statements and notes should be read in conjunction with the following discussion. This discussion contains certain forward-looking statements that involve risks and uncertainties, such as statements of Concentrex's plans, objectives, expectations and intentions. The cautionary statements made in this discussion should be read as being applicable to all related forward-looking statements wherever they appear in this document. Concentrex's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include those discussed elsewhere in this document, as well as in Concentrex's other filings with the Securities and Exchange Commission.

                      NINE MONTHS ENDED SEPTEMBER 30, 1999,
              COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1998

      Concentrex completed three acquisitions during the nine months ended September 30, 1999. Concentrex acquired Modern Computer Systems, Inc. (MCS) as of January 1, 1999, MECA Software, L.L.C. (MECA) as of May 17, 1999 and ULTRADATA Corporation (ULTRADATA) as of August 13, 1999. All three acquisitions were accounted for as purchases and have been reflected in the results of operations for the nine months ended September 30, 1999 since their respective acquisition dates.

Revenue

           Total revenue increased $16.2 million, or 26.5%, to $77.4 million for the nine months ended September 30, 1999 compared to $61.2 million in the comparable period in 1998.

           Concentrex has increased the percentage of its service and support revenue. Concentrex believes that service and support revenue is more predictable and recurring than is software license revenue. Service and support revenue accounted for 44.5% and 38.1% of Concentrex's total revenue in the nine months ended September 30, 1999 and 1998, respectively.

           During the third quarter ended September 30, 1999, Concentrex reorganized itself into four product lines: Application Software, Information Management, e-Commerce and Ancillary Products. Accordingly, Concentrex has reclassified its operating revenue data for all periods included herein to reflect the new product lines. Total revenue did not change as a result of this reclassification.

                                              Revenue By Product Line
                                                  (in $millions)

                                              Nine Months Ended Sept. 30,
                                                   1999          1998
Application Software
      Software License Revenue                    $34.9          $33.8
      Service and Support Revenue                  23.2           20.5
                                                   ----           ----
                                                   58.1           54.3



Information Management
      Software License Revenue                      1.6             --
      Service and Support Revenue                   4.0             --
                                                   ----           ----
                                                    5.6             --

e-Commerce
      Software License Revenue                      1.4            1.1
      Service and Support Revenue                   7.2            2.9
                                                   ----           ----
                                                    8.6            4.0

Ancillary Products                                  5.1            2.9
                                                   ----           ----

Total Revenue                                     $77.4          $61.2
                                                   ====           ====

           Application Software Product Line. The Application Software product line includes the lending, branch automation and connectivity software products and support services previously provided by CFI ProServices, Inc.

           Total revenue in the Application Software product line increased $3.8 million, or 7.0%, to $58.1 million in the nine months ended September 30, 1999 from $54.3 million in the nine months ended September 30, 1998. Application Software license revenue increased $1.1 million, or 3.3%, to $34.9 million in the nine months ended September 30, 1999 from $33.8 million in the nine months ended September 30, 1998. The increase was primarily due to higher revenues from Concentrex's mortgage origination products, offset in part by lower branch automation license revenue. Service and support revenue in the Application Software product line increased $2.7 million, or 13.2%, to $23.2 million in the nine months ended September 30, 1999 from $20.5 million in the nine months ended September 30, 1998. The increase is primarily due to higher maintenance revenue from a larger base of installed products. Service and support revenue consists primarily of recurring software support charges and revenue from training customers in the use of Concentrex's products. Substantially all of Concentrex's software customers subscribe to its support services, which provide for the payment of annual or quarterly maintenance fees.

           Information Management Product Line. The Information Management product line includes the core ("host") processing products acquired by Concentrex from ULTRADATA in August 1999 and from MCS in January 1999.
Concentrex had no Information Management revenue in the nine months ended September 30, 1998. Revenue for the nine months ended September 30, 1999 consists of revenue from ULTRADATA and MCS since their acquisition dates.

           Total revenue in the Information Management product line was $5.6 million in the nine months ended September 30, 1999. License fee revenue was $1.6 million in the nine months ended September 30, 1999. Service and support revenue was $4.0 million in the nine months ended September 30, 1999.

     e-Commerce Product Line. The e-Commerce product line includes the home banking and bill payment products previously sold by CFI ProServices, Inc. and the professional services and technical support services acquired from MECA in May 1999.

           Total revenue in the e-Commerce operating segment increased $4.6 million, or 119%, to $8.6 million in the nine months ended September 30, 1999 from $4.0 million in the nine months ended September 30, 1998. e-Commerce license revenue increased $0.3 million, or 28.9%, to $1.4 million in the nine months ended September 30, 1999 from $1.1 million in the nine months ended September 30, 1998. Service and support revenue in the e- Commerce product line increased $4.3 million, or 154%, to $7.2 million in the nine months ended September 30, 1999 from $2.9 million in the nine months ended September 30, 1998. The increase was primarily due to the acquisition of MECA's technical support operations in May 1999 whose revenues are included since the acquisition, and to a 96.6% increase in revenue from Concentrex's on-line bill payment services.

           Ancillary Products Product Line. The Ancillary Products product line includes preprinted forms, font cartridges and modems previously sold by CFI ProServices, Inc., license revenue from a personal financial management software product acquired from MECA in May 1999 and fulfillment services acquired from MECA. Concentrex anticipates that revenue from MECA's legacy personal financial management software product will decline in future periods because it is no longer being actively marketed. Total revenue in the Ancillary Products product line increased $2.2 million, or 71.7% to $5.1 million in the nine months ended September 30, 1999 from $2.9 million in the nine months ended September 30, 1998. The increases were primarily due to the acquisition of MECA's operations in May 1999.

Cost of Revenue

           Cost of revenue primarily consists of amortization of software development costs, royalty payments, compliance warranty insurance premiums, software production costs, costs of product support, training and implementation, costs of software customization, materials costs for forms and supplies and bill payment processing costs.

           Cost of revenue increased $7.8 million, or 36.3%, to $29.6 million for the nine months ended September 30, 1999, respectively, compared to $21.7 million in the same period in 1998. The increase is primarily attributable to the acquisitions of ULTRADATA and MECA in 1999. The increase is also attributable to higher amortization of software development costs and to additional personnel required to support the increased installed base of customers, higher implementation costs associated with the increased number of large financial institution projects, and increased royalties and materials costs associated with increased revenues. As the breadth of Concentrex's product offerings has expanded, the complexity and cost of providing high quality customer service and support has increased.

           Amortization of software development costs increased $0.9 million, to $2.7 million, for the first nine months of 1999 from $1.9 million for the comparable period in 1998. Concentrex capitalized no software development costs in the nine months ended September 30, 1999 as compared to $1.1 million for the comparable period in 1998. Capitalized software development costs net of accumulated amortization were $6.0 million at September 30, 1999.

           As a result of Concentrex's acquisitions, costs resulting from royalty payments are expected to increase in future periods. Concentrex is obligated to pay royalties ranging from 3% to 18% of revenue related to certain products acquired in various acquisitions since June 1994. In addition, Concentrex is obligated to pay MicroBilt Corporation a fixed amount per OnLine Branch Automation customer converted to Concentrex's products. The royalty obligations generally extend three to five years from the acquisition date.

           Gross margin was 61.8% for the nine months ended September 30, 1999 compared to 64.6% in the same period in 1998. Operating margin declined to (8.9%) for the nine months ended September 30, 1999 compared to 11.0% in 1998. The decreases in operating margin are primarily due to the in-process research and development and other acquisition-related charges incurred during the second and third quarters of 1999 in connection with the MECA and ULTRADATA acquisition. Concentrex also recorded a $0.9 million charge in the nine months ended September 30, 1999 with respect to an arbitration award relating to a customer dispute. Operating margins, excluding these charges, would have been 4.9% in the nine months ended September 30, 1999.

Operating Expenses

     Sales  and  Marketing.  Sales and  marketing  expenses  decreased  to $13.5 million, or 17.4% of revenue, for the nine months ended September 30, 1999 compared to $14.1 million, or 23.0% of revenue, for the nine months ended September 30, 1998. The percentage decreases resulted primarily from the ULTRADATA acquisition in August 1999 and the MECA acquisition in May 1999, which contributed revenue without commensurate sales and marketing costs.

           Product Development. Product development expenses include costs of maintaining and enhancing existing products and developing new products. Product development expenses were $17.0 million, or 22.0% of revenue, for the nine months ended September 30, 1999 compared to $10.5 million, or 17.1% of revenue, for the nine months ended September 30, 1998. The increases in dollar amount and percentage of revenue were principally the result of increased staffing in the development areas of Concentrex due to the MECA and ULTRADATA acquisitions.

           Concentrex believes that the current development cycle for its compliance-related products in the Application Software product line, which typically have relatively long lives, was completed in the second quarter of 1998 and, accordingly, there should be a significant reduction in the capitalization of software development costs in future periods. Concentrex will continue to commit significant resources to product development efforts. Concentrex anticipates that with the completion of the current development cycle of its compliance-related products, and the consequent reduction in capitalization of costs, product development costs will have a material adverse effect in future periods on operating margin and net income.

           General and Administrative. General and administrative costs were $12.1 million, or 15.6% of revenue, for the first nine months of 1999 compared to $7.4 million, or 12.1% of revenue for the same period in 1998. The increases in dollar amount and in percentages are principally due to the MECA and ULTRADATA acquisitions.

           Amortization of Goodwill. Amortization of goodwill was $1.5 million for the nine months ended September 30, 1999 compared to $0.9 million for the comparable period in 1998. The increase is due principally to the goodwill resulting from the ULTRADATA acquisition.

           Acquired In-Process Research and Development and Other Acquisition-Related Costs. In connection with the acquisition of MECA in May of 1999 and of ULTRADATA in August 1999, Concentrex recorded expense of $3.8 million in the second quarter of 1999 and of $5.2 million in the third quarter of 1999 for in- process research and development efforts in process at the dates of acquisition. The values assigned to the in- process research and development efforts were determined by independent appraisal and represent those efforts in process at the dates of acquisition that had not yet reached the point where technological feasibility had been established and that had no alternative future uses. Accounting rules require these costs be expensed as incurred. Concentrex believes these research and development efforts will result in commercially viable products within the next nine months, at an additional cost of approximately $1.2 million.

           Concentrex also expensed $0.6 million of other costs, primarily accrued bonus costs, in connection with the ULTRADATA acquisition.

Non-Operating Expenses

           Net interest expense was $1.7 million for the nine months ended September 30, 1999 compared to $0.1 million in the comparable 1998 period. The increases in net interest expense are attributable to the debt incurred by Concentrex in connection with the financing of the ULTRADATA and refinancing of the MECA transactions.

Provision For Income Taxes

           The effective tax rate for the nine months ended September 30, 1999 was 9.8% compared to 44% for the same period in 1998. The tax provision for 1999 results from the effects of non-deductible in-process research and development charges incurred in the second and third quarters of 1999, and from the significant increase in the non-deductible amortization of goodwill from the ULTRADATA acquisition.

1998 Compared to 1997 and 1996

           Revenue. Total revenue increased $13.0 million, or 17.9%, to $85.6 million in 1998 from $72.6 million in 1997. Total revenue increased $12.7 million, or 21.2%, in 1997 from $59.9 million in 1996.

           Software license revenue accounted for 57.5%, 55.8% and 56.6% of total revenue, respectively, in 1998, 1997 and 1996. Service and support revenue accounted for 35.4%, 37.8% and 37.3% of total revenue, respectively, in 1998, 1997 and 1996.

                                              Revenue By Product Line
                                                  (in $millions)

                                       1998       1997      1996
                                       ----       ----      ----
Application Software
      License Revenue                  $47.6      $38.3     $31.1
      Service & Support Revenue         28.1       26.2      21.8
                                        ----       ----      ----
                                        75.7       64.5      52.9

Information Management
      License Revenue                     --         --        --
      Service & Support Revenue           --         --        --
                                        ----       ----      ----
                                          --         --        --

e-Commerce
      License Revenue                    1.6        2.2       2.8
      Service & Support Revenue          4.2        2.8       1.3
                                       -----      -----     -----
                                         5.8        5.0       4.1

Ancillary Products                       4.1        3.1       2.9
                                       -----      -----     -----

Total Revenue                          $85.6      $72.6     $59.9
                                        ====       ====      ====

           Application Software Product Line. Total revenue in the Application Software product line increased $11.2 million, or 17.3%, to $75.7 million in 1998 from $64.5 million in 1997.

           Application Software license revenue increased $9.3 million, or 24.3%, to $47.6 million in 1998 from $38.3 million in 1997. The increase was led by Laser Pro lending suite products, mortgage products, connectivity products and Deposit Pro, and was offset in part by declines in Encore! Branch automation revenue. The increase in lending products license revenue resulted primarily from sales of Laser Pro Closing (particularly of Concentrex's Windows-based product), Laser Pro Mortgage and customization. Sales of fisCAL Analyzer and fisCAL Online declined substantially in 1998. Concentrex was not actively marketing the fisCAL products in 1998. Concentrex in the fourth quarter of 1998 accrued related severance costs calculated in accordance with pre-existing employment agreements. See Note 1 of Notes to Consolidated Financial Statements. Concentrex subsequently redesigned the fisCAL products and re-released them for sale in the second quarter of 1999.

           Branch automation revenue declined in 1998 compared to 1997 and in 1997 compared to 1996. Increased revenues in 1998 from Deposit Pro, Encore! Desktop and Flextran were offset by decreased revenue from Encore! Teller, Encore! Platform and OnLine branch automation products. Branch automation revenue for 1997 also included results from Concentrex's RPxpress! remittance processing division, which was sold in September 1997.

           Application Software license revenue increased $7.1 million, or 23.0%, in 1997 from $31.1 million in 1996. The increase was led by lending products and Encore! branch automation products, and was offset in part by a decline in call center product revenue. The increase in lending products license revenue resulted primarily from sales of Laser Pro Closing (particularly of Concentrex's Windows-based product to large banks), Laser Pro Mortgage and Laser Pro Application Manager. The decrease in branch automation revenue resulted from declines in revenues from OnLine branch automation products, Deposit Pro, Encore! Call Center and Pro Active CRA, and was offset in part by increased revenue from Encore! Teller and Encore! Platform.

           The declines in OnLine branch automation revenues in 1998 and 1997 reflect a decreased emphasis on the older DOS-based product and a transition to Concentrex's Windows-based Encore! branch automation products. The decrease in Deposit Pro revenues in 1997 reflects the one-time spike in demand when the Windows version of the product was released in mid-1996. Encore! Call Center revenues were adversely affected in 1997 when the product was substantially rewritten and from the lack of an installed reference site.

           No significant price changes for software products occurred during the periods presented.

           Service and support revenue in the Application Software operating segment increased $1.8 million, or 7.0%, to $28.1 million in 1998 from $26.2 million in 1997. Service and support revenue increased $4.4 million, or 20.3%, in 1997 from $21.8 million in 1996. These increases resulted primarily from increases in the installed base of Concentrex's products, by Concentrex's acquisition of new products and by an increase, effective in the fourth quarter of 1998, in service and support pricing for certain lending products.

           Information Management Product Line. Concentrex had no revenues from the Information Management product line in 1998, 1997 or 1996. All such revenue resulted from the acquisitions of MCS and ULTRADATA in 1999.

           e-Commerce Product Line. Total revenue from the e-Commerce product line increased $0.8 million, or 16.6%, to $5.8 million in 1998 from $4.9 million in 1997. The increase was led by service and support revenues, and was offset in part by lower license revenue.

           License revenue from the e-Commerce product line decreased $0.6 million, or 26.5%, to $1.6 million in 1998 from $2.2 million in 1997. License revenue decreased $0.6 million, or 21.7%, in 1997 from $2.8 million in 1996. Encore! Personal Branch revenues were adversely affected in 1997 as Concentrex transitioned the home banking product from a UNIX to a Windows NT environment.

           Service and support revenue in the e-Commerce product line increased $1.4 million, or 50.5%, to $4.2 million in 1998 from $2.8 million in 1997. Service and support revenue increased $1.5 million, or 113%, in 1997 from $1.3 million in 1996. The increases primarily resulted from an increase in end users of Concentrex's Encore! Personal Branch home banking software and from increased on-line bill payment services revenue.

           Ancillary Products Product Line. Revenue from the Ancillary Products product line increased $1.0 million, or 31.8%, to $4.1 million in 1998 from $3.1 million in 1997. Revenue increased $0.2 million, or 8.5% in 1997 from $2.9 million in 1996. The increases were primarily due to higher sales of font cartridges and modems, offset in part by declines.

Cost of Revenue

           Cost of revenue primarily consists of amortization of internally developed and purchased software, royalty payments, compliance warranty insurance premiums, software production costs, costs of product support, training and implementation, costs of software customization, materials costs for forms and supplies, and bill payment processing costs.

Cost of revenue increased $2.4 million, or 8.9%, to $29.4 million in 1998 compared to 1997. Cost of revenue increased $6.2 million, or 29.8%, to $27.0 million for 1997 compared to $20.8 million in 1996. Of the 1997 increase, $2.6 million resulted from additional amortization of software development costs. The remainder of the increase in 1997 and the increase in 1998 are primarily attributable to higher implementation costs associated with the growing number of large financial institution projects, additional personnel required to support the increased installed base of customers and increased royalties and materials costs associated with increased revenues. As the breadth of Concentrex's product lines have expanded, the complexity and cost of providing high quality customer service and support has increased both in absolute dollars and as a percentage of revenue.

           Software amortization was $2.6 million in 1998, $4.5 million in 1997 and $1.9 million in 1996. During 1998, 1997, and 1996 several software development projects reached commercial feasibility. As a result, Concentrex began to amortize certain product development costs that had been capitalized in prior periods. In addition, Concentrex recorded amortization as a result of software acquired in connection with the Mortgage Dynamics, Inc. acquisition in October 1998 and the 1996 acquisitions. The increase in amortization costs in 1997 also resulted from accelerated amortization for certain products being replaced by new products or which management concluded were no longer technologically viable.

           As a result of acquisitions, costs associated with royalty payments will increase in future periods. Concentrex is obligated to pay royalties ranging from 3 percent to 18 percent of revenue related to certain products acquired in various acquisitions since June 1994. In addition, Concentrex is obligated to pay MicroBilt Corporation a fixed amount per OnLine customer converted to Concentrex's products. The royalty obligations generally extend three to five years from the acquisition date.

           Concentrex's gross margin was 65.6%, 62.8% and 65.2% in 1998, 1997 and 1996, respectively. The increase in 1998 is primarily attributable to lower software amortization than in 1997 and from improved implementation efficiencies. The decline in gross margin from 1996 to 1997 is primarily attributable to three factors: increased software amortization, a shift in product mix to more projects and increased royalty expenses for products acquired through acquisitions. Concentrex expects all three factors to continue in future periods, which may continue to adversely affect gross margin. In particular, software amortization is expected to increase in 1999 compared to 1998.

Operating Expenses

           Sales and Marketing. Sales and marketing expenses increased to $19.2 million, or 22.4% of revenue, in 1998 compared to 1997. Sales and marketing expenses increased to $15.7 million, or 21.6% of revenue, in 1997 compared to $12.7 million, or 21.2 percent of revenue, in 1996. The increases in dollar amount in 1998 and 1997 resulted from increased commissions associated with increased revenues, salary increases, additional personnel and higher advertising costs.

           Product Development. Product development expenses include costs of enhancing existing products and developing new products. Product development expenses were $14.9 million, or 17.4% of revenue, in 1998, $11.5 million, or 15.9% of revenue, in 1997 and $10.6 million, or 17.7% of revenue, in 1996. Increases in dollar amount of product development expenses were largely the result of increased staffing in the development areas of Concentrex, additional costs for integrating acquired products and accelerating development of Concentrex's home banking products.

           Product development expenses in each of 1998, 1997, and 1996 were offset in part by capitalization of software development efforts. Concentrex capitalized $1.0 million of software development costs in 1998, $5.0 million in 1997 and $5.2 million in 1996. Capitalized software development costs, net of accumulated amortization, were $8.3 million as of December 31, 1998, compared to $9.9 million as of December 31, 1997. Concentrex believes that the current development cycle for its compliance-related products, which typically have relatively long lives, was completed in the second quarter of 1998 and, accordingly, there should be a significant reduction in the capitalization of software development costs in future periods. No software development costs were capitalized in the third or fourth quarters of 1998. Concentrex anticipates that its capitalized software development costs existing as of December 31, 1998, will be fully amortized over the next four years.

           Concentrex will continue to commit significant resources to product development efforts. Concentrex anticipates that with the completion of the current development cycle of its compliance-related products, and the consequent reduction in capitalization of costs, product development cost will have a material adverse effect in future periods on operating margin and net income.

           General and Administrative. General and administrative expenses were $10.0 million, or 11.7% of revenue in 1998, $8.3 million, or 11.4% of revenue in 1997, and $5.4 million, or 9.0% of revenue, in 1996. The increases in dollar amounts in 1998 and 1997 are due principally to additional systems and infrastructure costs necessary to accommodate revenue growth. The increase in dollar amount in 1997 was also due to increased bad debt expense. Consolidation of the general and administrative functions of the companies acquired in April 1996 was the principal reason for the relatively low level of these expenses as a percentage of revenue in 1996.

Amortization of Intangibles

           Intangibles include acquisition payments assigned to goodwill, noncompetition agreements and customer lists. These costs are amortized over periods ranging from five to seven years. Amortization of intangibles was $1.2 million, $1.3 million and $1.0 million in 1998, 1997, and 1996, respectively.

Acquired In-Process Research and Development and Other Charges

           In connection with its acquisition of the assets of Mortgage Dynamics, Inc. in October 1998, Concentrex recorded a pretax charge of $1.0 million for research and development efforts in process at the date of the acquisition. In the fourth quarter of 1998, Concentrex also recorded aggregate other pretax charges of $2.0 million consisting of the present value of the remaining liability for certain leased office space Concentrex ceased using, the remaining goodwill associated with the fisCAL credit analysis products and related severance costs, and Concentrex's initial investment in Lori Mae. See Notes 1, 2, and 7 of Notes to Consolidated Financial Statements.

           In connection with its acquisitions of six companies in April 1996, Concentrex recorded pretax charges of $8.0 million in the second quarter of 1996 for research and development efforts in process at the date of acquisition.

           The values assigned to the in-process research and development efforts were determined by independent appraisals and represent those efforts in process at the dates of acquisition that had not reached the point where technological feasibility had been established and that had no alternative future uses. Accounting rules require that these costs be expensed as incurred. At December 31, 1998, Concentrex believes that acquired in-process research and development efforts related to the acquisitions will result in commercially viable products during 1999 at an additional cost of approximately $350,000.

Income from Operations

           Income from operations in 1998 was $8.2 million, or 9.6% of revenue, compared to $8.8 million, or 12.2% of revenue, in 1997 and $1.3 million, or 2.1% of revenue, in 1996. Excluding the impact of the $2.6 million charge in the fourth quarter of 1998 and of the $8.0 million charge in the second quarter of 1996, operating income would have been $10.8 million, or 12.7% of revenue, in 1998 and $9.3 million, or 15.5% of revenue, in 1996.

Non-Operating Income (Expense)

           Non-operating income (expense), which consists primarily of interest income and expense, was a net expense of $0.7 million in 1998 compared to a net expense of $0.3 million in 1997 and net non-operating income of $18,000 in 1996. Non-operating expense in 1998 included a $0.4 million charge representing Concentrex's initial investment in Lori Mae. See Note 1 of Notes to Consolidated Financial Statements. Interest paid on outstanding balances under Concentrex's bank line of credit was the principal cause of the net expense in 1997.

           In September 1997, Concentrex completed the sale of its RPxpress! remittance processing division. On an annual basis, the remittance processing revenues and expenses were both approximately $1.0 million. Concentrex received 10 percent of the sales price in cash with the remainder to be paid in yearly installments with interest at 8.5% per annum over four years. In connection with the sale, Concentrex recorded a non-operating gain of $0.6 million.

           In February 1997 Concentrex's Board of Directors elected not to proceed with a planned follow-on stock offering of Concentrex's common stock. Concentrex took a $0.5 million non-operating charge in the first quarter of 1997 as a result of the cancellation. Concentrex's Board of Directors determined that the stock price at which Concentrex would be required to offer the shares was too low and would unfairly dilute the investment of existing shareholders.

Provision for Income Taxes

           The effective tax rate for 1998 was 44.3% compared to 45.5% in 1997 and 43.0% in 1996, excluding the effect of $3.0 million in pretax charges in 1998 and $8.0 million in pretax charges resulting from the April 1996 acquisitions. The difference between federal and state statutory tax rates and Concentrex's effective tax rates in 1998, 1997, and 1996 results primarily from increased amortization of nondeductible intangibles related to acquisitions.

Market Risk

Concentrex has not entered into any significant derivative financial instruments. Concentrex may be exposed to future interest rate changes on its debt. During 1999, Concentrex has incurred significant indebtedness related to acquisitions. A hypothetical 10% increase in interest rates on Concentrex's current level of debt would increase cash interest expense by approximately $0.6 million per year. Concentrex has purchased an interest rate cap for a substantial portion of its long-term debt. The interest rate cap will become effective if the prime rate of interest exceeds 10% per year.

Liquidity and Capital Resources

           Working capital increased $9.8 million to $17.0 million at December 31, 1998 from $7.2 million at December 31, 1997. The increase resulted principally from enhanced efforts by Concentrex to improve cash collections, and from a net reduction in short-term debt of $5.3 million and an increase in long-term debt of $4.0 million in connection with a renegotiation of Concentrex's bank line of credit facility.

           Net cash provided by operations was $11.0 million in 1998 compared to $5.4 million in 1997. The increase was principally due to a charge for acquired research and development efforts and other charges taken in 1998, decreased net accounts receivable and prepaid expenses, and increased customer deposits. These changes were offset in part by decreases in deferred revenues, depreciation and amortization, deferred income taxes, and income taxes payable.

           Net cash  used in  investing  activities  in 1998  was  $6.1  million compared to $7.9 million in 1997, used primarily to the reduction in capitalization of software development costs in 1998 and offset in part by cash paid for the MDI acquisition. Expenditures for property and equipment of $1.7 million in 1998 were primarily attributable to investments in infrastructure necessary to accommodate Concentrex's growth.

           Net cash used in financing activities of $1.3 million in 1998 resulted principally from a total of $2.0 million of repayment on Concentrex's bank line of credit facility and on acquisition-related debt. These payments were offset in part by $0.8 million in proceeds from issuance of common stock, primarily upon exercise of stock options.

           Net cash provided by operations was $5.0 million for the nine months ended September 30, 1999 compared to $6.2 million for the same period in 1998. Working capital decreased to $1.0 million at September 30, 1999 from $17.0 million at December 31, 1998. The decrease occurred because of liabilities assumed in the MECA and ULTRADATA acquisitions and because of additional debt incurred to finance those acquisitions.

           Net cash used in investing activities was $66.6 million for the nine months ended September 30, 1999 compared to $2.5 million used in the same period in 1998. The increase was primarily due to the acquisition of MCS in January 1999 and of ULTRADATA in August 1999.

           Net cash provided by financing activities was $58.9 million for the nine months ended September 30, 1999 compared to net use of $1.2 million in the same period in 1998. Net cash provided by financing activities in 1999 resulted from the sale of 90,000 shares of common stock in May 1999, the incurrence of debt to finance the ULTRADATA acquisition in August 1999, and the refinance of debt in connection with the MECA acquisition in May 1999.

           Days sales outstanding (DSO's) in accounts receivable, including both billed and unbilled accounts receivable, was 105 days at each of September 30, 1999 and 1998. Concentrex's project-oriented business often requires unbilled accounts receivable and milestone billings, both of which often have longer collection cycles. Unbilled accounts receivable were $8.7 million, or 25.0% of total accounts receivable, at September 30, 1999 compared to $6.9 million, or 25.0% of total accounts receivable, at September 30, 1998.

           In connection with the MECA and ULTRADATA acquisitions in 1999, Concentrex substantially increased its outstanding debt. See Note 7 of Notes to Consolidated Financial Statements for CFI ProServices, Inc. for the nine months ended September 30, 1999 and 1998. At September 30, 1999, Concentrex had the following debt under its Financing Agreement:

                                      Gross          Stated Interest Rate At
                                     Amount          September 30, 1999

Revolving Line of Credit             $ 5.4 million          9.25%
3-year Term A Loan                   $35.0 million         10.25%
3-year Term B Loan                   $30.0 million         13.25%
                                      ------------
      Total                          $70.4 million
                                      ============

     In connection with the ULTRADATA acquisition, the Company also issued convertible subordinated notes. See Note 7 of Notes to Consolidated Financial Statements for the nine months ended September 30, 1999 and 1998.

     Concentrex is subject to restrictive covenants under its loan agreements. See "Risk Factors - We Are Highly Leveraged."

           Future cash requirements could include, among other things, purchases of companies, products or technologies, expenditures for internal software development, capital expenditures necessary to the expansion of the business, and installment payments on debt related to acquisitions. Available cash resources include cash generated by Concentrex's operations plus a revolving line of credit up to $15.0 million, subject to borrowing base restrictions related to accounts receivable of Concentrex and its subsidiaries.

           From time to time Concentrex receives contract claims from its customers and other parties, including requests for full or partial refunds of moneys paid, and initiates contract claims against its customers and other parties, including claims for payment of unpaid invoices. Although there can be no assurance that such claims, either alone or in the aggregate, will not have a material adverse effect on Concentrex's results of operations or financial position, Concentrex believes that as of the date of this filing no such claims will have such an effect.

           Concentrex believes that funds expected to be generated from existing operations and borrowings under its revolving line of credit will provide Concentrex with sufficient funds to finance its current operations for at least the next 12 months. Concentrex may require additional funds to support its working capital requirements, future acquisitions or for other purposes and may seek to raise such additional funds through one or more public or private financings of debt or equity, or from other sources. No assurance can be given that additional financing will be available or, that, if available, such financing will be obtainable on terms favorable to Concentrex or its shareholders.

Quarterly Results of Operations and Seasonality

           The following table presents unaudited quarterly financial information for each of the 11 quarters beginning March 31, 1997 and ending on September 30, 1999. The information has been prepared by us on a basis consistent with our audited financial statements appearing elsewhere in this prospectus. The information includes all necessary adjustments (consisting only of normal recurring adjustments) that management considers necessary for a fair presentation of the unaudited quarterly results when read in conjunction with the consolidated financial statements and the notes thereto appearing elsewhere in this prospectus. These operating results are not necessarily indicative of results that may be expected for any subsequent periods. See "Risk Factors -- We Experience Significant Quarterly Fluctuations in Our Operating Results."


                                                                       Quarter Ended
                           ---------------------------------------------------------------------------------------------------------
                           Sept. 30  June. 30  Mar. 31    Dec. 31   Sept. 30 Jun. 30  Mar. 31   Dec. 31   Sept. 30  Jun. 30 Mar. 31
                           1999(1)   1999(2)   1999       1998(3)   1998     1998     1998      1997      1997      1997    1997
                           ---------------------------------------------------------------------------------------------------------
                                                             (in thousands except per share data)
Revenues                   $29,563   $27,829   $20,053    $24,390   $23,186  $19,002   $19,051  $20,875   $17,894   $17,880 $16,002

Gross Profit                18,000    17,570    12,306     16,656    15,413   11,835    12,303   12,459    10,908    11,870  10,373

Operating Expenses          17,752    15,514    10,857     12,517    12,423   10,022    10,396    9,406     9,765     9,156   8,453

Acquired In-Process
   Researach and Develop-
   ment and Other Charges    6,721     3,800         -      2,661         -        -         -        -         -         -       -
                           ---------------------------------------------------------------------------------------------------------

Operating Income (Loss)     (6,473)   (1,744)    1,449      1,479     2,990    1,813     1,907    3,053     1,143     2,714   1,920

Net Interest Income
   (Expense)                (1,572)     (162)       (9)       (30)      (38)     (39)      (51)     (92)      (89)      (91)    (19)

Income (Loss) Before
   Provision (Benefit)
   for Income Tax           (7,880)   (1,882)    1,443      1,030     2,888    1,698     1,828    2,917     1,672     2,586   1,414

Provision (Benefit) for
   Income Taxes              1,134      (926)      621        661     1,271      747       804    1,412       735     1,138     622
                           ---------------------------------------------------------------------------------------------------------

Net Income (Loss)          $(9,014)  $  (956)  $   822    $   368   $ 1,617  $   951   $ 1,024  $ 1,505   $   937   $ 1,448 $   792
                           =========================================================================================================

Net Income (Loss)
   Applicable to Common
   Shareholders            $(9,037)  $  (979)  $   799    $   345   $ 1,593  $   927   $ 1,000  $ 1,481   $   913   $ 1,424 $   768
                           =========================================================================================================

Net Income (Loss) Per
   Share Diluted           $ (1.74)  $ (0.19)  $  0.16    $  0.07   $  0.31  $  0.18   $  0.19  $  0.29   $  0.18   $  0.28 $  0.15
                           =========================================================================================================

Net Income (Loss) Per
   Share Basic             $ (1.74)  $ (0.19)  $  0.16    $  0.07   $  0.32  $  0.19   $  0.20  $  0.30   $  0.19   $  0.29 $  0.16
                           =========================================================================================================

                                                                 27

      1Excluding in-process research and development and other charges of $6.7 million, net loss applicable to common shareholders and diluted net loss per share would have been $2.9 million and $0.56, respectively.

     2Excluding in-process research and development and other charges of $3.8 million, net income applicable to common shareholders and diluted net income per share would have been $1.1 million and $0.21, respectively.

      3Excluding in-process research and development and other charges of $3.0 million, net income applicable to common shareholders and diluted net income per share would have been $2.2 million and $0.43, respectively.

Year 2000

           The Year 2000 issue identifies problems that may arise in computer equipment and software, as well as embedded electronic systems, because of the way these systems are programmed to interpret certain dates that will occur around the change in century. In the computer industry this is primarily the result of computer programs being designed and developed using or reserving only two digits in date fields (rather than four digits) to identify the century, without considering the ability of the program to properly distinguish the upcoming century change in the Year 2000. In addition, the Year 2000 is a special-case leap year, and some programs may drop February 29th from their internal calendars. Likewise, other dates may present problems because of the way the digits are interpreted. Because Concentrex's business is based on the licensing of applications software, Concentrex's business would be impacted if its products or its internal systems experience problems associated with the century change. This issue also potentially affects the internal software systems used by Concentrex in its operations.

           Concentrex has completed its survey of internal computer systems, as well as critical third party software and systems used by Concentrex, regarding Year 2000 compliance status. The scope of the Year 2000 readiness effort included addressing (1) information technology such as software and hardware,
(2) non-information systems or embedded technology contained in various equipment, safety systems, facilities and utilities and (3) readiness of mission critical third-party suppliers. Concentrex has communicated with its significant suppliers and vendors to understand their ability to continue providing services and products through the millennium change and to determine the extent to which Concentrex may be vulnerable in the event of a failure by them or their services and products. With respect to mission critical systems, Concentrex sought statements of compliance from each vendor either through direct response or by reference to information posted on an electronic bulletin board or in a government database.

           Internal Systems. Some of the computer programs and systems used by Concentrex require date-sensitive information to accurately and adequately process information critical to Concentrex's business. Inaccuracies or other errors in this information could have a material, adverse effect on Concentrex's business. Furthermore, non-compliance in these programs could cause a system failure or interruption, either of which could also materially adversely affect Concentrex. In addition to computer software, some machines and devices used by Concentrex and others may contain embedded technology that is not Year 2000 compliant, which could result in a malfunction or failure of such devices.

           The review and assessment of Concentrex's internal systems is complete. Concentrex's internal accounting system, including those components used for Concentrex's invoicing and bill payment, has been evaluated by the vendor and has been represented to be Year 2000 compliant. Concentrex plans to routinely backup its financial data through the end of 1999 and has developed a contingency plan with respect to the accounting system. Concentrex anticipates that its customer support and call tracking system will be Year 2000 compliant after installation of an update scheduled to occur in the fourth quarter of 1999. The cost of the update is estimated to be immaterial.

           Concentrex has completed a survey of its software vendors. The bulk of Concentrex's vendors have already provided compliant versions of their software. Concentrex continues to monitor all material third party software not indicated to be Year 2000 compliant and believes that few vendors, if any, will not provide compliant versions by the end of 1999.

           Concentrex has received representations that its phone and voice mail systems became Year 2000 compliant through upgrades completed during 1999. As to its phone service providers, Concentrex has offices located at 12 disparate geographical locations all served by different local phone service providers and Concentrex contracts with two long distance carriers. Consequently, Concentrex can shift telecommunications through any of these locations should any other location be down. Further, neither Concentrex's base software nor updates are provided exclusively via downloading. Virtually all of Concentrex's base software and updates are provided to customers through magnetic media.

           Based on information gathered to date, Concentrex is not presently aware of any Year 2000 issue that could materially affect Concentrex's operations, either self-originated or caused by third-party service vendors or providers. Management believes that all mission critical systems will be compliant by the Year 2000. Nevertheless, there can be no assurance that Concentrex will not experience some operating difficulties as a result of Year 2000 issues. If they occur, these difficulties could require Concentrex to incur unanticipated costs to remedy the problems and, either individually or collectively, have a material adverse effect on Concentrex's business operations and financial results. Concentrex has not yet determined the cost of completing its investigation or the cost of any modification or remediation that may be required to correct Year 2000 issues. Costs incurred to date to assess Year 2000 issues have not been significant and have been funded through operating cash flows. Concentrex has developed contingency plans for its significant systems that can be implemented on or after January 1, 2000 in the event of a system failure resulting from the century change.

           Company Developed Software. Concentrex develops software programs for use by financial institutions to automate various transactions and processes. These programs often are highly dependent upon historical or dynamic financial and other data that, if the programs are not able to distinguish between the Year 2000 and other century-end years, could be misreported or misinterpreted and cause significant resulting calculation errors. This data is often acquired from other systems that may or may not be Year 2000 compliant, further exacerbating the problem. Concentrex's financial institution customers are subject to regulatory scrutiny; any such errors could subject them to civil or regulatory action, or both, resulting in large fines, penalties or other costs.

           Additional consequences of the Year 2000 issue for Concentrex's financial institution customers may include systems failures and business process interruption, including, among other things, a temporary inability to process transactions, satisfy regulatory obligations, or engage in similar normal business activities. In addition, the impact of Year 2000 issues may severely impair the ability of Concentrex's customers to purchase Concentrex's products or to make payments on software or services previously purchased.

           Concern over Year 2000 issues is permeating the financial services industry, and management expects that the resolution of these concerns will continue to absorb a substantial portion of financial institution information technology budgets and attention in the near term (with an associated decreased focus on other business initiatives, including purchase decisions with respect to Concentrex's software). Year 2000 issues faced by its customers could materially and adversely affect Concentrex's operations and financial results through the Year 2000.

           The Federal Financial Institutions Examination Council (the "FFIEC") has issued a series of Statements beginning in June 1996 requiring that the various financial institutions regulated by FFIEC member agencies provide assurance that they will be capable of conducting business as usual in 2000 and into the 21st century. To this end, and among other obligations, each institution is required to survey its systems and operations (including software and vendor supplied services), determine any deficiencies, remediate to correct deficiencies, test mission critical third party software and services to confirm their Year 2000 readiness after remediation, and develop contingency plans against the event that a mission critical item, service or process fails to be Year 2000 compliant. Further information on the FFIEC mandate and related matters can be found at the FFIEC's website, www.ffiec.gov/y2k. In support of its customers' obligations resulting from the FFEIC's Statements, Concentrex has made the Year 2000 issue a significant priority and assigned a task force with responsibility for an ongoing effort to minimize Year 2000-related risks relative to Concentrex's products.

           Concentrex has completed its review of all of its software products for Year 2000 compliance, and has determined that most of Concentrex's standard software products are Year 2000 compliant. Concentrex has not undertaken, and does not intend to undertake, a review of the many customized versions of software products that it has provided customers. Concentrex has developed a plan to discontinue some of its standard products prior to December 31, 1999, and the Year 2000 issue has been one of the factors considered in those decisions. For those products that will not continue to be offered, generally a Year 2000 compliant replacement product currently exists.

           For standard products that will continue to be offered, but are not currently Year 2000 compliant, Concentrex has developed and executed a plan for resolving such compliance-related issues. A matrix describing Concentrex's product compliance (including a comprehensive definition to determine such compliance) has been communicated to Concentrex's customers and is available for review on Concentrex's website. The financial impact of making the required changes to the software programs is not expected to be material to Concentrex's consolidated financial position, results of operations or cash flows. Concentrex acquired all of the equity interests in MECA in May 1999 and ULTRADATA in August 1999. The products of both organizations are Year 2000 compliant.

           Information on Concentrex's website is provided to customers for the sole purpose of assisting them in planning for the transition to the Year 2000 and includes Concentrex's definition of Year 2000 compliance, product compliance status, and, in the case of the Laser Pro Closing/Lending product, includes test guides. This information is updated at least quarterly so that Concentrex's customers can access current information on the Year 2000 compliance status of Concentrex's products. The matrix does not provide certification of Year 2000 compliance and customers are cautioned that they should independently confirm Year 2000 compliance of Concentrex's products.

           Concentrex has developed a standard Year 2000 compliance warranty and is offering it to customers with respect to those products that will continue to be offered into the next century. This warranty is consistent with Concentrex's standard product warranties, extends no indemnities, and maintains the liability cap applying otherwise in its licenses.

           Financial institutions, financial institution regulators, and the many vendors supplying the financial services industry have not developed a consistent and comprehensive definition of what constitutes "compliance" with the Year 2000. This, coupled with the different combinations of software, firmware, and hardware used by customers may lead to disputes against Concentrex regarding the operation of its software. The outcome of such disputes and the impact on Concentrex are not estimable at this time.

Quarterly Results

           Concentrex has experienced, and expects in the future to experience, significant quarterly fluctuations in its results of operations. These fluctuations may be caused by various factors, including, among others: the size and timing of product orders and shipments; the timing and market acceptance of new products and product enhancements introduced by Concentrex and its competitors; Concentrex's product mix, including expenses of implementation and royalties related to certain products; the timing of Concentrex's completion of work under contracts accounted for under the percentage of completion method; customer order deferrals in anticipation of new products; aspects of the customers' purchasing process, including the evaluation, decision-making and acceptance of products within the customers' organizations; the sales process for Concentrex's products, including the complexity of customer implementation of Concentrex's products; the number of working days in a quarter; federal and state regulatory events, including regulatory requirements for financial institutions with respect to the Year 2000; competitive pricing pressures; technological changes in hardware platform, networking or communication technology; changes in company personnel; the timing of Concentrex's operating expenditures; specific economic conditions in the financial services industry and general economic conditions.

           Concentrex's business has experienced, and is expected to continue to experience, some degree of seasonality due to its customers' budgeting and buying cycles. Concentrex's strongest revenue quarter in any year is typically its fourth quarter and its weakest revenue quarter is typically its second quarter. Customers' purchases are tied closely to their internal budget processes. For some of Concentrex's customers, budgets are approved at the beginning of the year and budgeted amounts often must be utilized by the end of the year. In addition, Concentrex's incentive sales compensation plan provides for increases in commission percentages as sales people approach or exceed their annual sales quotas. As a result of these two factors, Concentrex usually experiences increased sales orders in the last quarter. This pattern may be altered in 1999 as Year 2000 issues, including regulatory requirements and internal business process decisions, affect customers' buying decisions.

                                                     BUSINESS

Overview

           Concentrex Incorporated is a leading provider of knowledge based software to the financial services industry. We offer technology solutions in three key product lines: information management, software applications, and e-commerce. We also provide a series of ancillary products, which form our fourth product line. We combine our technology, banking, and legal expertise to deliver knowledge-based solutions that enable financial institutions to simplify key business processes, improve productivity, strengthen customer relationships, and maintain compliance with both internal business policies and external government regulations. Measured at the holding company level, there are over 5,000 financial institutions using one or more of our products, ranging in size from the very largest commercial banks to independent community banks, thrifts, and credit unions.

           Information management is the core or "host" processing function that serves as the software backbone of a financial institution. It includes functions such as loan accounting, account processing, general ledger, and similar enterprise-wide systems. The key data of a financial institution resides within the information management system. Concentrex entered this business in 1999 through two acquisitions. We acquired Modern Computer Systems, Inc. (MCS), in January 1999, which provided an in-house PC-based solution for small commercial banks and small credit unions. In August 1999 we completed the acquisition of ULTRADATA Corporation (ULTRADATA), a public company that produced real-time information management software for larger credit unions. In addition to our software, our information management operating unit also redistributes software and hardware from other providers in order to provide a complete information management solution.

     Software applications, the second key product line, formed the core of Concentrex when it was known as CFI ProServices. These applications focus on loan origination and branch automation. We offer Windows(TM)- based solutions for teller functions, new account opening, cross selling, call centers, and origination of consumer, commercial, and real estate loans. The three products within this operating unit consist of lending, sales, and service, and mortgage.

     We were an early player in the area of home banking, a key element of our third product line e- commerce, entering the market in 1992 and enabling the first Internet transaction between a financial institution and its customer in 1994. We also own a bill payment service, which serves its home banking customers. In May 1999 we acquired MECA Software L.L.C. (MECA), which had begun the personal financial management software business with its Managing Your Money(TM) product and which recently has focused on research and development of Internet solutions for larger financial institutions. We have combined the MECA operation with our existing home banking software applications and bill payment service to form our e-commerce product line. Through this product line, along with our other areas, we offer home banking software and the ability to host a bank's website, and are in the process of web-enabling versions of our loan origination, new account opening and various other software products. Relying on technology developed by MECA, we also intend to offer a financial Internet portal link that will enable financial institutions to offer their customers a variety of other financial products, such as insurance and brokerage services.

     Our ancillary products consist of fonts, preprinted forms, and other products related to our principal product lines but not themselves a principal operating focus. This area also includes some older software products that we have acquired through acquisitions, such as the Windows(TM)-based version of MECA's Managing Your Money(TM) software.

           We generate recurring revenue from software maintenance agreements. In 1998, prior to the acquisitions described above, service and support fees accounted for approximately 35% of total revenue. Substantially all of our customers subscribe to service and support programs, which provide ongoing product enhancements and updates to facilitate compliance with changing regulations. We anticipate that the software acquired with our 1999 purchases of MCS, MECA and ULTRADATA will increase our recurring revenue.

     Prior to 1995, the vast majority of our revenues were generated from the license of standard versions of our loan origination and account opening software applications. These products were usually not customized except through a separate contract with the customer. Since that time, we have derived an increasing percentage of revenue from projects that are of greater scope, including implementation of projects for new information management customers and from sales to large financial institutions. We believe that the project business will continue to contribute a significant percentage of total revenue. These projects usually involve a greater sales effort over a longer period of time, and require customization or implementation services, resulting in prolonged acceptance testing. This project oriented business tends to cause growth in unbilled accounts receivable resulting from the use of percentage of completion accounting and deferred payment terms, and also results in increased collection times for our billed accounts receivable. These factors, in turn, result in higher days sales outstanding (DSOs) in the Concentrex accounts receivables.

The Financial Services Industry

           The financial services industry is undergoing a period of rapid change characterized by consolidation, changing regulations, focus on Internet delivery of financial services in addition to traditional branch delivery, and a desire to offer new types of financial services. In response to this rapidly changing market, commercial banks are consolidating in order to achieve operational efficiencies and increased revenues. In addition, all types of financial institutions are embracing technological solutions that enable them to automate operations, redirect routine transactions to more cost-effective channels such as electronic banking and call centers, and develop new service and sales delivery channels with new products. Further, as the consolidation of large institutions continues, the community bank and credit union sectors have shown renewed vitality, including an increasing number of new start-up community banks and thrifts.

           Consolidation. Consolidation continues at a rapid pace within the financial services industry, particularly among large banks. We believe that this trend is leading to an increasingly two-tiered market consisting of very large, multi-bank holding companies and smaller community banks, thrifts, and credit unions.
Both sizes of organizations face unique challenges.

           Large banks that have grown through acquisition must integrate disparate host processing systems, which often lack the flexibility needed to easily use and deliver information across different systems. Bank customer service representatives often are limited in their ability to access comprehensive customer information on one screen, which limits their ability to cross-sell products and services. Banks must also be able to support customer transactions in a number of channels, such as electronic banking and telephone call centers. Accordingly, large banks increasingly find it necessary to centralize data from several disparate host processing systems. Interstate banking presents these institutions with additional and costly administrative and legal complexities relating to compliance with complex and changing regulatory requirements across states. We believe large institutions will increasingly look to outside providers for critical functions that can be implemented within the overall technology strategy of the institution, such as the loan origination and branch automation solutions offered by us.

           Smaller community institutions, including both commercial banks and credit unions, face similar operational difficulties. Lacking the economies of scale of larger banks, smaller institutions find it increasingly necessary to exploit technological solutions that enable them to reduce operating costs, generate additional revenues from existing customers and focus on specific market niches. In addition, compliance with regulatory requirements can be more burdensome to these smaller institutions given their resource limitations. We believe that these institutions will continue to look toward outside providers like us to obtain the technology they need.

           Changing Regulations. Financial institutions in the United States remain highly regulated with respect to compliance and other matters. These regulations exist at the federal, state, and local level, and an institution must comply with each level. Requirements include complex disclosures for consumer loans, substantive rules covering the decision making for all loans, filing and type size requirements for documents, constraints on the relationships an institution can form with respect to related products like title insurance on a home mortgage, privacy rules for the use of information and the ability to provide it even to affiliates, and limitations on interest and other charges that an institution can impose. Even as commercial banks have gained greater ability to have offices in multiple states, the new interstate banking laws have imposed additional constraints on the rules for lending across state lines. To understand and remain in compliance with the numerous complex and changing regulations, a regulated financial institution must invest significant resources in developing a compliance infrastructure. We believe our long-standing expertise at providing software that incorporates compliance with various regulatory constraints will continue to set us apart in this market.

           Adding Internet Delivery Channels. Financial institutions of all sizes are increasingly recognizing that the value-added role of branch offices lies not in their traditional capacity as a transaction processor, but as a sales channel for financial products and services. A study by a financial services consulting firm estimates that the average cost of a call center transaction is 35 percent of a branch transaction, an ATM transaction is 10 percent of a branch transaction, and a home banking transaction is 5 percent of a branch transaction. In order to make these new delivery channels attractive and user-friendly, we believe that consumers require access to consolidated information and services that are consistent across all delivery channels. To accomplish this, institutions will need software, such as the middleware we provide, to connect its products to each other and to the various host systems they use. Further, we believe the market will require most financial institutions to add some type of Internet access for their customers, creating a significant opportunity for us and similar providers of such software.

           Because regulatory requirements are often triggered simply by interaction between a financial institution and its customer, institutions are still subject to compliance regulations as they migrate their sales efforts to new delivery channels, such as online banking. Increasingly, these regulations extend beyond simple disclosure or form content requirements, and focus on customer data collection and analysis as well as internal business procedures. This collection and analysis must be obtained from, and available to, multiple delivery channels. Data collection and analysis is complicated by the emergence of new channels for interacting with customers and potential customers. We believe that financial institutions will continue to benefit from our products and services, especially its newer generation of Internet products and services because such institutions must still comply with the large regulatory burden even if a service is delivered online rather than in person. Indeed, we anticipate that due to privacy and related concerns the regulatory burden may well increase as financial institutions move services onto the Internet.

           New Financial Services Products. Recognizing the profit potential in expanding their product offerings, financial institutions are no longer content to offer solely the loan and deposit account products they traditionally have sold to customers. They also seek to add other types of financial services products, such as brokerage and insurance. Such combinations of services are no longer rare among larger institutions. Financial reform recently passed by Congress may make this even easier for large institutions to provide.

           The products sold by credit unions and thrifts have been less regulated than those sold by other financial institutions. Credit unions in particular, have demonstrated an ability to sell a wide variety of financial services through cooperative efforts. We believe that most community banks will not have the resources needed to offer such combinations of services and products on their own. As these products become an increasing focus of community banks, we believe that a market opportunity for service center offerings to multiple institutions will exist. We have opened a service center to offer home banking to its customers including community banks, so that such banks are not required to maintain such hardware and software in-house. We believe that it can fulfill the needs of community banks to offer more products to their customers by adding additional financial service products to our service center. We believe that this will enhance our recurring revenues.

The Concentrex Solutions

           We offer solutions tailored to the various market segments and market needs of financial institutions. Although regulatory and technology issues facing financial institutions overlap a great deal, the approach taken by a particular institution, and therefore the correct solution for that institution, depends on the size and type of institution.

           Each of the solutions offered by us include a significant focus on the regulatory issues facing financial institutions of all types. Particularly in the area of loan origination and new account opening, we believe we have a competitive advantage by virtue of our ability to incorporate regulatory compliance into the software solution. Further, as lending and new account opening become more common on the Internet, we believe that this advantage will increase.

           A key aspect to our success has been and will likely continue to be our ability to build our technology, regulatory and financial institution expertise into our solutions and to integrate these solutions so that they function effectively together. We rely on a variety of knowledge-based and technical core competencies. Our vertical market focus on the financial services industry has enabled us to develop specialized knowledge and expertise pertaining to business processes and regulations affecting the industry.

           Large Financial Institutions. For large commercial banks, we offer solutions that fit within the overall strategic technology plan of the institution. Large banks develop and implement their own technology plans, but rely on suppliers like us for key elements such as loan origination, branch automation, call centers, and e- commerce products and services. We offer solutions in each of these areas and segregate our sales force to address this market.

           Our software applications and e-commerce products enable large financial institutions to use data among disparate and often incompatible host processor platforms. Our ability to integrate among and between our suite of products also allows large institutions to work with fewer vendors, specifically ones that provide comprehensive software solutions.

           Credit Unions. The credit union market, unlike large banks, is characterized by real-time processing. The August 1999 acquisition of ULTRADATA with its competitive information management solution and 420 credit union customers allows us to be a player in this market. We will continue to support this market, including offering expanded capabilities through our other solutions for commercial loans. Credit unions are now entering the commercial loan market, and this expansion presents an opportunity for us to rely on our other solutions to enhance our presence in the credit union market. Similarly, we will enhance our home banking product with the expertise of our e-commerce division.

           Community Banks and Thrifts. The community bank and thrift marketplace offers several opportunities for our solutions. First, we will continue to sell our traditional software applications to all sizes of banks and thrifts, including lending, mortgage, sales and service, and e-commerce. For these solutions we will rely on our ability to connect these products to a variety of host processing systems used by community banks and thrifts.

Where possible, we will attempt to form alliances with other host companies to augment the offerings of those companies with our solutions. We have grown, and expect to continue to grow, in significant part through the sale of software applications.

           In addition to our traditional software applications, we plan to offer our real time host processing to community banks and thrifts. We plan to augment the ULTRADATA solution to meet the needs of commercial banks and thrifts, and believe that the real-time nature of that system will give it an advantage over our competitors' batch processing systems offered to community banks. Further, we will offer this information management solution tightly coupled with the other software applications already marketed by us, especially our e- commerce solutions.

           Concentrex products provide a number of benefits to financial institutions by addressing regulatory requirements, system connectivity issues and internal business process challenges faced by such institutions in their increasingly competitive business environment. Using Concentrex solutions, these institutions are able to simplify sales and service processes and improve productivity through reduced operating costs and expanded capacity. The ability to view an entire customer account relationship on-screen, for example, enables financial institutions to cross sell their products to customers and to strengthen relationships with their customers at each point of contact and across multiple delivery channels.

           With respect to each of its solutions, we offer implementation and training services and customer support. Essentially all customers subscribe to these services, and we derive a substantial portion of our revenue from the relationship created when a financial institution selects and installs a Concentrex product.

The Concentrex Strategy

           Our strategic objective is to be the leading full service provider of innovative technology solutions that enable our customers to succeed. In doing so, we strive to achieve rapid, predictable, and consistent growth in both revenues and earnings. We intend to achieve this objective by combining our expertise in regulatory issues, banking and technology. Primary elements of our strategy include:

           Product Quality. Financial institutions require that their software and hardware solutions function at very high levels of quality. We have been able to meet the demands of some of the largest institutions in the country and believe that a significant focus on product quality is a necessary element of our success. Further, as systems become more complex and the interrelationship among systems becomes more critical, we believe our ability to develop and implement systems with high quality standards will become a competitive advantage.

           Integration of Solutions. Financial institutions are no longer able to run disparate systems that do not communicate with each other. We have set about a process of integrating our solutions so that they are able to communicate effectively among themselves, creating an advantage for financial institutions that purchase a suite of solutions rather than just one application. For example, the branch automation and e-commerce solutions contain modules that will collect the data needed for our loan origination software to enable it to produce required loan documents in compliance with applicable laws and regulations. Each of our solutions for loan origination, teller, new account opening, and home banking rely on the same general system setup, enabling customers to add new solutions quickly once they have set up any of the key Concentrex software applications. Our acquisition strategy has not been focused on a traditional "roll-up" of competing solutions. Instead, we have sought the best solution we can develop or acquire for each aspect of the market needs, and then proceeded to integrate that solution with the other software already acquired or developed. We believe this approach to integration best satisfies a market's need. Further, we believe this approach enhances our ability to cross sell additional products into our customer base.

     Integration of Concentrex. We do not operate as a series of independent business units, but as an integrated company. We believe this is a critical factor in order to enable us to integrate products, and to present an integrated image and reality to our customers. Because we believe that financial institutions are looking for a smaller number of key vendors, we feel that it is critical not to have competing units, but rather to focus efforts on integration of solutions for and at our various customers. Further, this allows us to leverage our various corporate functions, technology research, sales and marketing efforts.

           Legal and Industry Knowledge. We are focused on a very large vertical market: software solutions for the financial services industry. To serve that market, we have developed an extensive base of knowledge about the industry and the forces that shape it. This includes knowledge of the key functions that software must perform, such as teller transactions, and key areas of extensive regulation, such as loan origination. Further, through our 1999 acquisitions of MCS and ULTRADATA, we now have expertise in the back office "host" processing world of information management, giving us a comprehensive understanding of the various technology needs of a financial institution. We believe that this knowledge base, especially in the regulatory area, is a key competitive advantage over companies that solely focus on the technology aspects of financial institutions.

           Customer Support and Implementation. The license or sale of a Concentrex product includes customer support services and, in most instances, implementation services. This creates an ongoing relationship with the customer, including updates and enhancements of the software. This enables us to achieve a recurring revenue stream in addition to our revenues from initial sales, and we believe that a continued focus on this aspect of our business will enable us to improve our predictability of revenues. Further, the nature of both information management and e-commerce solutions requires an even tighter relationship with customers, and we have entered these markets in part to improve that relationship. Finally, the most critical aspect of our ability to make new sales is the quality of references from existing customers. We believe our growth in both revenues and absolute numbers of financial institution customers, to over 5,000 banks, thrifts, and credit unions, reflects a high level of customer satisfaction. We intend to continue to monitor and improve our customers' satisfaction.

           Strength of the Sales Force. Unlike many of our competitors, we sell nearly all our products directly, rather than through third party sales channels. We have invested significantly in the creation of our direct sales force, which is organized so that field sales personnel cover major accounts and general accounts and telephone sales personnel cover smaller institution customers. Further, we have created telephone sales groups and marketing programs to support our field sales force. We believe that the strength of our sales force enables us to create direct relationships with customers, and insulates us from shifting priorities of third party distributors. Further, since third party distributors may represent other products that compete with us, use of a direct sales force enables us to increase our success at cross-selling additional products to our existing customers.

           Adherence to Concentrex Values. We have adopted and enforce a values statement that we use to help manage and unify our various offices and operating units. Further, we recognize that our markets are fiercely competitive and not all of our competitors share our positive values. We believe that adherence to our values including honesty and integrity, continuous improvement, and embracing change - enables us to maintain and enhance our relationships with customers and Concentrex partners.

Products

           Information Management Products. Beginning in 1999 with our acquisition of MCS, we began offering hardware and software solutions for the back office accounting needs of community banks and credit unions, often referred to as "host" systems. The system runs on Intel-based PCs using SCO UNIX, which means that the core system for a small bank or credit union can operate on a standard PC. We have connected our banking system to our loan and new account opening software, and offer it as a low-cost in-house solution for smaller community banks. In August 1999, we completed the acquisition of ULTRADATA, adding host processing solutions for medium to large credit unions.

           Information management solutions provide the institution-wide "core" processing that a financial institution requires in order to operate. It includes functions such as loan accounting, account processing, general ledger, and data retrieval of customer information. The systems connect to other software applications, such as e- commerce and loan origination. The ULTRADATA information management system is a scalable solution offered both as an in-house implementation and as a service bureau in which we operate the system for its financial institutions customers' use. It operates on either HP 9000 or IBM RS/6000 UNIX operating systems, and is being ported to Windows (TM)-NT. We also plan to augment the system to meet the needs of community banks for a real-time information management system.

           Software Applications: Lending Products. Concentrex lending products automate processes at nearly every step in the lending process for consumer, commercial, and residential real estate lending lines of business. General business functions automated by Concentrex lending solutions include loan application and analysis, loan closing, portfolio analysis and workflow management, and risk management. We also offer connectivity for interfaces to credit scoring and reporting systems and remote printing of loan documents. We engineer our lending products to operate with common user interfaces and databases.

           Software Applications: Mortgage Products. Concentrex mortgage products improve the consistency of the loan process, speed origination, and increase capacity for their users. Among their functions, these products automate the complex analyses necessary for ensuring optimal mortgage loan pool sales, speed the process of preparing mortgage loans for sale faster than manual methods, and allow lenders to take advantage of higher near term delivery prices.

           Software Applications: Sales and Service. Concentrex sales and service products automate the customer service, sales, and account opening functions for the branch platform, teller station and telephone call center. These products provide a common view of the entire customer relationship, enabling service personnel to leverage selling opportunities.

           E-commerce Solutions. We offer online banking through Internet access to provide account inquiry and transaction capabilities. Our home banking products provide dozens of functions, including account balance, account history, bill payment, and online loan applications. We have also created a service bureau deployment option that provides financial institutions with an inexpensive method of initiating home banking services with their customers. This is accomplished by allowing these customers to interface with their financial institution through a Concentrex maintained and monitored website. We plan to expand the capabilities of our home banking solution for both our in-house and service bureau customers with added functionality and access to financial portals.


Products by Product Group

Software Applications

           Lending Products.


                              Date Introduced/
Product                       Acquired               Description                      Benefits to Customer

Laser Pro Lending             Released 1986          Integrated, modular loan         Standardizes lending policies
                                                     processing systems for           and products, streamlines
                                                     consumer, commercial,            processing, incorporates a
                                                     SBA, real estate home equity     national database of
                                                     and agricultural loans,          regulations
                                                     including available module
                                                     for geocoding to assist in
                                                     analyzing fair lending and
                                                     CRA compliance

Application Manager           Acquired 1996          Processes applications for       Speeds the loan application
                                                     indirect consumer lending        and approval process for
                                                                                      indirect lenders

                  Mortgage Products.


                              Date Introduced/
Product                       Acquired               Description                      Benefits to Customer

LP Mortgage                   Acquired 1996          Provides mortgage                Improves consistency of loan
                                                     origination, processing and      processes, speeds origination,
                                                     servicing capabilities           increases capacity

SMarT                         Acquired 1998          Comprehensive risk and           Automates complex analyses
                                                     pipeline management system       necessary for ensuring
                                                     that automates secondary         optimal mortgage loan pool
                                                     mortgage marketing               sales
                                                     functions from registration
                                                     through delivery of loans

DocSMarT                      Acquired 1998          Automates the labor               Speeds process of preparing
                                                     intensive functions              mortgage loans for sale faster
                                                     performed after a mortgage       than manual methods,
                                                     loan is closed                   allowing lenders to take
                                                                                      advantage of higher near term
                                                                                      delivery prices




                  Sales and Service.


                              Date Introduced/
Product                       Acquired               Description                      Benefits to Customer

Encore! Teller                Acquired 1995          Automates the teller station     Improves productivity and
                                                     by providing comprehensive       facilitates sales referrals
                                                     transaction automation,
                                                     electronic journaling,
                                                     store-and-forward
                                                     capabilities, simplified
                                                     balancing, and access to the
                                                     customer database

Encore! Platform              Acquired 1995          Provides sales and service       Opens accounts, enables
                                                     capabilities, including          cross-selling and customer
                                                     account opening screens,         information requests
                                                     customer/product matching,
                                                     customer contact histories,
                                                     letter and fulfillment
                                                     generation, and institution
                                                     and product information

Encore! Call Center           Acquired 1994          Integrates in a common and       Enables cross-selling and
                                                     consistent format customer,      improves service
                                                     product and internal
                                                     procedure information

Deposit Pro                   Acquired 1990          Automates and ensures            Speeds account opening,
                                                     regulatory compliance in the     ensures compliance with
                                                     account opening and              regulations, improves the
                                                     cross-selling processes for      consistency of new account
                                                     checking, savings,               policies and practices
                                                     certificates of deposit, and
                                                     IRA accounts

Encore! Desktop               Released 1996          Windows-based system that        Allows customized
                                                     graphically links each user      arrangements of modules and
                                                     to CFI software and other        access to customer
                                                     business applications            information

e-Commerce


                              Date Introduced/
Product                       Acquired               Description                      Benefits to Customer


CCTX On Line Banking          Released 1993          System that allows               Provides Internet access,
                                                     institutions to provide          strengthens customer
                                                     personal consumer and small      relationships, extends
                                                     business Internet  banking       institution branding, increases
                                                     with in house or service         customer convenience
                                                     bureau options




                              Date Introduced/
Product                       Acquired               Description                      Benefits to Customer

Vendor Payment System         Acquired 1993          On-line bill payment and         Low-cost Internet bill
                                                     bill presentment system          payment and presentment
                                                                                      capability

Information Management


                              Date Introduced/
Product                       Acquired               Description                      Benefits to Customer

Ultrafis                      Acquired 1999          Real time enterprise wide        Provides easy access to
                                                     engine for transaction           information and enhances
                                                     processing, accounting,          customer service, cross-
                                                     administration, database         selling, transaction efficiency
                                                     management and                   and accounting controls
                                                     information access

BankServ                      Acquired 1999          PC Based --Back office           Automates back room
                                                     "host" processing software       accounting and servicing
                                                     for community banks              functions
                                                     including applications
                                                     available for bulk account
                                                     storage, voice response and
                                                     account inquiry

CuServ                        Acquired 1999          PC Based Back office "host"      Automates back room
                                                     processing software for          accounting and servicing
                                                     credit unions including          functions
                                                     applications available for
                                                     bulk account storage, voice
                                                     response  and account
                                                     inquiry


Product Development and New Products

           We ensure that our products meet customer requirements by conducting primary research, tracking customer calls and requests for enhancements, doing competitive analysis, working with industry trade groups, and holding product user and focus group meetings. We also incorporate knowledge learned during the sales and installation process into development of new and enhanced products and processes.

           We continue to invest significantly in our product development efforts. During the past four years we have focused a considerable amount of that investment on converting our products from the DOS environment to Windows
(TM). That effort is now complete, and essentially all of our products have been either rewritten or significantly enhanced during that process. We are in the process of "sunsetting" the DOS versions of our products, and plan to have completed that task by the end of 2000. At that time we will support only the Windows (TM) version, or other newer versions of our products, including browser-based products. The redevelopment effort also has included increased focus on the use of software components that can be re-used in multiple products, such as calculation modules and credit bureau communication modules. We intend to continue enhancement of our products in terms of both added features and increased use of components, which will enable us to remain competitive and will enhance our goal of product integration. We also have begun investments in service centers for customers who do not have the desire or capacity to install the solutions in-house at the financial institution.

           We have made significant investments in e-commerce technology, both in terms of internal development and the recent purchase of MECA. We also have focused on web-enabling our existing product lines, such as loan origination and new account opening software, and will continue to invest in technology that enables our suite of solutions to work with and on the Internet.

           We believe that market acceptance of our products is based in significant part on the ability of the products to share information with a financial institution's host processor system or with the vendor providing processing services to such institution. This is particularly true for software applications that require information from the host or that need to provide information to the host, including loan origination, new account opening, account servicing, and home banking. We have developed significant expertise with most available host processor systems and the methods necessary to transfer data to and from such systems. However, many of the companies that provide host software are unwilling to allow connections with software other than the solution developed or selected by the host. We have been able to overcome this in many instances through our market presence and pressure on the host system's vendor from individual customers. We also believe that the market trend is toward open systems, and we have initiated efforts to focus attention on that issue, including positioning our own information management division as an open system alternative.

Service and Support

           Substantially all of our customers subscribe to maintenance agreements under which we provide periodic product updates reflecting evolving regulations, product enhancements and toll-free telephone support. Maintenance fees consist of per-item or per-user charges or are calculated based on a percentage of the current product list price or of the size of the customer.

           We provide training to our customers, and account for this revenue as service and support fees. Software service and support fees have grown significantly over the last three years. For the year ended December 31, 1998, such fees were $30.3 million, or 35.4% of our total revenue. We anticipate that our new e- commerce and information management divisions will increase that percentage over time.

           We install, implement and customize our software solutions at customer sites, particularly at larger institutions, and at the time we sell a host system for information management. As our sales to larger institutions and our sales of information management solutions each increase, we anticipate demand for our customization services to increase. Revenue from these services is accounted for as software license fees.

Customers

           We have licensed our software to over 5,000 financial institutions in the United States. Our target customer base includes commercial banks, thrifts and credit unions. No customer accounted for 10% or more of our total revenues in 1998, 1997 or 1996.

           Our largest accounts include Bank of America (formerly NationsBank), Union Planters Bank, NCR Corporation, Banc One, PNC Bank, Citicorp Mortgage, and Central Carolina Bank & Trust.

Sales and Marketing

           We sell our products through three experienced, national direct sales teams. One field sales team is devoted exclusively to the top 200 financial institutions in the United States. The second team focuses on all other accounts. The third national team specializes in selling the latest processing products. All three teams are supported by our marketing group, with sales people who specialize in the sale of lending, retail, and e-commerce products. Our product specialists on our telemarketing team, telemarketing personnel contact institutions for lead generation and qualification, and sales support personnel are responsible for direct sales campaigns, trade media support and advertisements.

           We have a number of third-party reseller and co-marketing alliances, including agreements with some of the largest host processors and hardware vendors. For example, we have a relationship with IBM whose sales team resells a large portion of our product line. Third-party resellers, such as NCR, and co-marketing alliances provide access to institutions with which we would otherwise have no relationship. We also have many endorsement relationships with the associations that serve the financial institutions. The associations assist with marketing and promotion of our products. One of our strategic objectives has been to provide value to the business partners. We have also been a leader in promoting an open systems environment throughout the industry serving financial institutions. As part of our commitment, these partnerships are supported by a team of sales and account relationship managers.

Legal Network

           We maintain a network of independent legal counsel in all 50 states, Puerto Rico, Guam, and the District of Columbia. This network, as well as our internal legal staff, keeps us informed of changes in state and federal laws, changes in state and local documentation requirements, pending legislation and court actions affecting financial institution practices, as well as other information required to maintain regulatory compliance. Our management believes that the quality of this information, our ability to effectively manage the continuous information flow provided by the network participants, and our capability to integrate this information into our software products provide us with a significant competitive advantage.

           We utilize legal counsel in all jurisdictions, other than Louisiana, under agreements that are terminable at will by either party and that provide for compensation based on an hourly rate. We have entered into a long-term legal services agreement with a Louisiana law firm pursuant to which it pays legal fees based upon sales of our products in Louisiana.

Acquisitions

           To remain competitive and to meet the changing needs of our customers, we pursue acquisitions of products, technologies and businesses as one part of our growth strategy. We continuously evaluate acquisition candidates that provide opportunities to expand our customer base, cross-sell products, and broaden our product offerings with proven solutions in a timely and cost-effective manner. Since 1994 we have made 16 acquisitions and believe that to date we have achieved our objectives of growth and broadening our product offerings through this acquisition program. We intend to continue such activity in the future, although we do not anticipate material acquisitions in the near term as we complete the integration of our 1999 acquisitions.

Employees

           As of September 30, 1999, we had 1,023 full-time employees. Of this number, 280 were engaged in product groups (primarily product development), 293 in customer service and support, 106 in sales and marketing, 161 in implementation and training, 21 in technology, research and development and 162 in general and administrative functions.

Description of Property

           Our corporate headquarters are located in Portland, Oregon in a leased facility consisting of approximately 79,800 feet of office space occupied under leases that expire in 2003. Annual lease payments for our corporate headquarters are approximately $1,300,000, with provisions for inflationary increases. We also lease office space in Atlanta, Georgia (52,678 square feet); Dayton, Ohio (15,151 square feet); Burnsville, Minnesota (18,392 square feet); Englewood Cliffs, New Jersey (6,148 square feet); Houston, Texas (7,565 square feet); Denver, Colorado (4,470 square feet); Charleston, South Carolina (2,500 square feet); McLean, Virginia (2,680 square feet); Pleasanton, California
(60,242 square feet); Jericho, New York (1,140 square feet); and Trumbull, Connecticut (92,000 square feet). These leases expire in 2000, 2006, 2000, 2002, 2002, 2004, 2003, 2001, 2007,

2002, and 2003, respectively. Annual lease payments for these additional facilities, in aggregate, are approximately $2.9 million. We believe the office space currently under lease is adequate to meet our needs for the next year.

Legal Proceedings

           We are involved in routine legal matters incidental to our business. We believe that the resolution of any such matters that are currently outstanding will not have a material effect on our financial condition or results of operation. However, no assurance can be given that the concurrent resolution of several of such matters in manners adverse to us would not have a material adverse effect on our financial condition or results of operations.

                                                    MANAGEMENT

Directors and Executive Officers

           The executive officers and directors of CFI ProServices, Inc., dba Concentrex Incorporated (the "Company") as of November 15, 1999, are as follows:

Name                            Age        Position

Matthew W. Chapman              49         Chairman and Chief Executive Officer

Robert P. Chamness              47         President and Chief Operating Officer

Robert T. Jett                  55         Executive Vice President, Product
                                           Development Division and   Secretary

Michael J. Clement              52         Senior Vice President, Customer
                                           Support & Quality Assurance Division

Daniel C. Larlee                47         Senior Vice President, Technology &
                                           Research Division and Chief
                                           Technology Officer

Lois M. Roberts                 54         Senior Vice President, Sales,
                                           Marketing & Customer Services
                                           Division

Eric T. Wagner                  50         Senior Vice President, Custom
                                           Products Division

Kurt W. Ruttum                  40         Vice President, Finance &
                                           Administration Division, Chief
                                           Financial Officer, and Treasurer

Jeffrey P. Strickler            42         Vice President, Legal, Risk
                                           Management & Corporate Development
                                           Division, General Counsel, and
                                           Assistant Secretary

Zenon S. Piotrowski             43         Vice President, Standard Products
                                           Division

Kathleen Bromage                42         Vice President, e-Commerce Division

Eran S. Ashany                  36         Director

Frank E. Brawner                66         Director

J. Kenneth Brody                76         Director

L. B. Day                       55         Director

Lorraine O. Legg                60         Director

     Mr. Chapman has served as the Company's Chief Executive Officer since February 1988 and as its Chairman since February 1991. Mr. Chapman was President of the Company from August 1987 to April 1992 and became a director in September 1987. Prior to joining the Company, Mr. Chapman was outside counsel to the Company, and was a founding partner of the law firm of Farleigh, Wada & Witt, P.C. Mr. Chapman has previously served as a faculty member of the American Bankers Association National Graduate Compliance School and the Credit Union National Association Regulatory Compliance School. Mr. Chapman is a director of Microchip Technology, Incorporated, a Chandler, Arizona manufacturer and supplier of programmable microchips. Mr. Chapman is also a Trustee of the University of Portland.

           Mr. Chamness has served as President and Chief Operating Officer of the Company since July 1995 and served as Executive Vice President and General Counsel of the Company from April 1993 until he was appointed as President and Chief Operating Officer. From 1985 to March 1993, Mr. Chamness was a partner with the law firm of McKenna & Fitting, Los Angeles, California, and its predecessor. From 1990 to 1994, Mr. Chamness served as the Chair of the Consumer Financial Services Committee of the American Bar Association. Mr. Chamness has authored numerous compliance manuals for the American Bankers Association, including manuals relating to the Truth in Savings Act and consumer lending.

     Mr. Jett has served as Executive Vice President and Secretary of the Company since April 1984. Mr. Jett is responsible for managing the Product Development Division. Prior to joining the Company, he managed the legal department of Evans Products Company, a diversified manufacturing company.

           Mr. Clement joined the Company in October 1984 and has served as Senior Vice President, Customer Support & Quality Assurance Division since January 1998. From January 1993 until October 1995, Mr. Clement served as Senior Vice President of Customer Service. From October 1995 until May 1996 he served as Senior Vice President of the Standard Products Group. From June 1996 until January 1998 he served as Vice President of the Electronic Products Delivery Group. Prior to joining the Company, Mr. Clement was a Regional Vice President for Evans Financial Corp., a mortgage banking company.

           Mr. Larlee joined the Company in April 1992 as its Director of Technology and became a Vice President and Chief Technology Officer of the Company in September 1994. In January 1998, Mr. Larlee was elected Vice President, Technology & Research Division and Chief Technology Officer and promoted to Senior Vice President in January 1999. From May 1989 until he joined the Company, Mr. Larlee was Director of Technology for World Trade Services, a software and data processing services provider to businesses engaged in international trade.

           Ms. Roberts joined the Company in May 1993 as its Operations Software Product Manager and was elected Vice President of Marketing and Corporate Communications in October 1995. In January 1998, Ms. Roberts was elected Senior Vice President, Sales, Marketing & Customer Services Division. Prior to joining the Company in 1993, Ms. Roberts served as the President of Quickor Net, Inc., a privately held data processing company located in Portland, Oregon.

           Mr. Wagner joined the Company as Senior Vice President in November 1995 in connection with the Company's acquisition of Culverin Corporation, a developer and distributor of financial institution sales and service delivery software products ("Culverin"). In January 1998, Mr. Wagner was elected Senior Vice President, Product & Corporate Integration Division, with responsibility for managing CFI's Retail Delivery Products Group and integration of the Company's products and corporate organization. Mr. Wagner joined Culverin in 1979, and served as its President and Director until its acquisition by the Company.

     Mr. Ruttum joined the Company in November 1997 as Vice President, Finance & Administration Division and Chief Financial Officer. In January 1999 Mr. Ruttum was appointed Treasurer of the Company. From October 1996 until November 1997, Mr. Ruttum was Vice President and General Counsel for Phoenix Gold International, Inc., a manufacturer of car audio equipment. From February 1997 until November 1997, Mr. Ruttum also served as Secretary of Phoenix Gold International, Inc. Mr. Ruttum was an attorney with the law firm Tonkon Torp LLP in Portland, Oregon, where he emphasized corporate finance and securities matters, from 1986 through August 1996.

           Mr. Strickler joined the Company in August 1994 as Corporate Counsel. He was elected General Counsel and Assistant Secretary in January 1996 and Vice President, Legal, Risk Management and Corporate Development Division, General Counsel and Assistant Secretary in January 1998. From January 1991 until joining the Company, Mr. Strickler served as Corporate Counsel for Cadre Technologies, Inc., a developer and manufacturer of software development automation products formerly located in Beaverton, Oregon. Mr. Strickler was an attorney with the law firm Perkins Coie in Portland, Oregon from 1985 to January 1991.

     Mr. Piotrowski joined the Company in March 1995 and has served as Vice President of the Standard Products Division of the Company since October 1997. Prior to joining the Company, Mr. Piotrowski was a Senior Consultant in the Finance Industry Group at Lexmark International, Inc.

           Ms. Bromage joined the Company in May 1999 as Vice President of the Company's newly formed e- Commerce division in connection with the Company's acquisition of MECA Software, L.L.C. She served as MECA's Executive Vice President and Chief Financial Officer. Prior to joining MECA, she served as Senior Vice President and Director of Business Planning, Financial Analysis and Management Reporting for Shawmut National Bank. She was employed by Price Waterhouse as an Audit Manager in its Financial Services Industry group prior to her employment with Shawmut National Bank.

           Mr. Ashany has been employed by Allen & Company Incorporated, an investment banking company, since August 1988, and has been a Vice President and Director of that firm since September 1990 and February 1995, respectively. Mr. Ashany is also a director of Eco-Bat Technologies, plc, a lead smelter and battery recycler with operations in the United Kingdom, Germany, France, Italy, and Austria.

           Mr. Brawner served as the Chief Executive Officer of the Oregon Bankers Association and the Independent Community Banks of Oregon from 1975 until his retirement in 1998. He became President of the Oregon Bankers Association in 1992. From 1991 through 1998, Mr. Brawner also served as Executive Vice President of the Oregon Mortgage Bankers Association. Mr. Brawner has also served as Secretary of the Northwest Intermediate Banking Schools and as a member of the Board of Directors of the Pacific Coast Banking School and the Oregon Society of Association Executives.

     Mr. Brody has served as a director of the Company since May 1990 and a consultant to the Company since 1988. Since 1984, he has been the Chairman of ComPix Incorporated, a manufacturer of infrared thermal analysis devices. Mr. Brody is also a Director of the U.S. Navy Memorial Foundation. From 1992 until December 1996, he served as a consultant to First Portland Corporation and as a member of the management committee of Intercoastal Manufacturing, Co., a golf cart parts sales and services company.

           Mr. Day has been President and a director of L.B. Day & Company, Inc., a consulting firm which provides organization development, design and planning services to clients at senior and executive levels, since 1995. From 1983 to 1994, he served as Vice President and then President of Day-Floren Associates, Inc., a consulting firm specializing in strategic planning for high-technology companies. Mr. Day is a director of Microchip Technology, Incorporated, a Chandler, Arizona manufacturer and supplier of programmable microchips.

           Ms. Legg has served as President and Chief Executive Officer of TIS Financial Services, Inc., an asset securitization and management company, since its formation in 1984. Ms. Legg also serves as President, Chief Executive
Officer and a director of TIS Mortgage Investment Company, a real estate investment trust. Prior to her involvement with TIS, Ms. Legg served as Vice President and Treasurer of Boise Cascade Corp, a Fortune 500 forest products manufacturer, and in various management roles with affiliates of Boise Cascade Corp. From 1967 through 1970, Ms. Legg was Vice President of the Federal
National Mortgage Association, and was a principal architect of the GNMA mortgage-backed security. Ms. Legg also serves as Chairman of The Planned Giving Foundation, Inc., a charitable organization.

Board of Directors and Committees

           The Company's Amended and Restated Articles of Incorporation provide that the Board of Directors will be fixed as provided by the Bylaws, but the number of directors cannot be less than three. The Company's Bylaws provide that the Board of Directors will consist of not less than three and no more than nine directors. The Articles and Bylaws also provide that at any time when the Board of Directors consist of six or more members, in lieu of electing the entire Board of Directors annually, the board will be divided into three classes, with the method of classification made by the director then serving as the Chairman of the Board of Directors. Members of each of the three classes of directors generally are elected to serve a three year term, with the terms of office of each class ending in successive years.

           The Board of Directors currently consist of eight directors divided into three classes. Matthew W. Chapman and Frank E. Brawner comprise the Class 1 directors, whose term will continue until the 2000 annual shareholders meeting. Ron S. Ashany, Robert P. Chamness, and L.B. Day comprise the Class 2 directors, whose term will continue until the 2001 annual shareholders meeting. J. Kenneth Brody, Robert T. Jett, and Lorraine O. Legg comprise the Class 3 directors, whose term will continue until the 2002 annual shareholders meeting.

     The Board of Directors has five standing committees: the Audit, Compensation, Nominating, Executive, and Proxy Committees. The Audit Committee is comprised of Mr. Ashany (who serves as the Chair), Mr. Brawner, and Ms. Legg. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors.

     The Compensation Committee is comprised of Mr. Brody (who serves as the Chair), Mr. Ashany, and Ms. Legg. This committee administers the Company's stock option plans and approves stock option grants and contributions to the Company's employee benefit plans.

     The Nominating Committee is comprised of Ms. Legg (who serves as the Chair), Mr. Brody, Mr. Chamness, and Mr. Chapman. This committee recommends to the Board of Directors nominees for election as directors.

     The Executive Committee is comprised of Mr. Chapman (who serves as the Chair), Mr. Brody, and Ms. Legg. This committee is empowered to exercise all of the authority of the Board of Directors in the management of the Company, except as otherwise may be provided by law.

     The Proxy Committee is comprised of Mr. Chapman (who serves as the Chair), Mr. Chamness, and Mr. Jett. This committee votes shareholder proxies at the annual shareholder meetings and at any special shareholder meetings, if appointed by shareholders in a written proxy.

Board Compensation

           In accordance with the terms of the Outside Directors Compensation and Stock Option Plan, all outside directors receive an annual retainer of $7,000 for serving as members of the Board of Directors and $1,000 for each Board of Directors meeting attended. They also receive stock options to purchase 4,000 shares per year, granted on the first business day following the annual meeting of shareholders, with an exercise price equal to the fair market value of the Company's common stock at the close of trading on the last trading day prior to the issuance of the option. All options granted under the Outside Directors Compensation and Stock Option Plan are fully vested upon grant. The annual retainer and number of options granted are pro rated for service during a partial year.

     During 1998, the Company paid J. Kenneth Brody the sum of $12,000 for services as a consultant. Mr. Brody has served the Company as a consultant since 1988. The Company has retained Mr. Brody's services as a consultant in 1999 at approximately the same level of business for the same level of compensation.

     During 1998, the Company paid L.B. Day the sum of $29,770.25 for services as a consultant. Mr. Day has served the Company as a consultant since 1991. The Company has not retained, and does not expect to retain, Mr. Day's services as a consultant in 1999.

Executive Compensation

           Compensation Summary. Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1998, 1997, and 1996, of the following persons:
(i) the chief executive officer of the Company as of December 31, 1998, and (ii) the other four most highly compensated executive officers of the Company who were serving in that capacity as of December 31, 1998. The individuals described in (i) and (ii) above are referred to as the "Named Executive Officers."


                                            Summary Compensation Table
                                                                                Long Term
                                                                                Compensation
                                                Annual Compensation             Awards

                                                                                Securities     All Other
                                                                                Underlying     Compensation
Name and Principal Position           Year     Salary ($)1       Bonus ($)      Options (#)    ($)2
---------------------------           ----     -----------       ---------      -----------    -------------
Matthew W. Chapman, Chairman          1998     226,000           226,000          30,000       11,180
  and Chief Executive Officer         1997     205,000                --              --       11,180
                                      1996     172,500           172,500         100,000       10,750

Robert P. Chamness, Director,         1998     203,150           192,993          25,000       12,800
  President and Chief Operating       1997     184,500                --              --       12,800
  Officer                             1996     152,000           121,600          50,000       12,250

Robert T. Jett, Director, Executive   1998     180,000           108,000          15,000       12,800
  Vice President and Secretary        1997     162,500                --              --       12,800
                                      1996     137,000            78,090          50,000       10,939

Lois M. Roberts, Senior Vice          1998     160,000            80,000          16,000       12,800
  President                           1997     138,750                --           5,000        3,915
                                      1996     100,000            39,600          10,000        2,468

Eric T. Wagner, Senior Vice           1998     160,000            80,000              --        3,980
  President                           1997     150,000                --              --        3,980
                                      1996     120,000             1,200              --        2,437

     1Includes amounts deferred by executive officers under the Company's 401(k) profit sharing plan.

      2Stated  amounts  include Company  contributions  to the Company's  401(k)
profit  sharing  plan,  life  insurance  premiums,  and parking  and  automobile allowance as described in section entitled Description of "All Other Compensation" Amounts.



                                  Description of "All Other Compensation" Amounts

      Name                           1998       1997      1996       Description
      ----                           ----       ----      ----       -----------
      Matthew W. Chapman             $3,200     $3,200    $3,000     401(k) Plan contribution
                                        780        780       550     Life insurance premium
                                      7,200      7,200     7,200     Parking and automobile allowance

      Robert P. Chamness               3,200      3,200     3,000    401(k) Plan contribution
                                         780        780       550    Life insurance premium
                                       8,820      8,820     8,700    Parking and automobile allowance

      Robert T. Jett                   3,200      3,200     1,689    401(k) Plan contribution
                                         780        780       550    Life insurance premium
                                       8,820      8,820     8,700    Parking and automobile allowance

      Lois M. Roberts                  3,200      3,200     2,044    401(k) Plan contribution
                                         780        715       424    Life insurance premium
                                       8,820         --        --    Parking and automobile
                                                                     allowance

      Eric T. Wagner                    3,200     3,200     2,437    401(k) Plan contribution
                                          780       780        --    Life insurance premium


           Stock Options Granted. The following table contains information concerning the grant of stock options under the Company's 1995 Consolidated Stock Option Plan (the "1995 Plan") to the named executive officers in 1998.


                                         Option Grants in Last Fiscal Year


                                                                                                    Potential Realizable
                                                                                                   Value At Assumed Annual
                                                                                                    Rates of Stock Price
                                                                                                      Appreciation for
                                                                                                         Individual
                                                    Individual Grants                                Grants Option Term1
                              -------------------------------------------------------------    -------------------------------
                                Number of        %of Total
                                Securities        Options
                                Underlying      Granted to       Exercise
                                 Options       Employees in       Price        Expiration
           Name                  Granted2       Fiscal Year      ($/Sh.)          Date              5% ($)          10% ($)
--------------------------    -------------- ----------------- ------------  --------------    ----------------- -------------
Matthew W. Chapman                    30,000               14%       $12.25          1/9/08             $231,117      $585,699
Robert P. Chamness                    25,000               12%       $12.25          1/9/08             $192,597      $488,082
Robert T. Jett                        15,000                7%       $12.25          1/9/08             $115,558      $292,849
Lois M. Roberts                       16,000              7.5%       $12.25          1/9/08             $123,262      $312,373
Eric T. Wagner                            --                --           --              --                   --            --


      1These calculations are based on certain assumed annual rates of appreciation as required by rules adopted by the Securities and Exchange Commission requiring additional disclosure regarding executive compensation. Under these rules, an assumption is made that the shares underlying the stock options shown in this table could appreciate at rates of 5 percent and 10 percent per annum on a compounded basis over the ten-year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock and overall stock market conditions. There can be no assurance that amounts reflected in this table will be achieved.

      2The option grants listed above all vest 20 percent per year on each of the five anniversary dates following the date of grant.

           Option Exercises and Holdings. The following table provides information concerning the exercise of options during 1998 and unexercised options held as of December 31, 1998, with respect to the named executive officers.


                                  Aggregated Option Exercises in Last Fiscal Year
                                         and Fiscal Year-end Option Values


                                                                          Number of
                                 Shares                             Securities Underlying             Value of Unexercised
                                Acquired                             Unexercised Options              In-The-Money Options
                                   On            Value                  At FY-End (#)                    At FY-End ($)1
                                Exercise        Realized                Exercisable/                      Exercisable/
           Name                   (#)             ($)                   Unexercisable                     Unexercisable
--------------------------    ------------    ------------    ---------------------------------    ---------------------------
Matthew W.                              --              --             40,000 / 90,000                       -- / --
Chapman
Robert P. Chamness                      --              --            128,000 / 77,000                    $173,500 / --
Robert T. Jett                          --              --             20,000 / 45,000                       -- / --
Lois M. Roberts                         --              --             7,625 / 27,600                      $1,951 / --
Eric T. Wagner                          --              --                 -- / --                           -- / --

     1Market value of the underlying securities at December 31, 1998, $11.625 per share, minus the exercise price of the unexercised options.

Compensation Committee Interlocks and Insider Participation

     During 1998, the Compensation Committee was comprised of Eran S. Ashany, J. Kenneth Brody (Chair) and Lorraine O. Legg, none of whom was otherwise employed by the Company.

           In 1997, the Company formed Lori Mae, L.L.C., an Oregon limited liability company ("Lori Mae"), with Pacific Securitization, Inc., a California corporation involved in asset securitization. The Company and Pacific Securitization, Inc. each own 50 percent of the Lori Mae. Lori Mae was formed to acquire and securitize standardized small business loans and credit lines originated by the Company's client banks and other regulated financial institutions. Lorraine Legg, a member of the Company's Board of Directors, owns a 39.25 percent interest in Pacific Securitization, Inc.

Stock Performance Graph

           The Securities and Exchange Commission requires that registrants include in their proxy statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (a) the registrant, (b) a broad-based equity market index and (c) an industry-specific index. The following graph includes the required information from December 31, 1993, through the end of the last fiscal year (December 31, 1998). The broad-based market index used is the Russell 2000 market index ("Russell 2000") and the industry-specific index used is the Standard & Poors Computer Software & Services Index. [GRAPHIC OMITTED]


                                          Annual Percentage Return
                                                Years Ended

                                12/31/94      12/31/95    12/31/96     12/31/97      12/31/98
Company/Index
CFI ProServices, Inc.            (6.09)         10.19      (4.20)      (14.04)         (5.10)
S&P Software & Services          18.21          40.53      55.46        39.30          81.19
Russell 2000                     (1.82)         28.44      16.49        22.36          (2.55)



                                        Base                                 Indexed Returns
                                       Period                                    Years Ended
Company/Index                         12/31/93       12/31/94      12/31/95      12/31/96      12/31/97      12/31/98
                                                     --------      --------      --------      --------      --------
CFI ProServices, Inc.                $100.00          $ 93.91       $103.48        $99.13       $ 85.22        $80.87
S&P Software & Services               100.00           118.21        166.12        258.25        359.75        651.84
Russell 2000                          100.00            98.18        126.10        146.90        179.74        175.16


Employment   Contracts,   Termination  of  Employment,   and   Change-in-Control
Arrangements

           The Company entered into an Employment Agreement (the "Agreement") with Eric T. Wagner on November 21, 1995, when it acquired Culverin Corporation. The Agreement expires on November 20, 2000. The agreement provided Mr. Wagner with an initial annual base salary of $120,000, with adjustments made annually as determined by the Company's President, and incentive compensation based upon the achievement of certain performance objectives (determined in the manner described under "Report of the Compensation Committee on Executive Management Compensation Incentive Compensation"). In the event that the Agreement is terminated by the Company for convenience or by Mr. Wagner for good reason, then Mr. Wagner is entitled to severance in an amount not more than the amount he would have received during the remaining term of the Agreement, but not less than the lesser of (1) the amount he received during the twelve month period immediately preceding the termination or (2) the amount he would have received during the remaining term of the Agreement.

           The Company has entered into Executive Retention Agreements with 13 officers of the Company, including the Named Executive Officers. The Executive Retention Agreements provide favorable severance benefits for the officers should their positions be diminished or terminated due to a change in control. Specifically, they authorize, upon the occurrence of a change-in-control, a severance payment to the officer of a single payment in cash equal to one and one half times the officer's annual compensation, including base, bonus and incentive compensation (three times annual compensation for nine executive officers, including all of the Named Executive Officers), at the rate in effect immediately prior to termination or at the rate in effect immediately prior to the change in control of the Company, whichever is greater. The officers may also receive certain other benefits in the event of a change in control, all of which are described in the Executive Retention Agreement.

Report of the Compensation Committee on Executive Management Compensation

     Executive Compensation Principles. In administering the Company's executive compensation management program, the Compensation Committee is guided by the following principles:

           1. The principal purpose of the program is to attract, retain and motivate key employees.

           2. The program is based upon the achievement of measurable results, both short term and long term.

           3. The program must, therefore, be composed of short-term and long-term elements based upon short-term and long-term goals.

           4. A principal purpose of the program is to maximize the interest of the shareholders.

           5. Meaningful stock ownership by key employees and stock performance are important components of the plan.

           6. The base elements of the plan should be comparable to compensation
paid  by  like   companies  for  like   responsibilities,   but  should  provide
opportunities for superior rewards based upon exceptional results.

           7. Exceeding plan goals should materially increase rewards.

           8. The plan should reward not only Company performance, but also excellent individual performance.

           9. The plan should provide internal equity.

           Elements of the Program. The primary elements of the compensation program are the short-term components of base pay and incentive compensation and the long-term component of stock options.

           Base Pay. The Company's executive compensation is based on the annual Financial Plan prepared by Company management and reviewed and adopted by its Board of Directors. The Plan provides the benchmark for the measurement of performance.

           Surveys of companies in comparable industries are then used to set base pay. In establishing 1998 base pay, the Compensation Committee relied upon a report by Arthur Andersen LLP, which included certain published surveys and Arthur Andersen LLP internal data. Some of the companies included in such surveys are also included in the industry specific index used by the Company in its stock performance graph. This process resulted in increases averaging ten percent from 1997 to 1998.

           Incentive Compensation. A critical principle here is the greater the responsibility and ability to affect results, the higher the proportion of salary paid as incentive compensation. For 1998, the incentive compensation for the Company's Named Executive Officers was based upon the achievement of Plan Performance Objectives, consisting of Personal Objectives and Financial Plan Objectives. Personal Objectives for each of the Named Executive Officers other than the Chief Executive Officer were set by the Chief Executive Officer. Personal Objectives for the Chief Executive Officer were set by the Compensation Committee.

           For 100 percent achievement of Plan Performance Objectives, each of the Named Executive Officers was to receive a percentage of his/her base salary as set forth below (the "Plan Bonus Amount"):

                Matthew W. Chapman              100% of base salary
                Robert P. Chamness                95% of base salary
                Robert T. Jett                    60% of base salary
                Lois M. Roberts                   50% of base salary
                Eric T. Wagner                         50% of base salary

           Entitlement to incentive compensation begins upon achievement of least 70 percent of Plan Performance Objectives, provided that no incentive compensation may be awarded unless the Company achieves at least 70 percent of the Financial Plan Objectives. In the event the Company achieves between 70 percent and 100 percent of the Financial Plan Objectives, the Named Executive Officers would be entitled to receive a proportional amount of the incentive compensation they would be entitled to receive for achieving 100 percent of the Plan Performance Objectives (3-1/3 percent for each one percent increase between 70 percent and 100 percent of the Financial Plan Objectives). In the event that the Company achieves in excess of 100 percent of the Financial Plan Objectives, the Named Executive Officers may be awarded an additional bonus in an amount equal to one percent (two percent for the Named Executive Officers who are also Directors of the Company) of such officer's Plan Bonus Amount for each one percent that the Company's financial performance exceeds Financial Plan Objectives; provided, however, that in no event shall any incentive compensation be paid with respect to financial performance in excess of 120 percent of the Company's Financial Plan Objectives.

           While the Company's program is intended to provide competitive base pay for its executives, it is designed to provide higher than competitive rewards for outstanding performance.

           The Company achieved 100 percent of the 1998 Financial Plan Objectives. As a result, the Board of Directors determined that full bonuses be paid to the Named Executive Officers under this bonus plan related to 1998 performance.

           Stock Option Plans. Stock options provide the long-term element of the compensation program. The Compensation Committee also administers the Company's stock option plans. The largest number of stock option shares are granted to those executive officers of the Company who are in a position to most significantly advance the Company's long-term goals. Except in the case of initial hires, such grants are made annually, following annual focal point reviews and salary adjustments. Most of the Company's option agreements include a five-year vesting schedule, which furthers retention of key executives. A stock option grant is intended to encourage substantial stock ownership by executive officers and to make the risks and rewards of stock ownership a principal determinant in the motivation and performance of management. Stock ownership and prospective stock ownership related to the stock ownership program are intended to insure the unity of the interests of management and the shareholders.

           Since its inception, the Company has followed a policy of extending stock options to a broad base of employees below the executive management level for the purpose of strengthening employee loyalty to and identity with the Company, and motivating employee interest in the Company's success. The Company has never repriced its stock options.

           Company Performance and CEO Compensation. For 1998, Matthew W. Chapman's base salary, as approved by the Compensation Committee, was $226,000. The base salary was determined using the same method as for other executive officers as discussed above under "Base Pay." As discussed under the heading "Incentive Compensation" above, the Company achieved 100 percent of the 1998 Financial Plan Objectives and Mr. Chapman achieved 100 percent of his personal objectives (as determined by the Company's Board of Directors). Therefore, Mr. Chapman received a bonus in the amount of $226,000 related to 1998 performance.

           Deductibility Limitations under Section 162(m) of Internal Revenue Code. The Company has not adopted a policy with respect to executive compensation in excess of $1,000,000 a year and has not paid such compensation. The Company will continue to review existing limitations on the tax deductibility of such compensation.

           Compensation Committee:

           J. Kenneth Brody (Chair)     Eran S. Ashany          Lorraine O. Legg

                                     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                                               OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

           The following table sets forth, as of October 15, 1999, certain information furnished to the Company with respect to ownership of the Company's common stock of (i) each director, (ii) the "Named Executive Officers" (as defined under "Executive Compensation"), (iii) all persons known by the Company, based upon review of Schedules 13D and 13G filed with the Securities and Exchange Commission, to be beneficial owners of more than five of its common stock, and (iv) all current executive officers and directors as a group. The Company had 5,217,491 shares issued and outstanding on October 15, 1999.

                                                 Common Stock(1)  Percent
                                                                  of Shares
Name and Address of Beneficial Owner            Number of Shares  Outstanding
------------------------------------            ----------------  -----------

Brown Capital Management, Inc.2                 673,700              12.9%
809 Cathedral Street
Baltimore, Maryland 21201

Becker Capital Management, Inc.3                474,300               9.1%
1211 S.W. Fifth Avenue, Suite 2185
Portland, Oregon 97204

Brinson Partners, Inc.4                         465,600               8.9%
209 South Lasalle Street
Chicago, Illinois 60604

Wellington Management Company, LLC5             420,000               8.0%
75 State Street
Boston, Massachusetts 02109

Levine Leichtman Capital Partners II, L.P.6     344,186               6.6%
355 North Maple Drive
Beverly Hills, California 90210

Matthew W. Chapman7,8                           337,190               6.4%

Robert P. Chamness9                             170,000               3.2%

Robert T. Jett10                                160,180               3.1%

Eran S. Ashany11                                 78,000               1.5%

J. Kenneth Brody12                               27,000              *

Lois M. Roberts13                                15,287              *

Eric T. Wagner14                                 10,704              *

Lorraine O. Legg15                               20,868              *

Frank E. Brawner16                                5,293              *

L. B. Day17                                       4,663              *

All directors and executive officers            994,258              17.5%
as a group (16 persons)18


      *  Less than one percent.

      1Applicable percentage of ownership is based on 5,217,491 shares of common stock outstanding as of October 15, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days after October 15, 1999, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

      2 Brown Capital Management, Inc. ("Brown") is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. As of June 30, 1999, Brown, in its capacity as investment adviser, may be deemed to have beneficial ownership of 673,700 shares of common stock of CFI ProServices, Inc. that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class. As of June 30, 1999, Brown had sole voting power with respect to 622,900 shares and sole dispositive power with respect to all 673,700 shares.

      3 Becker Capital Management, Inc. ("Becker") is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. As of December 31, 1998, Becker, in its capacity as investment adviser, may be deemed to have beneficial ownership of 474,300 shares of common stock of CFI ProServices, Inc. that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class. As of December 31, 1998, Becker had sole voting and dispositive power with respect to all 474,300 shares.

      4 Brinson Partners Inc. ("Brinson") is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. As of December 31, 1998, Brinson, in its capacity as investment adviser, may be deemed to have beneficial ownership of 465,600 shares of common stock of CFI ProServices, Inc. that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class. As of December 31, 1998, Brinson had shared voting and dispositive power with respect to all 465,600 shares.

      5 Wellington Management Company, LLP ("WMC") is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. As of December 31, 1998, WMC, in its capacity as investment adviser, may be deemed to have beneficial ownership of 420,000 shares of common stock of CFI ProServices, Inc. that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class. As of December 31, 1998, WMC had shared voting power with respect to 97,900 shares and shared dispositive power with respect to all 420,000 shares.

      6Levine Leichtman Capital Partners II, L.P. ("Levine") has shared voting power and shared dispositive power with respect to all 344,186 shares. Levine holds a Note entitling it to convert that Note into 216,912 shares (assuming the full accreted value of the Note). As of October 15, 1999, Levine is entitled to convert the Note into 164,906 shares based on the Note's accreted value as of that date. On that basis, Levine is the beneficial owner of 292,180 shares representing 5.6% of the Company's common stock.

      7 The address for such person is 400 S.W. Sixth Avenue, Portland, Oregon 97204.

      8 Includes 66,000 shares issuable upon exercise of options exercisable within 60 days of October 15, 1999. Also includes 287 shares allocated to Mr. Chapman's account under the CFI ProServices, Inc., Employee Savings and Stock Ownership Plan (the "ESSOP"). Mr. Chapman has shared voting and dispositive power with respect to such 287 shares.

      9 Includes 155,000 shares issuable upon exercise of options exercisable within 60 days of October 15, 1999. Also includes 439 shares allocated to Mr. Chamness's account under the ESSOP. Mr. Chamness has shared voting and dispositive power with respect to such 439 shares.

      10 Includes 33,000 shares issuable upon exercise of options exercisable within 60 days of October 15, 1999. Also includes 436 shares allocated to Mr. Jett's account under the ESSOP. Mr. Jett has shared voting and dispositive power with respect to such 436 shares.

      11 Includes 78,419 shares held in the name of Allen Investments III, a venture capital investment partnership. Mr. Ashany is an officer and director of Allen & Company Incorporated ("ACI"), and the general partner of Allen Investments III, but he disclaims beneficial ownership of those 78,419 shares. Of the remaining 13,500 shares, 3,500 are owned of record by Mr. Ashany and 12,000 are issuable to Mr. Ashany upon exercise of options exercisable within 60 days of October 15, 1999. Does not include shares held of record by other officers and directors of ACI.

      12 Includes 12,000 shares issuable upon exercise of options exercisable within 60 days of October 15, 1999.

      13 Includes 14,625 shares issuable upon exercise of options exercisable within 60 days of October 15, 1999. Also includes 279 shares allocated to Ms. Roberts' account under the ESSOP. Ms. Roberts has shared voting and dispositive power with respect to such 279 shares.

      14 Includes 444 shares allocated to Mr. Wagner's account under the ESSOP. Mr. Wagner has shared voting and dispositive power with respect to such 444 shares.

      15 Includes 12,384 shares issuable upon exercise of options exercisable within 60 days of October 15, 1999.

      16 Includes 5,293 shares issuable upon exercise of options exercisable within 60 days of October 15, 1999.

      17 Includes 4,663 shares issuable upon exercise of options exercisable within 60 days of October 15, 1999.

      18 Includes 472,413 shares issuable upon exercise of options exercisable within 60 days of October 15, 1999. Also includes 3,559 shares allocated to the executive officers' accounts under the ESSOP. The executive officers have shared voting and dispositive power with respect to such 3,559 shares.

                                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           The Company engaged the services of Michaels Printing, Inc. for purposes of printing and related services, for which the Company paid an aggregate of approximately $130,000 during 1998. Robert T. Jett, Executive Vice President, Secretary and a member of the Board of Directors of the Company, is the brother of Michael Jett, an equity owner of Michaels Printing, Inc. The Company believes that the terms and conditions under which printing orders have been made with Michaels Printing, Inc. have been based on competitive prices for similar services available within the Portland metropolitan area. The Company continued this business relationship in 1999.

           Pursuant to a Stock Sale and Purchase Agreement (the "Agreement") entered into by the Company in connection with its acquisition of all of the issued and outstanding common stock of Culverin Corporation in November 1995, Eric Wagner, a former Culverin shareholder and a Named Executive Officer, received $1,177,877 cash paid in installments through December 31, 1998, and 10,704 shares of the Company's common stock on January 1, 1998. Certain other contingent payments will be made on an annual basis through December 31, 2000. The contingent payments will be equal to specified percentages of the Company's revenues (as such term is defined in the Agreement) attributable to the licensing of certain products in each fiscal year during such period. Contingent payments made through December 31, 1998, total $785,203 and were made in cash. Contingent payments earned in 1999 and 2000 may be made, at the Company's option, either in cash or in combination of cash and the Company's common stock. The aggregate payments to be made by the Company pursuant to the Agreement to all former Culverin shareholders, including Mr. Wagner, cannot exceed $10,000,000.

           The Company has pledged a certificate of deposit in the amount of $200,000 with a bank, securing a loan by the bank to Robert P. Chamness in connection with construction of Mr. Chamness' principal residence. The loan is scheduled to be repaid upon the sale of Mr. Chamness' current residence.

           The Company entered into an amendment to an Employment, Confidentiality and Invention Agreement with Paul Harrison dated May 27, 1999 in connection with the Company's acquisition of MECA Software, L.L.C. Mr. Harrison resigned as the Company's Senior Vice President effective as of October 1, 1999. The amended agreement requires that the Company continue Mr. Harrison's annual base salary of $300,000 and employment benefits through December 31, 2000 and pay him lump sum payments of $543,344 by January 31, 2000 and of $1,281,733 by January 31, 2001.

           In connection with the Company's acquisition of MECA, the Company assumed a Severance, Confidentiality and Invention Agreement with Kathleen
Bromage, the Company's Vice President, e-Commerce Division. That agreement provides that, if the Company terminates Ms. Bromage's employment for reasons other than for "cause," then the Company is required to continue Ms. Bromage's base salary and fringe benefits for 12 months after such termination. "Cause" is defined generally to include an act of dishonesty, conduct injurious to the Company, incompetence, gross insubordination, violation of an agreement between Ms. Bromage and the Company, or conviction of certain crimes. The agreement also contains provisions regarding non-competition and non-solicitation of employees and customers.

                                             SELLING SECURITY HOLDERS

           The common stock we are registering for sale pursuant to this prospectus consists of 90,000 shares we issued to two of the selling security holders and 1,159,356 shares issuable to the other security holders upon (1) the exercise of Options entitled the holder to purchase 30,000 shares at an exercise price of $12.00 per share, 30,000 shares at an exercise price of $15.00 per share, and 40,000 shares at an exercise price of $18.00 per share, (2) the exercise of the one Warrant entitling the holders or their assignees to purchase 17,000 shares at an exercise price of $12.00 per share, (3) the exercise of the four Warrants entitling the holders or their assignees to purchase 439,822 shares at an exercise price of $12.34375 per share, and (4) the conversion of the five 10% Convertible Subordinated Discounted Notes entitling the holders or their assignees to convert those Notes into 602,539 shares at a conversion price of $12.34375 per share (assuming the maximum accreted value of the Notes). This registration statement also covers an undetermined number of additional shares as may become issuable as a result of adjustments in the respective exercise price of the Options and the Warrants and the conversion price of the Notes to prevent dilution in accordance with Rule 416 under the Securities Act of 1933. We will not receive any proceeds from the sale of shares of common stock by the selling security holders.

           We do not have a material relationship with any of the selling security holders within the past three years except U.S. Bancorp Libra, a division of U.S. Bancorp Investments, Inc. and RCG Capital Markets Group, Inc. On August 13, 1999, we issued to U.S. Bancorp Investments, Inc., in partial consideration for services as our financial advisor and placement agent in 1999, a Warrant to purchase 58,000 shares of our common stock. U.S. Bancorp Libra subsequently transferred a part of its interest in that Warrant to certain of its employees (or entities controlled by such employees) to purchase up to 34,800 of the 58,000 shares. We also have agreed to issue to U.S. Bancorp Investments, Inc., in consideration for investor relations services, a second Warrant to purchase 17,000 shares of our common stock. U.S. Bancorp Investments, Inc. also holds a Note entitling it to convert that Note into 114,482 shares. On September 15, 1999, we issued to RCG Capital Markets Group, Inc., in consideration for investor relations services, Options to purchase 100,000 shares of our common stock.

           The following table sets forth information as of October 15, 1999, relating to the beneficial ownership of our common stock, without taking into account any adjustments in the exercise price of the Warrants or the conversion price of the Notes, by each selling security holder. The numbers and percentages of shares beneficially owned set forth in the footnotes below are based on 5,217,491 shares outstanding at October 15, 1999, and have been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under this rule, beneficial ownership includes any shares as to which a person has sole or shared voting or dispositive power or may, within 60 days of October 15, 1999, acquire such power.



                                          Common Stock Owned         Common Stock          Common Stock Owned After
      Selling Security Holders             Prior to Offering         Being Offered               the Offering
                                                                                           Number          Percentage
Levine Leichtman Capital                        344,186                 344,186               --                --
Partners II, L.P.1
Abelco Holdings LLC2                            190,911                 190,911               --                --
Bay Star Capital, L.P.3                         162,684                 162,684               --                --
U.S. Bancorp Investments, Inc.4                 154,682                 154,682               --                --
RCG Capital Markets Group,                      100,000                 100,000               --                --
Inc.5
David C. Grove                                   85,000                 45,000              40,000              *
Foothill Partners, III, L.P.2                   63,637                  63,637                --                --
Soundshore Holdings Ltd.3                       54,228                  54,228                --                --
Soundshore Opportunity Holding                  54,228                  54,228                --                --
Fund Ltd.3
Ragen Mackenzie Incorporated,                   45,000                  45,000                --                --
as Custodian for David C. Grove,
IRA



                                                        57





Ravich Revocable Trust of 19896                 11,600                  11,600                --                --
Jeff Benjamin6                                   4,930                   4,930                --                --
Robert Okun6                                     4,930                   4,930                --                --
Upchurch Living Trust U/A/D                      4,930                   4,930                --                --
December 14, 19906
Alan Schrager6                                   1,740                   1,740                --                --
Tom Koch6                                        1,160                   1,160                --                --
Eben P. Perison6                                 1,160                   1,160                --                --
Caroline Sykes6                                  1,160                   1,160                --                --
Mark Fein6                                        580                     580                 --                --
Morrish Community Property                        580                     580                 --                --
Trust6
Jean Smith6                                       580                     580                 --                --
Forbes Burtt6                                     580                     580                 --                --
Steven F. Mayer6                                  580                     580                 --                --
Jeff Kirt6                                        290                     290                 --                --
      TOTAL                                    1,289,356               1,249,356            40,000              *


      *  Less than one percent.

      1Levine Leichtman Capital Partners II, L.P. (Levine) holds a Warrant entitling it to purchase 127,274 shares. It also holds a Note entitling it to convert such Note into 216,912 shares (assuming the full accreted value of the Note). As of October 15, 1999, Levine is entitled to convert the Note into only 164,906 shares based on the Note's accreted value as of that date.

      2This selling security holder holds a Warrant entitling it to purchase the number of shares opposite its name.

      3This selling  security  holder holds a Note  entitling it to convert that
Note into the number of shares opposite its name (assuming the full accreted value of the Note). As of October 15, 1999, Bay Star Capital, L.P., Soundshore Holdings Ltd., and Soundshore Opportunity Holding Fund Ltd. are entitled to convert their Notes into only 123,679, 41,226, and 41,226 shares, respectively, based on the Notes' accreted value as of that date.

      4U.S. Bancorp Investments, Inc. (US) holds a Warrant entitling it to purchase 58,000 shares (34,800 shares of which it transferred to certain of its employees or entities controlled by such employees), a second Warrant entitling it to purchase 17,000 shares, and a Note entitling it to convert that Note into 114,482 shares (assuming the full accreted value of the Note). As of October 15, 1999, US is entitled to convert the Note into only 86,576 shares based on the Note's accreted value as of that date.

      5RCG Capital Markets Group, Inc. (RCG) holds Options entitling it to purchase 100,000 shares. Of such Options, only 30,000 are currently exercisable and 30,000 and 40,000 become exercisable in 2000 and 2002, respectively, provided RCG continues to provide services to us.

      6US transferred its right under one of its Warrants to this selling security holder to purchase the number of shares opposite such selling security holder's name.

           Information relating to the selling security holders may change from time to time in which case new information will be set forth in supplements to this prospectus. In addition, the per share exercise price of the

Options and the Warrants and the conversion price of the Notes are subject to adjustment under certain circumstances. Accordingly, the number of shares of common stock issuable upon exercise of the Options and the Warrants and the conversion of the Notes may increase or decrease.

                                               PLAN OF DISTRIBUTION

           The selling security holders, following issuance, may sell their shares of common stock in transactions from time to time while the registration statement of which this prospectus is a part remains effective. We have agreed to keep the registration statement effective for seven years (or such shorter period if all of the shares have been sold or disposed of prior to such time).

           The selling security holders may sell shares on the Nasdaq National Market, in privately negotiated transactions, or otherwise, at any price. They may sell such shares by one or more of the following methods, without limitation:

                (a) A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

                (b) Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

                (c) Ordinary brokerage transactions and transactions in which the broker solicits purchasers;

                (d)   Privately negotiated transactions;

                (e)   Short sales; and

                (f) Face-to-face transactions between sellers and purchasers without a broker-dealer.

           In effecting sales, brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the selling security holders in amounts to be negotiated that are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share and, to the extent such broker-dealer is unable to do so acting as agent for the selling security holders, to purchase as principal any unsold shares at the price required to fulfill the broker- dealer's commitment to the selling security holders. Broker-dealers who acquire shares as principal may thereafter resell such shares. The selling security holders may also sell shares in accordance with Rule 144 under the Securities Act of 1933 rather than pursuant to this prospectus.

           In connection with distributions of shares or otherwise, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the holders. The selling security holders may sell our common stock short and deliver shares to close out such short positions. The selling security holders may enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealers or other financial institutions of the shares offered hereby, which shares such broker-dealers or other financial institutions may resell pursuant to this prospectus. The selling security holders may pledge shares to a broker-dealer or other financial institution and, upon default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus. The selling security holders and any brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may regarded as underwriters' compensation.

           We will pay all expenses of registration (including the fees and expenses of up to three counsel for the selling security holders) incurred in connection with this offering. However, the selling security holders will pay all underwriting discounts, brokerage commissions, and similar expenses incurred by them.

           We have agreed to indemnify certain persons, including the holders, their directors, officers, partners, legal counsel and accountants, each underwriter (if any), and controlling persons, against certain liabilities in connection with this prospectus or the registration statement to which it relates, including liabilities arising under the Securities Act of 1933.

           To comply with certain states' securities laws, if applicable, the shares may be sold in any such jurisdictions only through registered or licensed brokers or dealers. The shares may not be sold in certain states unless the seller meets the applicable state notice and filing requirements.

                                             DESCRIPTION OF SECURITIES

           The Registration Statement of which this prospectus is a part registers up to 1,249,356 shares of common stock. The following description of the Company's common stock is qualified in all respects by reference to the Company's Amended and Restated Articles of Incorporation (the "Articles"), which have been filed as an exhibit to the Registration Statement.

Common Stock

           The Articles authorize the issuance of up to 10,000,000 shares of common stock, no par value. As of October 15, 1999, there were 5,217,491 shares of common stock outstanding held of record by approximately 295 shareholders. Holders of the common stock are entitled to receive dividends when and as declared by the Board of Directors out of any funds lawfully available therefor and, in the event of liquidation or distribution of assets, are entitled to participate ratably in the distribution of such assets remaining after payment of liabilities, in each case subject to any preferential rights granted to any series of Preferred Stock that may then be outstanding. The common stock does not have any preemptive rights or redemption or sinking fund provisions. All of the issued and outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The Company does not have cumulative voting in the election of directors, which means that the holders of more than 50 percent of the shares voting can elect all directors. The Articles provide for staggered terms for directors whenever the Board is comprised of six or more members, meaning that at each election of the Board of Directors, one-third of the Company's directors will be elected for staggered terms of three years.

Provisions Affecting Acquisition of the Company

           The Articles provide that any Business Combination (as defined below) must be approved by the vote of at least 75 percent of the outstanding common stock, with such approving votes to include at least 51 percent of the common stock held by persons other than the Major Shareholder (as defined below), unless the proposed Business Combination (a) is approved by a majority of the directors ("Continuing Directors") who are unaffiliated with such Major Shareholder and who were directors before such Major Shareholder became a Major Shareholder or who were designated (before initial election as a director) as a Continuing Director by a two-thirds vote of the Continuing Directors, or (b) is solely between the Company and any corporation in which the Company owns 50 percent or more of the voting stock or interest and the shareholders of the Company retain their proportionate voting and equity interests in the surviving entity. The Articles define a "Business Combination" as (1) any merger or consolidation (whether in a single transaction or a series of related transactions) of the Company or any subsidiary of the Company with or into any person or entity which, together with affiliates or associates or group of persons that have agreed to act together, is or becomes the beneficial owner of five percent or more of the Company's voting stock (a "Major Shareholder"), (2) any sale, exchange, shareholder distribution, pledge, mortgage (or use of other security device to create a lien upon) or lease of all or substantially all of the assets of the Company or a subsidiary to a Major Shareholder, whether in a single transaction or a series of related transactions, (3) any purchase, exchange, lease, or other acquisition by the Company or any of our subsidiaries of all or substantially all of the assets of a Major Shareholder, whether in a single transaction or a series of related transactions, (4) any issuance of any securities of the Company (or warrants, options or other rights to purchase the same) to, the reclassification or recapitalization of the securities of the Company owned by, or the exchange of securities of the Company with, a Major Shareholder, (5) any other transaction with a Major Shareholder for which approval of the shareholders is required by law or by any agreement between the Company and any national securities exchange or rule of any such exchange or Nasdaq, and (6) any contract or other agreement providing for any of the foregoing.

           The determination of whether a proposed business combination is within the scope of the Articles is made by a two-thirds majority of the Continuing Directors whose determination is conclusive and binding for all purposes of the Articles.

           The Articles also provide that if and for so long as a Major Shareholder exists, a resolution to voluntarily dissolve the Company may be adopted only upon the consent of all shareholders, or the affirmative vote of at least two-thirds of the total number of the Continuing Directors, and the affirmative vote of the holders of at least 75 percent of the shares of the Company entitled to vote thereon.

           The Articles also provide that, notwithstanding the foregoing provisions, the requisite vote necessary to approve a Business Combination with a Major Shareholder increases to 95 percent unless the terms of the transaction are such that all of the Company's shareholders are to receive as a result of the Business Combination the same amount, kind, and composition of cash or securities payment on a per-share basis in exchange for their shares as was received by any other former shareholder of the Company whose shares were acquired during the preceding 12 month period by the Major Shareholder with whom the Business Combination is to be consummated.

           The provisions of the Articles requiring staggered terms for directors, supermajority approval of the Business Combinations involving Major Shareholders and providing for supermajority voting to amend such provisions, may not be amended without approval of the holders of at least 75 percent of the Company's outstanding common stock.

           The foregoing provisions of the Articles, as well as the staggered terms for directors and the availability of 5,000,000 shares of Series Preferred Stock for issuance without shareholder approval, may deter any potential hostile offers or other efforts to obtain control of the Company that are not approved by the Board of Directors and could thereby deprive the shareholders of opportunities to realize a premium on their common stock and could make removal of incumbent management more difficult. At the same time, these provisions may have the effect of inducing any persons seeking control of the Company or a business combination with the Company to negotiate terms acceptable to the Board of Directors.

State Legislation

           Oregon law provides that upon authorization of the common stock for quotation on the Nasdaq National Market, certain "business combinations" between the Company as an Oregon corporation and an "interested shareholder" are prohibited for a three-year period following the date that such shareholder became an interested shareholder, unless (1) the corporation has elected in its articles of incorporation not to be governed by the Oregon business combination law (the Company has not made such an election), (2) the business combination was approved by the Board of Directors of the corporation before the other party to the business combination became an interested shareholder, (3) upon consummation of the transaction that made it an interested shareholder, the interested shareholder owned at least 85 percent of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan), or (4) the business combination was approved by the Board of Directors of the corporation and ratified by 66 2/3 percent of the voting stock which the interested shareholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested shareholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who has not been an interested shareholder during the previous three years or who became an interested shareholder with the approval of a majority of the corporation's directors.

           The term "business combination" for purposes of the Oregon law is defined generally to include mergers or consolidations between an Oregon corporation and an "interested shareholder," transactions with an "interested shareholder" involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested shareholder's percentage ownership of stock. The term "interested shareholder" is defined generally as those shareholders who become beneficial owners of 15 percent or more of an Oregon corporation's voting stock.

           The Company is subject to the Oregon Control Share Act (the "Control Share Act"), which generally provides that a person (the "Acquiror") who acquires voting stock of an Oregon corporation in a transaction which results in such Acquiror holding more than each of 20 percent, 33 percent, or 50 percent of the total voting power of such corporation (a "Control Share Acquisition") cannot vote the shares it acquires in the Control Share Acquisition ("control shares") unless voting rights are accorded to such control shares by (1) a majority of each voting group entitled to vote, and (2) the holders of a majority of the outstanding voting shares, excluding the control shares held by the Acquiror and shares held by the Company's officers and inside directors. The term "Acquiror" is broadly defined to include persons acting as a group.

           The Acquiror may, but is not required to, submit to the Company an "Acquiring Person Statement" setting forth certain information about the Acquiror and its plans with respect to the Company. The Statement may also request that the Company call a special meeting of shareholders to determine whether the voting rights will be restored to the control shares. If the Acquiror does not request a special meeting of shareholders, the issue of voting rights of control shares will be considered at the next annual or special meeting of shareholders. If the Acquiror's control shares are accorded voting rights and represent a majority or more of all voting power, shareholders who do not vote in favor of the restoration of such voting rights will have the right to receive the appraised "fair value" of their shares, which may not be less than the highest price paid per share by the Acquiror for the control shares.

           A corporation may provide in its articles of incorporation and bylaws that the statutory provisions described above do not apply to its shares. The Articles and Bylaws of the Company do not contain such a provision, and the statutory provisions described above will apply to acquisitions of shares of the Company's voting stock.

Transfer Agent and Registrar

           The Transfer Agent and Registrar for the common stock is ChaseMellon Shareholder Services of Seattle, Washington.

                                         SHARES ELIGIBLE FOR FUTURE RESALE

           Future sales of substantial amounts of common stock in the public market could adversely affect the market price of the common stock.

           Upon completion of this offering, the Company will have outstanding an aggregate of 6,376,847 shares of common stock, assuming no exercise of outstanding options the Company issued to its officers, directors, and employee, the exercise of the Option and Warrants described in this prospectus, and the conversion of the Notes also described in this prospectus, based on shares outstanding as of October 15, 1999. Substantially all of such shares will be freely saleable without restriction or further registration under the Securities Act of 1933 and any shares purchased by "affiliates" of the Company as that term is defined in Rule 144 under the Securities Act of 1933 are subject to certain limitations and restrictions described below.

           As of October 15, 1999, there were a total of 1,374,801 shares of common stock subject to outstanding options under the Company's option plans, 765,818 of which were vested and exercisable. Holders of stock options could exercise these options and sell certain of the shares issued upon exercise.

           In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least two years (including the holding period of any prior owner except an affiliate) is entitled to sell in "broker's transactions" or to market makers, within any three-month period, a number of shares that does not exceed the greater of (i) one percent of the number of shares of common stock then outstanding (approximately 64,668 shares immediately after this offering) or
(ii) generally, the average weekly trading volume in the common stock during the four calendar weeks preceding the required filing of a Form 144 with respect to such sale. Sales under Rule 144 are generally subject to the availability of current public information about the Company. Under Rule 144(k), a person who is not deemed to have been an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least three years, is entitled to sell such shares without having to comply with the manner of sale, public information, volume limitation or notice filing provisions of Rule 144. Under Rule 701 of the Securities Act of 1933, persons who purchased shares upon exercise of options granted prior to the effective date of the Company's public offering are entitled to sell such shares in reliance on Rule 144, without having to comply with the holding period and notice filing requirements of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice filing provisions of Rule 144.

                                                   LEGAL MATTERS

           The validity of the issuance of the common stock offered hereby has been passed upon for us by Farleigh, Wada & Witt, P.C., Portland, Oregon.

                                                      EXPERTS

     The consolidated financial statements of CFI ProServices, Inc. and subsidiaries as of December 31, 1998 and 1997 and for the three year period ended December 31, 1998 and the financial statement schedule included in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of ULTRADATA Corporation as of and for the year ended December 31, 1998, included in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

           The balance sheet of ULTRADATA Corporation as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the two year period ended December 31, 1997, have been included in this registration statement in reliance upon the report of KPMG LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

           The financial statements of MECA Software, L.L.C. as of December 31, 1997 and 1998 and for each of the two years in the period ended December 31, 1998 included in this Prospectus have been so included in reliance on the report (which contains explanatory paragraphs relating to the extensive transactions with related parties as described in Note 8 to the financial statements and to the Company's ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                               AVAILABLE INFORMATION

            We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission. Reports, proxy statements, and other information filed by us may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Securities and Exchange Commission's regional offices located at 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 7th Floor, New York, New York 10048. Copies of such materials may be obtained from the website that the Securities and Exchange Commission maintains at http://www.sec.gov.

           We have filed with the Securities and Exchange Commission a registration statement on Form S-1 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is hereby made to the Registration Statement. Any person to whom this prospectus is delivered may obtain a copy of this Registration Statement, including the exhibits thereto, without charge upon written or oral request to the Secretary of Concentrex, at 400 S.W. Sixth Avenue, Portland, Oregon 97204, telephone:
(503) 274-7280.

           Our common stock is listed on the Nasdaq National Market. Reports, proxy statements, and other information concerning Concentrex can be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006-1506.



                                           INDEX TO FINANCIAL STATEMENTS

PROFORMA  FINANCIAL  STATEMENTS  FOR CFI  PROSERVICES,  INC.,  d/b/a  CONCENTREX
INCORPORATED FOR THE PERIODS ENDED SEPTEMBER 30, 1999 AND DECEMBER 31, 1998.

Proforma Unaudited Statement of Operations for the Year Ended December 31, 1998................................F-3
Proforma Unaudited Statement of Operations for the Nine Months Ended September 30, 1999........................F-5
Notes to Proforma Unaudited Financial Statements...............................................................F-7

CONSOLIDATED FINANCIAL STATEMENTS FOR CFI PROSERVICES, INC. AND SUBSIDIARIES AS OF
DECEMBER 31, 1998 AND 1997 AND FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997, AND
1996:

Report of Independent Public Accountants.......................................................................F-10
Consolidated Balance Sheets as of December 31, 1998 and 1997...................................................F-11
Consolidated Statements of Income for the Three Years Ended December 31, 1998, 1997, and 1996..................F-12
Consolidated Statements of Shareholders' Equity for the Three Years Ended December 31, 1998, 1997,
      and 1996.................................................................................................F-13
Consolidated Statements of Cash Flows for the Three Years Ended December 31, 1998, 1997, and 1996..............F-14
Notes to Consolidated Financial Statements.....................................................................F-16
Report of Independent Public Accountants on Financial Statement Schedule.......................................F-31
Valuation and Qualifying Accounts for the Years Ended December 31, 1998, 1997, and 1996........................F-32

CONSOLIDATED FINANCIAL STATEMENTS FOR CFI PROSERVICES, INC. AND SUBSIDIARIES AS OF
SEPTEMBER 30, 1999 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998:

Consolidated Balance Sheets as of September 30, 1999 (Unaudited), and December 31, 1998........................F-34
Unaudited Consolidated Statements of Operations for the Nine Months Ended September 30, 1999 and 1998..........F-36
Unaudited Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 1999 and 1998..........F-37
Notes to Unaudited Financial Statements........................................................................F-39

FINANCIAL STATEMENTS FOR ULTRADATA  CORPORATION AS OF DECEMBER 31, 1998 AND 1997
AND FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996:

Independent Auditors' Report...................................................................................F-45
Independent Auditors' Report...................................................................................F-46
Balance Sheets as of December 31, 1998 and 1997................................................................F-47
Statements of Operations for the Three Years Ended December 31, 1998, 1997, and 1996...........................F-48
Statements of Stockholders' Equity for the Three Years Ended December 31, 1998, 1997, and 1996.................F-49
Statements of Cash Flows for the Three Years Ended December 31, 1998, 1997, and 1996...........................F-50
Notes to Financial Statements..................................................................................F-51

FINANCIAL  STATEMENTS FOR ULTRADATA  CORPORATION AS OF JUNE 30, 1999 AND FOR THE
SIX MONTHS ENDED JUNE 30, 1999 AND 1998:

Balance Sheet as of June 30, 1999 (Unaudited) and December 31, 1998............................................F-61
Unaudited Statements of Operations for the Six Months Ended June 30, 1999 and 1998.............................F-62
Unaudited Statement of Cash Flows for the Six Months Ended June 30, 1999 and 1998..............................F-63
Notes to Unaudited Financial Statements........................................................................F-64



                                                      F-1




FINANCIAL STATEMENTS FOR MECA SOFTWARE, L.L.C. AS OF DECEMBER 31, 1997 AND 1998 AND
FOR THE TWO YEARS ENDED DECEMBER 31, 1997 AND 1998:

Report of Independent Accountants..............................................................................F-66
Balance Sheet as of December 31, 1997 and 1998.................................................................F-67
Statement of Operations for the Years Ended December 31, 1997 and 1998.........................................F-68
Statement of Changes in Members' Equity (Deficit) for the years ended December 31, 1997 and 1998...............F-69
Statement of Cash Flows for the Years Ended December 31, 1997 and 1998.........................................F-70
Notes to Financial Statements, December 31, 1997 and 1998 .....................................................F-71

FINANCIAL STATEMENTS FOR MECA SOFTWARE, L.L.C. AS OF MARCH 31, 1999 AND FOR THE
THREE MONTHS ENDED MARCH 31, 1999 AND 1998:

Balance Sheet as of March 31, 1999 (Unaudited) and December 31, 1998...........................................F-78
Unaudited Statements of Operations for the Three Months Ended March 31, 1999 and 1998..........................F-79
Unaudited Statement of Cash Flows for the Three Months Ended March 31, 1999 and 1998...........................F-80
Notes to Unaudited Interim Financial Statements................................................................F-81


                                                      F-2


                                              CFI PROSERVICES, INC.,
                                            dba CONCENTREX INCORPORATED
                                    PROFORMA UNAUDITED STATEMENT OF OPERATIONS
                                       FOR THE YEAR ENDED DECEMBER 31, 1998
                                       (in thousands, except per share data)


                                                                                  Pro Forma
                                     Concentrex      MECA LLC     ULTRADATA       Adjustments        Pro Forma
Revenue
      Application software               $75,667    $        -- $         --      $          --      $  75,667
      Information management                  --             --       30,359                 --         30,359
      e-Commerce                           5,821         11,307           --                 --         17,129
      Ancillary products                   4,142         12,341           --                 --         16,483
                                       ---------    -----------    ---------         ----------      ---------
           Total Revenue                  85,630         23,648       30,359                 --        139,637

Cost of Revenue                           29,423         10,648       12,725                422 (a)(b)   53,218
                                       ---------    -----------    ---------         ----------      ---------

           Gross Profit                   56,207         13,000       17,634               (422)        86,419

Operating Expenses
      Sales and marketing                 19,204            513        4,853                (3) (a)     24,567
      Product development                 14,913          9,257        6,024               (56) (a)     30,138
      General and administrative          10,012         10,803        5,908              (823) (a)     25,900
      Amortization of goodwill             1,228         17,333           --           (14,802) (c)       3,759
      Acquired in-process research
         and development and other
         charges                           2,661             --           --                 --          2,661
                                       ---------    -----------    ---------         ----------      ---------
           Total Operating Expenses       48,018         37,906       16,785            (15,684)        87,025
                                       ---------    -----------    ---------         ----------      ---------

           Income (loss) from
               Operations                  8,189        (24,906)         849             15,262           (606)

Non-operating Income (Expense)
      Interest expense                      (454)          (613)        (312)           (10,714) (d)   (12,093)
      Interest income                        295            131           40                 --            466
      Equity in losses attributable to
         joint venture                      (670)            --           --                 --           (670)
      Other, net                              83             --          664                 --            747
                                       ---------    -----------    ---------         ----------      ---------
           Total Non-operating
              Income (Expense)              (746)          (482)         392            (10,714)       (11,550)
                                       ---------    -----------    ---------         ----------      ---------

Income (loss) before Income Taxes          7,443        (25,388)       1,241              4,548        (12,156)

Provision (Benefit) for Income Taxes       3,483             --           22             (5,787) (e)    (2,282)
                                       ---------    -----------    ---------         ----------      ---------

Net Income (Loss)                          3,960        (25,388)       1,219             10,335         (9,874)

Preferred Stock Dividend                      95             --           --                 --             95
                                       ---------    -----------    ---------         ----------      ---------

Net Income (Loss) Applicable to


   Common Shareholders                  $  3,865       $(25,388)    $  1,219           $ 10,335       $ (9,969)
                                         =======         ======      =======            =======        =======

                                                      F-3



Basic Net Income (Loss) Per Share      $    0.77                                                     $   (1.97)
                                        ========                                                      ========
Shares Used in Calculating Basic
   Net Income (Loss) Per Share             5,012                                                         5,062  (f)
                                         =======                                                       =======
Diluted Net Income (Loss) Per Share    $    0.75                                                      $  (1.97)
                                        ========                                                       =======
Shares Used in Calculating Diluted
   Net Income (Loss) Per Share             5,167                                                         5,062  (f)
                                         =======                                                       =======


    The accompanying notes are an integral part of this pro forma statement.



                                              CFI PROSERVICES, INC.,
                                            dba CONCENTREX INCORPORATED
                                    PROFORMA UNAUDITED STATEMENT OF OPERATIONS
                                   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                       (in thousands, except per share data)


                                     Pro Forma                                    Pro Forma
                                     Concentrex      MECA LLC     ULTRADATA       Adjustments         Pro Forma
Revenue
      Application software           $    58,158    $       --    $       --      $          --       $  58,158
      Information management               5,551            --         15,554                --          21,105
      e-Commerce                           8,678          4,008            --                --          12,686
      Ancillary products                   5,059          5,041            --                --          10,099
                                         -------         ------    ----------       -----------       ---------
           Total Revenue                  77,445          9,049        15,554                --         102,048

Cost of Revenue                           29,569          4,076        6,557                506 (a)(b)   40,708
                                          ------         ------      -------          ---------        --------

           Gross Profit                   47,876          4,973        8,997               (506)        61,340

Operating Expenses
      Sales and marketing                 13,498            631        2,757                (2) (a)     16,884
      Product development                 17,004          1,918        2,588               (21) (a)     21,489
      General and administrative          12,115          2,427        6,862               (77) (a)     21,327
      Amortization of goodwill             1,506             --           --             1,582  (c)      3,088
      Acquired in-process research and
         development and other charges    10,521             --           --                 --         10,521
                                         -------     ----------   ----------        -----------       --------
           Total Operating Expenses       54,644          4,976       12,207              1,482         73,309
                                          ------         ------      -------            -------       --------

           Loss from Operations           (6,768)            (3)      (3,210)            (1,988)       (11,969)

Non-operating Income (Expense)
      Interest expense                    (1,957)          (217)         (99)            (6,697)  (d)   (8,970)
      Interest income                        214             48           30                 --            292
      Other, net                             192             --          321                 --            513
                                       ---------    -----------      -------        -----------         ------
           Total Non-operating
              Income (Expense)            (1,551)          (169)         252             (6,697)        (8,165)
                                       ---------       --------      -------            -------          -----

Loss before Income Taxes                  (8,319)          (172)      (2,958)            (8,685)       (20,134)

Provision (Benefit) for Income Taxes         829             --           --             (3,561)   (e)  (2,732)
                                      ----------    -----------     --------           --------         -------

Net Loss                                  (9,148)          (172)      (2,958)            (5,124)       (17,402)

Preferred Stock Dividend                      69             --           --                 --             69
                                     -----------    -----------    ---------         ----------      ---------

Net loss Applicable to Common
   Shareholders                       $   (9,217)    $     (172)  $   (2,958)           $(5,124)      $(17,471)
                                       =========      =========    =========             ======        =======

Basic Net Loss Per Share             $     (1.81)                                                   $    (3.41)
                                      ==========                                                     =========


                                                      F-5




Shares Used in Calculating Basic
   Net Loss Per Share                      5,102                                                         5,127  (f)
                                       =========                                                      ========
Diluted Net Loss Per Share           $     (1.81)                                                   $    (3.41)
                                      ==========                                                     =========
Shares Used in Calculating Diluted
   Net Loss Per Share                      5,102                                                         5,127  (f)
                                      ==========                                                     =========


    The accompanying notes are an integral part of this pro forma statement.

                             CFI PROSERVICES, INC.,
                          d/b/a Concentrex Incorporated

                NOTES TO PROFORMA UNAUDITED FINANCIAL STATEMENTS
                                 (In Thousands)

           The accompanying unaudited pro forma financial statements for the periods ended September 30, 1999, and December 31, 1998, have been prepared to present the effect of the purchase by CFI ProServices, Inc., d/b/a Concentrex Incorporated ("Concentrex") and MoneyScape Holdings, Inc. of 99% and 1%, respectively, of all the Members' equity in MECA Software, L.L.C. ("MECA") on May 17, 1999, and 100% of the common stock of ULTRADATA Corporation ("ULTRADATA") on August 13, 1999. Both acquisitions have been accounted for using the purchase accounting method.

           The pro forma statements assume that both purchases were effective at the beginning of 1998 for the Pro Forma Statements of Operations. Concentrex's September 30, 1999 historical balance sheet reflects the purchases of both MECA and ULTRADATA.

           The proforma financial statements have been prepared based on the historical financial statements of Concentrex adjusted to reflect the purchase of MECA and ULTRADATA. In addition, certain historical amounts of MECA and ULTRADATA have been reclassified to conform to Concentrex's presentation. The pro forma financial statements may not be indicative of the results of the operations that actually would have occurred if the transactions had been in effect as of the beginning of the respective periods nor do they purport to indicate the results of the future operations of Concentrex. The pro forma financial statements should be read in conjunction with the audited financial statements and notes thereto of MECA and ULTRADATA.

           Statements of Operations. The pro forma adjustments to the Pro Forma Unaudited Statements of Operations for the nine months ended September 30, 1999 and the year ended December 31, 1998, consist of the following:

           a. Depreciation expense and loss on disposal of fixed assets was reduced in the amounts shown below as a result of the reduction in the carrying value of MECA's fixed assets acquired:


                                                Nine months ended            Year ended
                                                September 30, 1999        December 31, 1998

Depreciation Expense                                  $  (204)                $     (989)
Loss on disposal of fixed assets                          (25)                      (488)
                                                      -------                  ---------
                                                      $  (229)                 $  (1,477)
                                                       ======                   =========

Classification on Statement of Operations:
Cost of Revenue                                       $  (129)                 $    (595)
Sales and Marketing                                        (2)                        (3)
Product Development                                       (21)                       (56)
General and Administrative                                (77)                      (823)
                                                      -------                   --------
                                                      $  (229)                  $ (1,477)
                                                       =======                   =======


           b.   Cost of Revenue.  Cost of Revenue was adjusted as follows:


                                                                Nine months ended               Year ended
                                                                September 30, 1999        December 31, 1998
                To record purchased software amortization
                   related to ULTRADATA                                   $635                     $1,017
                                                                           ===                      =====

           c.   Amortization.  Amortization of goodwill was adjusted as follows:


                                                                Nine months ended               Year ended
                                                                September 30, 1999        December 31, 1998
                To record goodwill amortization related
                   to ULTRADATA                                         $1,582                    $2,531
                To record reversal of a write off of
                   existing goodwill by MECA during 1998                    --                   (17,333)
                                                                      --------                    ------
                                                                        $1,582                  $(14,802)
                                                                         =====                    ======


     d. Interest Expense. Interest expense was adjusted to reflect the increase in debt to finance the ULTRADATA acquisition and refinance the MECA acquisition as follows:


                                                                Nine months ended               Year ended
                                                                September 30, 1999        December 31, 1998
                To record interest expense related to term
                   loans at 10% to 13%                                  $4,625                   $  7,400
                To record interest expense related to the
                   revolving credit facility                                96                        153
                To record interest accreted on convertible
                   subordinated notes at 10%                               347                        555
                To record amortization of deferred loan
                   costs and debt discount                               1,629                      2,606
                                                                         -----                      -----
                                                                        $6,697                    $10,714
                                                                         =====                     ======


           e. Pro Forma. The pro forma adjustments to provision (benefit) for income taxes were made to bring the total tax benefit to the amount that would have been recorded based on an effective rate for the year calculated using the combined pro forma loss.

           f. Share Calculation. Shares used in the calculation of pro forma net income (loss) per share have been adjusted to reflect the 50,000 shares of common stock issued in the purchase of MECA.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of CFI ProServices, Inc.

     We have audited the accompanying consolidated balance sheets of CFI ProServices, Inc. (an Oregon corporation, d/b/a Concentrex Incorporated) and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CFI ProServices, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP
Portland, Oregon
January 22, 1999


                             CFI PROSERVICES, INC.,
                          d/b/a Concentrex Incorporated
                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)
                                                                                                    December 31,
                                                                                             1998                  1997
ASSETS
Current Assets:
      Cash and cash equivalents                                                         $  3,589              $        20
      Investments                                                                            206                       --
      Receivables, net of allowances of $2,600 and $2,880                                 29,701                   32,059
      Inventory                                                                              249                      297
      Deferred tax asset                                                                   1,341                    1,307
      Prepaid expenses and other current assets                                            1,604                    1,928
                                                                                         -------                  -------
           Total Current Assets                                                           36,690                   35,611

Property and Equipment, net of accumulated depreciation of $9,947 and $7,855               4,534                    5,211
Software Development Costs, net of accumulated amortization of $3,368 and $735             8,277                    9,856
Purchased Software Costs, net of accumulated amortization of $19                             211                       --
Other Intangibles, net of accumulated amortization of $4,763 and $3,227                    6,190                    5,689
Other Assets, including deferred taxes                                                       879                    1,175
                                                                                        --------                  -------
      Total Assets                                                                       $56,781                  $57,542
                                                                                          ======                   ======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
      Accounts payable                                                                  $  1,986              $     2,119
      Accrued expenses                                                                     8,017                    5,362
      Deferred revenues                                                                    5,300                   12,498
      Customer deposits                                                                    3,681                    1,715
      Bank line of credit                                                                     --                    5,310
      Current portion of long-term debt                                                      261                      295
      Income taxes payable                                                                   473                    1,125
                                                                                        --------                  -------
           Total Current Liabilities                                                      19,718                   28,424

Deferred Tax Liability                                                                        --                      197
Commitments and Contingencies
Long-Term Debt, less current portion                                                       5,693                    2,232
                                                                                         -------                  -------
           Total Liabilities                                                              25,411                   30,853

Mandatory Redeemable Class A Preferred Stock                                                 738                      746

Shareholders' Equity:
      Series preferred stock, 5,000,000 shares authorized, none issued and outstanding        --                       --
      Common stock, no par value, 10,000,000 shares authorized and 5,032,977 and
           4,925,423 shares issued and outstanding                                        19,689                   18,865
      Retained earnings                                                                   10,943                    7,078
                                                                                          ------                   ------
           Total Shareholders' Equity                                                     30,632                   25,943
                                                                                          ------                   ------
           Total Liabilities and Shareholders' Equity                                   $ 56,781              $    57,542
                                                                                          ======                   ======


The accompanying notes are an integral part of these consolidated balance sheets



                             CFI PROSERVICES, INC.,
                          d/b/a Concentrex Incorporated
                        CONSOLIDATED STATEMENTS OF INCOME
                  (Dollars in thousands, except per share data)

                                                                       Years Ended December 31,
                                                                           1998        1997          1996

REVENUE
      Software license fees                                              $49,202      $40,475      $33,935
      Service and support                                                 30,352       27,466       22,336
      Other                                                                6,076        4,708        3,676
                                                                         -------      -------      -------
           Total Revenue                                                  85,630       72,649       59,947

COST OF REVENUE                                                           29,423       27,041       20,844
                                                                          ------       ------       ------
      Gross profit                                                        56,207       45,608       39,103

OPERATING EXPENSES
      Sales and marketing                                                 19,204       15,709       12,725
      Product development                                                 14,913       11,549       10,615
      General and administrative                                          10,012        8,263        5,425
      Amortization of intangibles                                          1,228        1,259        1,045
      Acquired in-process research and development and other charges       2,661           --        8,030
                                                                         -------  -----------      -------
           Total Operating Expenses                                       48,018       36,780       37,840
                                                                          ------       ------       ------

           Income From Operations                                          8,189        8,828        1,263

NON-OPERATING INCOME (EXPENSE)
      Interest expense                                                     (454)        (456)        (251)
      Interest income                                                        295          170          271
      Canceled stock offering costs                                           --        (487)           --
      Gain on sale of operating division                                      --          628           --
      Equity in losses attributable to joint venture                       (670)        (148)           --
      Other, net                                                              83           52          (2)
                                                                       ---------    ---------    ---------
           Total Non-operating Income (Expense)                            (746)        (241)           18
                                                                         -------      -------    ---------

INCOME BEFORE PROVISION FOR INCOME TAXES                                   7,443        8,587        1,281
PROVISION FOR INCOME TAXES                                                 3,483        3,907        1,167
                                                                         -------      -------      -------
NET INCOME                                                                 3,960        4,680          114
PREFERRED STOCK DIVIDEND                                                      95           95           97
                                                                        --------    ---------    ---------
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS                            $  3,865     $  4,585   $       17
                                                                         =======      =======    =========
BASIC NET INCOME PER SHARE                                              $   0.77     $   0.93   $       --
                                                                        ========     ========   ==========
DILUTED NET INCOME PER SHARE                                            $   0.75     $   0.90   $       --
                                                                         =======     ========   ==========



      The accompanying notes are an integral part of these consolidated statements.



                             CFI PROSERVICES, INC.,
                          d/b/a Concentrex Incorporated
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                             (Dollars in thousands)

                                                             Common Stock
                                                                                        Retained
                                                     Shares           Amount            Earnings          Total

BALANCES, DECEMBER 31, 1995                          4,496,136        $15,693           $  2,476          $18,169
      Issuance of Common Stock                         328,837          1,420                 --            1,420
      Tax benefits from stock transactions                  --            632                 --              632
      Net income applicable to common
           shareholders                                     --             --                 17               17
                                                     ---------      ---------          ---------        ---------

BALANCES, DECEMBER 31, 1996                          4,824,973         17,745              2,493           20,238
      Issuance of Common Stock                         100,450            724                 --              724
      Tax benefits from stock transactions                  --            396                 --              396
      Net income applicable to common
           shareholders                                     --             --              4,585            4,585
                                                     ---------      ---------          ---------        ---------

BALANCES, DECEMBER 31, 1997                          4,925,423         18,865              7,078           25,943
      Issuance of Common Stock                         107,554            768                 --              768
      Tax benefits from stock transactions                  --             56                 --               56
      Net income applicable to common
           shareholders                                     --             --              3,865            3,865
                                                     ---------      ---------          ---------        ---------

BALANCES, DECEMBER 31, 1998                          5,032,977        $19,689            $10,943          $30,632
                                                     =========      =========          =========        =========


      The accompanying notes are an integral part of these consolidated statements.



                                              CFI PROSERVICES, INC.,
                                           d/b/a Concentrex Incorporated
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                              (Dollars in thousands)

                                                                          Years Ended December 31,
                                                                           1998         1997          1996

Cash flows from operating activities:
      Net income applicable to common shareholders                        $3,865       $4,585     $     17
      Adjustments to reconcile net income applicable to common
           shareholders to cash provided by operating activities:
           Depreciation and amortization                                   6,805        8,540        4,731
           Write-off of in-process research and development and
                other charges                                              2,661           --        8,030
           Gain on sale of property and equipment                             --           --         (10)
           Gain on sale of operating division                                 --        (628)           --
           Deferred income taxes                                           (586)           87      (1,328)
           Interest accreted on mandatory redeemable preferred stock          95           95           97
           Interest accreted on note payable                                  93           93           --
           Gain on sale of equity/debt investments                            --           --        (156)
      Equity in losses attributable to joint venture                         670          148           --
      (Increase) decrease in assets, net of effects from purchase of businesses:
           Receivables, net                                                2,749      (9,135)      (6,580)
           Income taxes receivable                                            --           --          229
           Inventories, net                                                   48        (141)           59
           Prepaid expenses and other assets                                 612        (269)        (325)
      Increase  (decrease)  in  liabilities,  net of effects  from  purchase  of businesses:
           Drafts payable                                                     --        (425)          425
           Accounts payable                                                (133)        (765)        1,167
           Accrued expenses                                                   52      (1,186)        2,079
           Deferred revenues                                             (7,307)        2,053        2,069
           Customer deposits                                               1,966          846        (609)
           Other current liabilities                                          --           --        (338)
           Income taxes payable                                            (596)        1,475          678
                                                                         -------      -------     --------
                Net cash provided by operating activities                 10,994        5,373       10,235

Cash flows from investing activities:
      Expenditures for property and equipment                            (1,680)      (2,713)      (2,721)
      Software development costs capitalized                             (1,054)      (4,994)      (5,204)
      Investment in joint venture                                          (304)        (322)           --
      Purchase of investments                                              (206)           --           --
      Proceeds from sale/maturity of investments                              --           --        2,982
      Issuance of note receivable                                          (391)           --           --
      Proceeds from long-term note receivable                                189           --           --
      Proceeds from sale of operating division                                --           87           --
      Proceeds from sale of property and equipment                            --           --           19
      Cash paid for acquisition of Mortgage Dynamics, Inc.               (2,668)           --           --




                                               CFI PROSERVICES, INC.,
                                            d/b/a Concentrex Incorporated
                                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                               (Dollars in thousands)

      Cash paid for acquisition of Online and COIN Division, net of
           cash received                                                      --           --      (2,277)
      Cash paid for acquisition of Input Creations, Inc.                      --           --      (2,107)
      Cash paid for other acquisitions                                        --           --        (812)
      Other assets                                                            --           --            8
                                                                      ----------   ----------  -----------
           Net cash used in investing activities                         (6,114)      (7,942)     (10,112)

Cash flows from financing activities:
      Net proceeds from (payments on) line of credit                     (1,310)        3,719        1,591
      Payments on notes payable                                               --           --      (7,280)
      Payments on long-term debt                                           (666)      (1,751)        (328)
      Payments on mandatory redeemable preferred stock                     (103)        (103)        (104)
      Proceeds from issuance of common stock                                 768          724        1,154
                                                                        --------      -------     --------
           Net cash provided by (used in) financing activities           (1,311)        2,589      (4,967)
                                                                         -------       ------      -------
Increase (decrease) in cash and cash equivalents                           3,569           20      (4,844)

Cash and cash equivalents:
      Beginning of period                                                     20           --        4,844
                                                                      ----------   ----------  -----------
      End of period                                                   $    3,589   $       20  $        --
                                                                         =======     ========   ==========



      The accompanying notes are an integral part of these consolidated statements.

                                               CFI PROSERVICES, INC.,
                                            d/b/a Concentrex Incorporated
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.       NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

         CFI ProServices, Inc. and its subsidiaries (the "Company") develops, sells, and services customer service software used by financial institutions. The Company combines its technology, banking and legal expertise to deliver knowledge-based software solutions that enable institutions to simplify key sales and service business processes, improve productivity, strengthen customer relationships, and maintain compliance with both internal business policies and external government regulations. Although most sales historically have been to commercial banks within the United States, today the Company actively markets its products to most types of financial institutions domestically and, for the non-compliance oriented software, internationally. The Company has been in business since 1978.

Basis of Consolidation

         Effective December 31, 1997, the Company's wholly owned subsidiaries (other than The Genesys Solutions Group, Inc. ("Genesys") and Vendor Payment Systems, Inc. ("VPS")) were dissolved and their assets were distributed to the Company. Genesys is an inactive subsidiary and its assets were distributed to the Company effective December 31, 1997. Genesys was dissolved in 1998.

         The consolidated financial statements include the accounts of the Company's wholly owned subsidiaries: Genesys, Texas/Southwest Technology Group, Inc., Culverin Corporation, Online Financial Systems, Inc., COIN Banking Systems, Inc., and VPS. All intercompany transactions and balances have been eliminated. A cash investment in VPS was included in other assets and was accounted for using the equity method until April 1996 when the Company purchased the remaining outstanding VPS common stock. The Company made certain acquisitions in April 1996 and October 1998 (see Note 2). These acquisitions have been included in the consolidated financial statements since the date of acquisition.

Cash and Cash Equivalents

         Cash and cash equivalents include cash and short-term investments with maturity dates of three months or less at the time of acquisition.

Investments

         Statement of Financial Accounting Standards (SFAS) No. 115 "Accounting for Certain Investments in Debt and Equity Securities" requires the Company to classify and account for its security investments as trading securities, securities available for sale or securities held to maturity depending on the Company's intent to hold or trade the securities at time of purchase. Securities available for sale are stated on the balance sheet at their fair market value, which approximates cost. Securities held to maturity are stated at amortized cost. There were no unrealized holding gains or losses at December 31, 1998 and 1997. The Company uses the specific identification method for determining the cost to use in computing realized gains and losses.

                                                  Years Ended December 31,
                                                1998     1997    1996
                                                  (In thousands)

Proceeds from sale of debt securities           $   --   $   --  $2,982
Realized gains on sales of debt securities           --       --      156

Inventory

         Inventory consists primarily of printed bank forms and supplies, and is stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) method.

Property and Equipment

         Property and equipment is stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the individual assets, which are three years for computer equipment and software, and five to seven years for furniture, fixtures and other equipment. Expenditures for repairs and maintenance are charged to current operations, and costs related to renewals and improvements that add significantly to the useful life of an asset are capitalized. When depreciable properties are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in income.

Software

         The costs of internally developed software which meet the criteria in SFAS No. 86, "Accounting for the Costs of Computer Software To Be Sold, Leased or Otherwise Marketed," are capitalized. These costs are amortized on a straight-line basis over estimated economic lives ranging from three to five years.

         Purchased software is capitalized at cost and amortized on a straight-line basis over the estimated economic life of three years. Generally, contracts for purchased software require royalties to be paid based on revenues generated by the related software.

                                                    Years Ended December 31,
                                                  1998     1997    1996
                                                         (In thousands)

Amortization of internally developed software     $2,633   $3,465  $1,194
Amortization of purchased software                       19  1,079      693

         During 1998, 1997 and 1996, several software development projects reached commercial feasibility. As a result, the Company began to amortize certain product development costs which had been capitalized in prior periods. In addition, the Company recorded amortization as a result of software acquired in connection with the 1998 and 1996 acquisitions. The increase in amortization costs in 1997 also resulted from accelerated amortization for certain products being replaced by new products or which management concluded were no longer technologically viable.

Intangibles

         The Company's intangibles consist primarily of amounts paid for goodwill, noncompetition agreements and customer lists. These costs are amortized on a straight-line basis over estimated economic lives of five to seven years. The Company believes these useful lives are appropriate based on the factors influencing acquisition decisions. These factors include product life, profitability and general industry outlook. The Company reviews its intangible assets for asset impairment at the end of each quarter, or more frequently when events or changes in circumstances indicate that the carrying amount of intangibles may not be recoverable. To perform that review, the Company estimates the sum of expected future undiscounted cash flows from operating activities. If the estimated net cash flows are less than the carrying amount of intangibles, the Company recognizes an impairment loss in an amount necessary to write the intangibles down to fair value as determined by the expected discounted future cash flows. In 1998 the Company wrote off $877,000, reflecting the remaining goodwill associated with its fisCAL credit analysis products and related severance costs calculated in accordance with pre-existing employment contracts. These charges are included in the acquired in-process research and development and other charges in the Company's Statement of Income for 1998.

Investment in Joint Venture

         In November 1997, the Company made a 50% investment in Lori Mae, L.L.C. (Lori Mae), a company designed to securitize small business loans originated by community banks. The Company uses the equity method to account for its investment in this joint venture. In 1998, the Company wrote off its initial investment in Lori Mae in the amount of $352,000 due to lack of acceptable market demand for Lori Mae's initial product. This charge, in addition to losses attributable to the joint venture, are included in equity in losses attributable to joint venture in the Company's Statement of Income for 1998. At December 31, 1998, the net investment in Lori Mae was $0.

Revenue Recognition

         License revenues are derived from three kinds of transactions:

         o Licenses with no follow-on obligations on the part of the Company are recognized upon shipment.

         o Licenses which require installation and training by the Company prior to use are recognized upon completion of the installation and training.

         o Licenses which include significant amounts of tailoring and, occasionally, customization are recognized on a percentage of completion basis as the tailoring and customization are performed. Estimates of efforts to complete a project are used in the percentage of completion calculation. Due to the uncertainties inherent in these estimates, actual results could differ from those estimates.

         If the license agreement obligates the Company to provide post-contract support at no additional cost to the customer, the revenue related to the post-contract support is recognized ratably over the support period. Returns and exchanges are infrequent and are recorded as reductions in license revenue when the obligation to accept the return or conduct the exchange becomes known.

         Revenues for consulting, custom programming and training, where separately contracted for, are recognized as the related services are performed. Other revenues include sales of preprinted forms and font cartridges, which are recognized upon shipment. Amounts received in advance for service and support contracts are deferred and recognized ratably over the support period. Amounts in excess of invoiced minimums for service and support charges based on usage are estimated and recognized in the period in which usage occurs. Included in receivables at December 31, 1998 and 1997 are unbilled receivables of $7,697,000 and $3,824,000, respectively. These primarily relate to percentage of completion contracts and contracts with deferred payment terms.

         During 1997 and 1998, Statements of Position (SOP) 97-2 and 98-9, "Software Revenue Recognition," were released and became effective for the Company for the year ended December 31, 1998. SOP 97-2 and SOP 98-9 did not have a material impact on the Company's financial statements.

Income Taxes

         The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting For Income Taxes." This pronouncement requires deferred tax assets and liabilities to be valued using the enacted tax rates expected to be in effect when the temporary differences are recovered or settled.

Advertising Cost

         Advertising   costs  are  expensed  as   incurred.   These  costs  were
$1,406,000,  $1,241,000 and $950,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.
Actual results could differ from those estimates.

Earnings Per Share

         Basic earnings per share (EPS) and diluted EPS are computed using the methods prescribed by SFAS No. 128, "Earnings per Share." Basic EPS is calculated using the weighted average number of common shares outstanding for the period and diluted EPS is computed using the weighted average number of common shares and dilutive common equivalent shares outstanding. Following is a reconciliation of basic EPS and diluted EPS:



                                                     Year Ended December 31,
                           1998                               1997                               1996
                           ----                               ----                               ----
                                                   (In thousands, except per share data)
                                       Per                                Per                                Per
                                      Share                              Share                              Share
Basic EPS         Income   Shares   Amount           Income   Shares   Amount           Income   Shares   Amount
---------         ------   ------   ------           ------   ------   ------           ------   ------   ------
Income available
to common
shareholders      $3,865   5,012    $0.77            $4,585   4,919    $0.93            $17      4,763    $0.00
                                     ====                               ====                               ====

Effect of
Dilutive
Securities
Stock Options             -   155                           --   205                       --       349
                   --------------                     --------------                     ----    ------

Diluted EPS

Income available
to common
shareholders      $3,865   5,167    $0.75            $4,585   5,124    $0.90            $17      5,112    $0.00
                                     ====                               ====                               ====



         The number of options to purchase shares of common stock that were excluded from the table above (as the effect would have been anti-dilutive) were 787,184, 94,500 and 10,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

Supplementary Cash Flow Information

         The Company made the following cash payments:

                                        Years Ended December 31,
                                      1998         1997         1996
                                                 (in thousands)

Interest and preferred dividends    $   554      $   517      $   148
Income taxes                          4,751        2,294        1,597

         Noncash investing and financing activities were as follows:

                                                                                 Years Ended December 31,
                                                                           1998         1997           1996
                                                                                      (in thousands)

Tax benefit from exercise of nonqualified stock options                  $    56      $   396      $   632
MicroBilt Financial Services Division acquisition (Note 2):
      Issuance of note payable                                                --           --        3,500
Input Creations, Inc. acquisition (Note 2):
      Issuance of long term debt                                              --           --        1,533
Other acquisitions (Note 2):
      Issuance of long term debt                                              --           --        1,182
      Issuance of notes payable                                               --           --        1,170
      Issuance of Common Stock                                                --           --          266
Note receivable received in connection with the sale of remittance
      processing division                                                     --          788           --
Increase in goodwill for accrued acquisition related contingent royalties  1,085        1,140           --
Decrease in goodwill and increase in deferred tax asset related to            --          389           --
      acquired net operating losses
Reclassification of bank line of credit to long term debt                  4,000           --           --

Reclassifications

      Certain  reclassifications in the financial statements and notes have been
made  to  prior  year   financial   statements   to  conform  with  the  current
presentation.

Comprehensive Income

      SFAS No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income. Comprehensive income includes charges or credits to equity that did not result from transactions with shareholders. SFAS No. 130 became effective during 1998. As net income and comprehensive income were identical in 1998, 1997 and 1996 SFAS No. 130 did not have an impact on the Company's financial statements.

Segment Reporting

     SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," requires the Company to report certain information about operating segments. SFAS No. 131 became effective for the Company's year ended December 31, 1998. The Company provides integrated PC-based software to financial institutions for, among other things, use in branch automation, loan origination, new account opening and electronic banking. The

Company classifies its products primarily as lending, retail delivery and connectivity. These products constitute the Company's suite of products and are sold to the same types of customer through similar distribution channels. Accordingly, the Company believes it operates in one segment. License revenues from lending, retail delivery and connectivity products were $31.0 million, $15.6 million and $2.5 million, respectively, in 1998, $22.2 million, $16.9 million and $1.4 million, respectively, in 1997, and $15.4 million, $17.1 million and $1.4 million, respectively, in 1996.

      Virtually all of the Company's sales are made in the United States. The remaining sales are made to customers located in Latin America.

Recent Pronouncement

      SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," becomes effective for the Company's year ending December 31, 2001. The Company does not believe that SFAS No. 133 will have a material impact on its financial statements.

2.    ACQUISITIONS

      In October 1998, the Company acquired substantially all of the assets of Mortgage Dynamics, Inc. (MDI). The acquisition was accounted for as a purchase. The purchase price was $2,668,000 in cash plus certain contingent royalties tied to future revenue production. In conjunction with this acquisition, the Company recorded approximately $1,518,000 of goodwill, which is being amortized ratably over a seven year period; $230,000 of purchased software, which is being amortized ratably over a three year period; and $991,000 of acquired in-process research and development, determined by independent appraisal, all of which was expensed in 1998. The technological feasibility of the acquired technology, which has no alternative future use, had not been established prior to the purchase. Pro forma results for 1998 and 1997 reflecting the MDI acquisition are not materially different from the Company's reported results for such years.

      In April 1996, the Company acquired all of the capital stock of OnLine Financial Communication Systems, Inc. (OnLine) and COIN Banking Systems, Inc.
(COIN) (formerly subsidiaries of MicroBilt Corporation), and substantially all of the assets of Input Creations, Inc. (Input), Pathways Software, Inc. (Pathways) and The Halcyon Group, Inc. (Halcyon). All of these acquisitions were accounted for as purchases. The combined purchase prices totaled approximately $13,600,000 plus certain contingent royalties tied to future revenue production or to software conversions. The $13,600,000 included $5,196,000 of cash, $7,385,000 in notes payable and other long-term liabilities, $266,000 of common stock and approximately $700,000 of other assumed liabilities. In conjunction with these acquisitions, the Company recorded approximately $4,300,000 of goodwill which is being amortized ratably over a seven year period and $8,030,000 of acquired in-process research and development, determined by independent appraisal, all of which was expensed in 1996. The technological feasibility of the acquired technology, which has no alternative future use, had not been established prior to the purchase.

      In November 1995, the Company acquired all of the outstanding common stock of Culverin Corporation (Culverin), a software company with headquarters in Dayton, Ohio. The initial purchase price consisted of $3,888,000 in cash paid in installments through November 1996; cash of $50,000 and 33,341 shares of the Company's common stock, valued at $13.50 per share and discounted 40% for restrictions on trading, which were delivered on January 1, 1998; and expenses of $531,000. In addition, the Company will make annual contingent royalty payments through 2000 of between 2% and 14% of revenues generated by Culverin products, depending on the amount of such revenues in each year. The transaction has been accounted for as a purchase and the excess of the initial purchase price over the value of the identifiable assets, $1,969,000, has been recorded as an intangible asset, amortized on a straight-line basis over seven years.

      Annual contingent royalty payments earned are recorded as an addition to intangible assets and amortized on a straight line basis over the remaining life of the original seven-year period.

3.    PROPERTY AND EQUIPMENT

         The major categories of property and equipment are summarized as follows:

                                      Years Ended December 31,
                                        1998                1997
                                            (in thousands)

Computer hardware and software         $10,630            $  9,546
Furniture and fixtures                   3,293               3,008
Leasehold improvements                     558                 512
                                      --------              ------
                                        14,481              13,066
Less- accumulated depreciation           9,947               7,855
                                       -------             -------
                                      $  4,534            $  5,211
                                       =======             =======

         Depreciation expense was as follows:

                                         Years Ended December 31,
                                        1998      1997       1996
                                             (in thousands)

Depreciation expense                   $2,381    $2,230     $1,799
                                        =====     =====      =====

4.       ACCRUED EXPENSES

         Accrued expenses consist of the following:

                                          Years Ended December 31,
                                          1998              1997
                                               (in thousands)

Accrued royalties                        $1,766                  $1,958
Accrued commissions                         960                   1,080
Accrued bonuses and profit sharing        2,095                   392
Other                                     3,196                   1,932
                                          -----                   -----
                                         $8,017                   $5,362
                                          =====                    =====

5.       EMPLOYEE BENEFIT PLANS

         The Company created a profit sharing plan (the "Plan") on February 1, 1989, under the provisions of Section 401(k) of the Internal Revenue Code. Employer contributions to the Plan are made at the discretion of the Board of Directors and were as follows:

                                             Years Ended December 31,
                                             1998      1997       1996
                                                 (in thousands)

Employer contributions                       $856      $468       $327
                                              ===       ===        ===

         The Board of Directors has approved an officers' bonus plan and employee profit sharing plan. The amount and timing of the bonus and profit sharing payments are at the Board's discretion. The expense associated with these plans was as follows:

                                             Years Ended December 31,
                                             1998      1997       1996
                                                 (in thousands)

Bonus and profit sharing expense             $2,735    $850       $2,298
                                              =====     ===        =====

         Through December 31, 1998, the Company had a qualified employee stock purchase plan (ESPP) which allowed qualified employees to direct up to seven percent of monthly base pay for purchases of stock. The purchase price for shares purchased under the plan was 85 percent of the lesser of the fair market value at the beginning or end of the plan year. The ESPP will terminate in accordance with its terms during 1999.

6.       LINE OF CREDIT AND LONG-TERM DEBT

Line of Credit

         The Company may borrow up to the lesser of $10,000,000 or 50 percent of accounts receivable, as defined under the terms of a committed, unsecured, revolving bank line of credit agreement. At the Company's option, interest on outstanding borrowings may be at the bank's published reference rate or alternative rates specified in the agreement. The interest rate in effect at December 31, 1998 was 6.7 percent. The line of credit expires on May 1, 2000. The agreement contains covenants which require the Company to maintain certain financial ratios and prohibits the Company from incurring other debts or liens outside the ordinary course of business. The Company is in compliance with the covenants at December 31, 1998. The Company pays an annual commitment fee of 0.2 percent on the average unused balance. Borrowings under the line totaled $4,000,000 at December 31, 1998 and $5,310,000 at December 31, 1997.

Long-Term Debt

         At December 31, 1998 and 1997, long-term debt consisted of the following:



                                                                                           Years Ended December 31,
                                                                                           1998              1997
                                                                                              (in thousands)

Note payable, in relation to Culverin acquisition, payment of $3,690 in 1996 with the
      balance due January 1998                                                             $   -             $50
Note payable, in relation to Halcyon acquisition, with imputed interest at 8 percent, due
      in quarterly installments of $50, including interest, payable through 2001             449             605
Note payable, assumed in the Halcyon acquisition, in monthly installments of $6,
      including interest imputed at 8.5 percent, with final payment due October 2004         307             346
Guaranteed royalties to be paid in relation to Input acquisition, with imputed interest at
      6 percent, payable through March 2001                                                1,148             1,426
TSTG non-compete payments through April 1999                                                  50             100
Long-term portion of line of credit                                                        4,000                   --
                                                                                           -----             --------
                                                                                           5,954             2,527
Less current portion of long-term debt                                                     (261)              (295)
                                                                                           ------            ------
Long-term debt                                                                             $5,693            $2,232
                                                                                           =====              =====

      Payouts under long-term debt are as follows (in thousands):

           Years Ending December 31,
           1999                             $   261
           2000                               4,230
           2001                               1,295
           2002                                  55
           2003                                  59
           Thereafter                            54
                                              -----
                                             $5,954
                                              =====

7.       COMMITMENTS AND CONTINGENCIES

Operating Leases

         The Company leases facilities and equipment under operating leases, with terms from one to 10 years, payable in monthly installments. Total lease expense was as follows:

                                             Years Ended December 31,
                                             1998      1997       1996
                                                 (in thousands)


Lease expense                                $2,980    $2,786     $2,131
                                              =====     =====      =====

         Future minimum lease payments are as follows (in thousands):

                  Years Ending December 31,

                  1999              $   2,833
                  2000                  2,863
                  2001                  1,838
                  2002                  1,749
                  2003                  1,293
                  Thereafter              506
                                      --------
                                    $  11,082
                                       ======

         In 1998, the Company recorded a loss of $793,000 for the present value of net future lease payments due with respect to certain office space in Atlanta that the Company ceased using. The loss was included in other charges on the Statement of Income for 1998.

Contingencies

         The Company is involved in routine legal matters incidental to its business. The Company believes that the resolution of any such matters that are currently outstanding will not have a material effect on its financial condition or results of operations. However, no assurance can be given that the concurrent resolution of several of such matters in manners adverse to the Company would not have a material adverse effect on the Company's financial condition or results of operations.

8.       INCOME TAXES

The provision (benefit) for income taxes is as follows:

                                             Years Ended December 31,
                                             1998      1997       1996
                                                 (in thousands)

Current tax provision:
      Federal                                $3,667       $3,443       $2,223
      State                                     402          377          272
                                             ------       ------       ------
                                              4,069        3,820        2,495
Deferred tax provision (benefit)              (586)           87      (1,328)
                                             ------      -------      -------
Total provision                              $3,483       $3,907       $1,167
                                              =====        =====        =====

         The reconciliation of the statutory Federal income tax rate to the Company's effective income tax rate is as follows:


                                                                           Years Ended December 31,
                                                                         1998         1997         1996
Federal statutory rate                                                   34.0%        34.0%        34.0%
State income taxes net of Federal benefit                                 4.8          4.2          6.8
Disallowance of meals and entertainment expenses                          1.4          1.1          6.0
Purchase accounting adjustments, including amortization of intangibles    5.5          5.7         47.6
Change in valuation allowance                                            (0.1)        (0.2)        10.9
Other                                                                     1.2          0.7        (14.1)
                                                                        -----        -----         ----
                                                                         46.8%        45.5%        91.2%
                                                                         ====         ====         ====


         Deferred tax assets and (liabilities) are comprised of the following components:


                                                                                          Year Ended December 31,
                                                                                           1998                    1997
                                                                                              (in thousands)

Current deferred tax asset:
         Allowance for doubtful accounts                                                    $844                   $950
         Current portion of net operating loss carryforwards                                 164                   177
         Severance and other accruals                                                        281                   20
         Other                                                                                52                   160
                                                                                            ----                   ---
                  Total current deferred tax asset                                        $1,341                   $1,307
                                                                                           =====                    =====
Long-term deferred tax asset (liability):
         In-process technology acquired                                                   $2,660                   $2,477
         Depreciation                                                                      (160)                   (154)
         Intangibles amortization                                                            702                   651
         Capitalized software                                                            (3,145)                   (3,746)
         Net operating loss and credit carryforwards                                         475                   714
         Other                                                                              (77)                         33
                                                                                        --------                   --------
Gross long-term deferred tax asset (liability)                                               455                   (25)
         Valuation allowance                                                               (100)                     (172)
                                                                                         -------                   -------
Total long-term deferred tax asset (liability)                                          $    355                   $  (197)
                                                                                         =======                    =======


The  increase   (decrease)  in  the  valuation  allowance  was  as  follows  (in thousands):

                                             Years Ended December 31,
                                             1998      1997       1996

Increase (decrease) in valuation allowance   $(72)     $(17)      $140
                                              ====      ====       ===

         At December 31, 1998, for Federal tax return reporting purposes, the Company had approximately $1,272,000 of regular and alternative minimum tax loss carryovers that expire at various dates through 2010. In addition, at December 31, 1998, the Company had $152,000 of general business credit carryovers that expire at various dates through 2007. The general business credit carryovers may not be used to offset taxes payable until the tax loss carryovers are fully utilized. In 1997, based on management's estimate of realization, the Company recorded an increase in deferred tax assets and a corresponding decrease in goodwill of $389,000 relating to net operating losses acquired in connection with a prior acquisition.

         Current federal tax law limits the net operating loss and tax credit carryovers available to be used in any given year in the event of certain circumstances including significant changes in ownership interests. The Company is limited to using approximately $430,000 of net operating loss carryovers in any one year.

9.       PREFERRED STOCK

         The Company is redeeming the 10,300 outstanding shares of mandatory redeemable Class A preferred stock at $262.14 per share over a 28-year period ending in the year 2018. The present value of the remaining payments, which are due quarterly, has been recorded as the carrying value at December 31, 1998 and 1997. The carrying value is adjusted as payments are made and dividends are accrued on the shares yet to be redeemed. The rate used to calculate the present value was 13 percent per annum, which approximated the Company's borrowing rate at the time redemption commenced. At December 31, 1998, there were 7,410 outstanding shares remaining to be redeemed.

         The repayment schedule for the mandatory redeemable Class A preferred stock at December 31, 1998 is as follows (in thousands):

Years Ended December 31,

1999                                                                     $   103
2000                                                                         103
2001                                                                         103
2002                                                                         103
2003                                                                         103
Thereafter                                                                 1,428
                                                                           -----
Total future payments                                                      1,943
Less- Amount representing dividends                                        1,205
                                                                           -----
Present value of future payments                                             738
Less- Current portion                                                         --
                                                                        --------
Long-term mandatory redeemable preferred stock                          $    738
                                                                         =======

10.      STOCK OPTIONS AND DIRECTOR COMPENSATION

         At December 31, 1998, the Company had five stock option plans: a Consolidated Plan, a nonqualified stock option plan, two plans for outside directors and the ESPP.

         Under the Consolidated Plan, options, which consist of incentive stock options and nonqualified stock options, generally vest ratably over five years and generally expire ten years from the date of grant. The exercise price for incentive stock options granted under the plan is set at the fair market value at the grant date. The exercise price for nonqualified options may be set below the fair market value at the grant date, but, to this date, no options have been granted with an exercise price less than fair market value at the grant date.

         Under the nonqualified stock option plan, available to officers and key employees, the vesting period and exercise price, which may be set below the fair market value at the date of grant, are determined by the Compensation Committee of the Board of Directors. No options have been granted with an exercise price less than fair market value at the date of grant.

         The Company has two stock option plans for outside directors: the Restated Outside Director Restricted Stock Plan (the Restricted Plan) and the Restated Outside Director Compensation and Stock Option Plan (the Compensation
Plan). The Compensation Plan was approved by the shareholders of the Company in May 1994 and provides for outside directors to be paid $5,000 per year and allows for the issuance of stock options. A total of 50,000 shares of Common Stock were reserved for issuance under the Restricted Plan and the Compensation Plan, of which 15,400 shares were reserved under the Restricted Plan and 34,600 were reserved under the Consolidated Plan. As of December 31, 1998, 28,600 shares had been issued under the Restricted Plan and are no longer restricted.

         Under the ESPP 67,000 shares of Common Stock were reserved, of which 64,354 shares had been issued as of December 31, 1998.

         Below is a table showing the activity for the aforementioned stock option plans for the past three years:

                                                                                Weighted
                                                                                 Average               Total
                                                                 Shares         Exercise             Exercise
                                                              Subject to         Price Per             Price
                                                                Options            Share
                                                                                                 (in thousands)

Balances, December 31, 1995                                    824,682           $  7.23          $   5,962
Options granted                                                290,500             14.52              4,219
Options exercised                                             (273,183)             3.63               (991)
Options lapsed                                                  (10,179)            9.92               (101)
                                                               --------           ------           --------

Balances, December 31, 1996                                     831,820           10.93              9,089
Options granted                                                 118,000           18.40              2,172
Options exercised                                                (79,804)           5.52               (441)
Options lapsed                                                   (86,713)         13.45             (1,167)
                                                               ---------        -------            -------

Balances, December 31, 1997                                     783,303           12.32               9,653
Options granted                                                 214,293           12.39               2,655
Options exercised                                                (51,680)         10.43                (539)
Options lapsed                                                   (30,490)         13.74                (419)
                                                               ---------        -------            --------

Balances, December 31, 1998                                     915,426         $12.40           $11,350
                                                                =======          =====            ======


         For all five plans at December 31, 1998, there were 987,591 shares of unissued stock reserved for issuance under the plans, of which 2,655 shares are reserved under the ESPP and options for the purchase of 69,510 shares remained available for future grants. Options to purchase 437,026, 361,873 and 250,990 shares of common stock were exercisable at December 31, 1998, 1997 and 1996, respectively. These exercisable options had weighted average exercise prices of $10.71, $9.91 and $8.27 at December 31, 1998, 1997 and 1996, respectively.

         The Financial Accounting Standards Board issued SFAS No.123 which defines a fair value based method of accounting for an employee stock option and similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the method of accounting prescribed by APB 25. Entities electing to remain with the accounting in APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value based method of accounting defined in SFAS 123 had been adopted.

         The Company has elected to account for its stock-based compensation plans under APB 25; however, the Company has computed, for pro forma disclosure purposes, the value of all options granted during 1998, 1997, and 1996 using the Black-Scholes options pricing model as prescribed by SFAS 123 using the following weighted average assumptions for grants:

                                   For the Years Ended December 31,
                                   1998        1997           1996

Risk-free interest rate              6.0%         6.3%         6.0%
Expected dividend yield              0.0%         0.0%         0.0%
Expected lives (years)               7.5          6.9          4.7
Expected volatility                 59.4%        60.7%        62.8%

         Using the Black-Scholes methodology, the total value of options granted during 1998, 1997 and 1996 was $1,215,000, $1,286,000 and $1,854,000,
respectively, which would be amortized on a pro forma basis over the vesting period of the options (typically five years). The weighted average fair value of options granted during 1998, 1997 and 1996 was $8.36 per share, $11.51 per share and $7.39 per share, respectively. The number of shares issued under the ESPP was 22,383, 20,646 and 11,338 for the years ended December 31, 1998, 1997 and 1996, respectively, and the related weighted average purchase price and weighted average fair value of shares issued were $10.20 and $5.83, respectively, for 1998, $13.71 and $6.55, respectively, for 1997, and $13.71 and $6.61, respectively, for 1996.

         If the Company had accounted for its stock-based compensation plans in accordance with SFAS 123, the Company's net income and net income per share would approximate the pro forma disclosures below:


                                                           For the Years Ended December 31,
                                                          (in thousands, except per share data)
                                                1998                      1997                       1996
                                                ----                      ----                       ----
                                           As        Pro             As         Pro            As         Pro
                                           Reported  Forma           Reported   Forma          Reported   Forma

Net income (loss)                          $ 3,865   $ 3,363         $ 4,585    $ 3,563        $    17    $(979)
Net income (loss) per share - basic        $  0.77   $  0.68         $  0.93    $  0.72        $  0.00    $(0.21)
Net income(loss) per share - diluted       $  0.75   $  0.66         $  0.90    $  0.71        $  0.00    $(0.21)


         The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. Additional awards are anticipated in future years.

         The  following  table  summarizes   information   about  stock  options
outstanding at December 31, 1998:


                           Options Outstanding                                  Options Exercisable

                                             Weighted
                              Number          Average         Weighted           Number of       Weighted
              Range of     Outstanding      Remaining          Average              Shares        Average
         Exercise Prices           at       Contractual        Exercise         Exercisable       Exercise
              Per Share       12/31/98      Life (years)          Price         at 12/31/98          Price

         $  1.00 -   4.99  118,449          3.0               $  1.63           118,449          $  1.63
         $10.00 - 14.99    499,877          7.1               $12.44            199,877          $12.61
         $15.00 - 15.00    200,000          7.1               $15.00              80,000         $15.00
         $16.13 - 20.00      87,100         8.1               $19.49              28,700         $18.46
         $24.25 - 24.25      10,000         2.3               $24.25              10,000         $24.25



11.      SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

         QUARTER ENDED1                     March 31,         June 30,           September 30,     December 31,
(In thousands, except per share data)           1998             1998              1998              1998
-------------------------------------       ------------      ----------         ------------      ----------
Revenue                                       $19,051           $19,002           $23,186          $24,391
Gross profit                                   12,303            11,835            15,413           16,656
Net income applicable to common
         shareholders                           1,000               927             1,593              345
Net income per share - basic                $    0.20         $    0.19         $    0.32        $    0.07
Net income per share - diluted              $    0.19         $    0.18         $    0.31        $    0.07

         QUARTER ENDED                      March 31,         June 30,           September 30,     December 31,
(In thousands, except per share data)           1997             1997              1997              1997
-------------------------------------       ------------      ----------         ------------      ----------

Revenue                                       $16,002           $17,880           $17,894          $20,873
Gross profit                                   10,374            11,870            10,907           12,457
Net income applicable to common
         shareholders                             768             1,424               912            1,481
Net income per share - basic                $    0.16         $    0.29         $    0.19        $    0.30
Net income per share - diluted              $    0.15         $    0.28         $    0.18        $    0.29



         1The results in the fourth quarter of 1998 reflect pretax charges totaling $3,013,000 for the value of in-process research and development efforts at the date of acquisition pertaining to MDI (see Note 2) and other charges (see
Note 1 and Note 7).

12.      SUBSEQUENT EVENTS, INCLUDING EVENTS SUBSEQUENT TO DATE OF AUDITORS'
         REPORT

         Effective January 1, 1999, the Company acquired substantially all of the assets of Modern Computer Systems, Inc. and certain related corporations (collectively, "MCS"). MCS offers hardware and software solutions for the back office accounting needs of community banks and credit unions. The acquisition was accounted for as a purchase. The purchase price was $6.0 million in cash and $650,000 of common stock.

         Events Subsequent to Date of Auditors' Report (unaudited)
         ---------------------------------------------------------

         Effective May 17, 1999 the Company and MoneyScape Holdings, Inc. (a wholly owned subsidiary of Concentrex) acquired 99% and 1%, respectively, of the equity in MECA Software, L.L.C. ("MECA") in exchange for 50,000 shares of Concentrex common stock. The acquisition was accounted for as a purchase. The net purchase price approximated $12.3 million and consisted of the common stock issued, assumption of net liabilities and accrued acquisition costs.

     Effective August 13, 1999 Concentrex acquired all of the outstanding common stock of ULTRADATA Corporation ("ULTRADATA"). ULTRADATA provides information management software and solutions for relationship-oriented financial institutions. The acquisition was accounted for as a purchase, resulting in approximately $55.6 million goodwill, intangibles and purchased software. The purchase price was $66.3 million, including acquisition-related expenses. The Company also incurred significant debt in connection with the financing of the ULTRADATA acquisition and refinancing of the MECA acquisition.

        Report of Independent Public Accountants on Financial Statement Schedule To the Board of Directors and Shareholders of CFI ProServices, Inc.

We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of CFI ProServices, Inc., d/b/a Concentrex Incorporated, included in this registration statement, and have issued our report thereon dated January 22, 1999. Our audits were made for the purpose of forming an opinion on those statements taken as a whole. The Valuation and Qualifying Accounts schedule is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic consolidated financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.



                                                     ARTHUR ANDERSEN LLP

Portland, Oregon
January 22, 1999


                                               CFI PROSERVICES, INC.,
                                             dba CONCENTREX INCORPORATED
                                          VALUATION AND QUALIFYING ACCOUNTS
                                    YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                     Additions
                                    Balance at       Charged to                                   Balance
                                    Beginning         Costs and                                   at End
                                      of Year         Expenses         Deductions1       Other2   Of Year
Year ended December 31, 1996
   Allowance for doubtful
   accounts and sales returns       $   290          $2,147            $(1,514)          $380     $1,303
                                     ======           =====             =======           ===      =====

   FASB 109 Valuation               $     49         $   140           $      --         $  --    $   189
                                     =======          ======            ===========       ======   ======

   Amortization of Intangibles:
       Purchased software           $1,176           $   693           $   (640)         $  --    $1,229
       Software development
          costs                       2,514            1,194             (1,123)             --     2,585
       Intangibles                       410           1,045                   --            --     1,455
                                      ------           -----             ----------       ------   -----
                                    $4,100           $2,932            $(1,763)          $  --    $5,269
                                     =====            =====             =======           ======   =====

Year ended December 31, 1997
   Allowance for doubtful
      accounts and sales returns    $1,303           $4,808            $(3,231)          $   --   $2,880
                                     =====            =====             =======           =======  =====

   FASB 109 Valuation               $   189          $     --          $     (17)        $    --  $   172
                                     ======           =========         =========         =======  ======
   Amortization of Intangibles:
   Purchased software               $1,229           $1,079            $(2,308)          $     -- $    --
   Software development costs         2,585            3,465             (5,315)                --     735
   Intangibles                        1,455            1,772                  --                --  3,227
                                      -----            -----             -----------       -------  -----

                                    $5,269           $6,316            $(7,623)          $     -- $3,962
                                     =====            =====             =======           ======== =====
Year ended December 31, 1998
   Allowance for doubtful
      accounts and sales returns    $2,880           $2,005            $(2,285)          $     -- $2,600
                                     =====            =====             =======           ======== =====

   FASB 109 Valuation               $   172          $     --          $     (72)        $     -- $   100
                                     ======           ========          =========         ======== ======

   Lease Loss Accrual               $     --         $   793           $      --         $     -- $   793
                                     ========         ======            ===========       ======== ======

   Amortization Of Intangibles:
      Purchased software            $     --         $     19          $      --         $     -- $     19
     Software development costs            735           2,633                   --               --  3,368
   Intangibles                        3,227            2,102                (566)               --  4,763
                                      -----            -----             --------          -------  -----

                                    $3,962           $4,754            $   (566)         $     -- $8,150
                                     =====            =====                =====          ======== =====


         1Represents write-off of receivables, fully amortized intangibles, and, in 1998, goodwill associated with a 1996 acquisition. Also includes reduction in FASB 109 valuation account credited to income tax expense.

         2Includes allowance for doubtful accounts recorded as part of the acquisition of Microbilt Financial Products Division in April 1996.


                                               CFI PROSERVICES, INC.,
                                             dba CONCENTREX INCORPORATED
                                             CONSOLIDATED BALANCE SHEETS
                                               (Dollars in thousands)


                                                                September 30, 1999        December 31, 1998
                                                                      (Unaudited)
ASSETS
Current Assets:
      Cash and cash equivalents                                  $          --               $      3,589
      Restricted cash                                                      866                         --
      Investments                                                          205                        206
      Receivables, net of allowances of $3,445 and $2,600               34,807                     29,701
      Inventory                                                            999                        249
      Deferred tax asset                                                 1,920                      1,341
      Prepaid expenses and other current assets                          3,642                      1,604
                                                                     ---------                    -------
           Total Current Assets                                         42,439                     36,690

Property and equipment, net of accumulated depreciation
   of $11,985 and $9,947                                                 8,000                      4,534
Software development costs, net of accumulated amortization
   of $4,837 and $3,368                                                  5,998                      8,277
Purchased software costs, net of accumulated amortization of
   $448 and $19                                                          8,163                        211
Goodwill, net of accumulated amortization of $6,621 and $4,763          58,771                      6,190
Deferred tax asset                                                       9,862                        355
Other assets                                                             5,306                        524
                                                                     ---------                   --------
           Total Assets                                               $138,539                    $56,781
                                                                       =======                     ======

LIABILITIES AND SHAREHOLDERS' EQUITY Current Liabilities:
      Drafts payable                                               $       547               $         --
      Accounts payable                                                   4,350                      1,986
      Accrued expenses                                                  14,344                      8,017
      Deferred revenues                                                 10,206                      5,300
      Customer deposits                                                  3,797                      3,681
      Line of credit                                                     5,396                         --
      Current portion of long-term debt                                  2,531                        261
      Other current liabilities                                            303                         --
      Income taxes payable                                                  --                        473
                                                                  ------------                   --------
           Total Current Liabilities                                    41,474                     19,718

Commitments and Contingencies
Long-term Debt, less current portion                                    63,026                      5,693
Other Long-term Liabilities                                                876                         --

Convertible Subordinated Notes                                           5,619                         --

Mandatory Redeemable Class A Preferred Stock                               731                        738

Shareholders' Equity:
      Series preferred stock, 5,000,000 shares authorized, none
         issued and outstanding                                             --                         --
      Common stock, no par value, 10,000,000 shares authorized,
         5,135,552 and 5,032,977 shares issued and outstanding          25,087                     19,689
      Retained earnings                                                  1,726                     10,943
                                                                     ---------                     ------
           Total Shareholders' Equity                                   26,813                     30,632
                                                                      --------                     ------
           Total Liabilities and Shareholders' Equity                 $138,539                    $56,781
                                                                       =======                     ======

                  The   accompanying   notes  are  an  integral  part  of  these
consolidated balance sheets.



                                               CFI PROSERVICES, INC.,
                                             dba CONCENTREX INCORPORATED
                                   UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (Dollars in thousands, except per share data)

                                                                                      Nine Months Ended
                                                                                        September 30,
                                                                                     1999       1998

Revenue
      Application software products                                                  $58,158   $54,335
      Information management products                                                  5,551       --
      e-Commerce products                                                              8,678     3,959
      Ancillary products                                                               5,058     2,945
                                                                                     -------   -------
           Total Revenue                                                              77,445    61,239
Cost of Revenue                                                                       29,569    21,688
                                                                                      ------    ------
           Gross Profit                                                               47,876    39,551
Operating Expenses
      Sales and marketing                                                             13,498    14,054
      Product development                                                             17,004    10,467
      General and administrative                                                      12,115     7,430
      Goodwill amortization                                                            1,506       890
      Acquired in-process research and development and other charges                  10,521        --
                                                                                      ------   -------
           Total Operating Expenses                                                   54,644    32,841
                                                                                      ------    ------
           Income (Loss) from Operations                                              (6,768)    6,710
Non-operating Income (Expense)
      Interest expense                                                                (1,957)     (337)
      Interest income                                                                    214       209
      Other, net                                                                         192      (168)
                                                                                     -------   -------
           Total Non-operating Expense                                                (1,551)     (296)
                                                                                      ------   -------
Income (Loss) before Income Taxes                                                     (8,319)    6,414
Provision for Income Taxes                                                               829     2,822
                                                                                     -------   -------
Net Income (Loss)                                                                     (9,148)    3,592
Preferred Stock Dividend                                                                  69        72
                                                                                     -------   -------
Net Income (Loss) Applicable to Common Shareholders                                  $(9,217)  $ 3,520
                                                                                      ======   =======
Basic Net Income (Loss) Per Share                                                    $ (1.81)  $  0.70
                                                                                      ======    ======
Diluted Net Income (Loss) Per Share                                                  $ (1.81)  $  0.68
                                                                                      ======    ======



      The accompanying notes are an integral part of these consolidated statements.


                                               CFI PROSERVICES, INC.,
                                             dba CONCENTREX INCORPORATED
                                   UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                               (Dollars in thousands)

                                                                             Nine Months Ended September 30,
                                                                                1999                 1998

Cash flows from operating activities:
      Net income (loss) applicable to common shareholders                    $  (9,217)          $    3,520
      Adjustments to reconcile net income (loss) applicable to common shareholders to cash provided by operating activities:
           Depreciation and amortization                                         6,549                4,889
           Interest accreted on mandatory redeemable preferred stock                71                   72
           Interest accreted on notes payable                                      140                   70
           Amortization of debt discount and deferred loan costs                   311                   --
           Equity in losses attributable to joint venture                           --                  248
           Write off of in process research and development                      9,000                   --
           Expense for stock warrants issued                                       124                   --
           Expense for ESSOP shares issued                                         955                   --
           (Increase) decrease in assets, net of effects from purchase of businesses:
                Receivables, net                                                 1,129                4,779
                Inventories, net                                                  (114)                  25
                Prepaid expenses and other assets                                 (494)                 351
           Increase (decrease) in liabilities,  net of effects from
              purchase of businesses:
                Drafts payable                                                     547                   --
                Accounts payable                                                   850                (415)
                Accrued expenses                                                (3,255)              (1,593)
                Deferred revenues                                                1,351               (5,560)
                Customer deposits                                               (2,710)                  69
                Other current liabilities                                          186                   --
                Income taxes payable                                              (473)                (255)
                                                                              --------               -------
                      Net cash provided by operating  activities                 4,950                6,200

Cash flows from investing activities:
      Expenditures for property and equipment                                   (2,058)              (1,216)
      Software development costs capitalized                                        --               (1,054)
      Investment in joint venture                                                   --                 (510)
      Proceeds from long-term note receivable                                      115                  235
      Cash paid for acquisition of Modern Computer Systems, Inc., net
           of cash received                                                     (5,591)                  --
      Cash received in acquisition of MECA Software, L.L.C.                        965                   --
      Cash paid for acquisition of ULTRADATA Corporation, net
           of cash received                                                    (59,940)                  --
      Cash paid for TDS                                                            (98)                  --
                                                                             ---------           ----------
           Net cash used in investing activity                                 (66,607)              (2,545)

Cash flows from financing activities:
      Net proceeds from (payments on) line of credit                              1,396              (1,310)
      Payments on long-term debt                                                (7,645)                (579)
      Proceeds from long-term debt                                              65,000                   --
      Proceeds from issuance of convertible subordinated notes                   5,550                   --
      Payment of deferred loan costs                                            (5,071)                  --
      Payments on mandatory redeemable preferred stock                             (78)                 (78)
      Proceeds from issuance of common stock                                       927                  767
      Repurchase of common stock                                                (1,145)                  --
                                                                                ------            ---------
           Net cash provided by (used in) financing activities                  58,934               (1,200)
                                                                                ------               ------

Increase (decrease) in cash and cash equivalents                                (2,723)               2,455

Cash and cash equivalents, including restricted cash:
      Beginning of period                                                        3,589                   20
                                                                               -------             --------
      End of period                                                          $     866           $    2,475
                                                                              ========               ======



                    The accompanying notes are an integral part of these consolidated statements.

                              CFI PROSERVICES, INC.
                          d/b/a CONCENTREX INCORPORATED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (Tabular amounts in thousands, except per share amounts or as otherwise indicated)
                                   (Unaudited)

1.    BASIS OF PRESENTATION

     The financial information included herein for the nine month periods ended September 30, 1999 and 1998 is unaudited; however, such information reflects all adjustments consisting only of normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods. The financial information as of December 31, 1998 is derived from the audited financial statements of CFI ProServices, Inc., d/b/a Concentrex Incorporated ("Concentrex" or the "Company"). The interim consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in this registration statement. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year. Certain prior period amounts have been reclassified to conform to current presentation.

2.    SUPPLEMENTAL CASH FLOW INFORMATION

      Supplemental disclosure of cash flow information is as follows:



                                                                       Nine Months Ended September 30,
                                                                             1999       1998
Cash paid during the period for income taxes                           $    1,976      $3,076
Cash paid during the period for interest and dividends                      2,526         346


Noncash investing and financing activities were as follows:



                                                                       Nine Months Ended September 30,
                                                                           1999            1998
Tax benefit from exercise of nonqualified stock options                 $    --             56
Increase in goodwill for accrued acquisition related
   contingent royalties                                                     396            461
Reclassification of bank line of credit to long-term debt                    --          4,000
Issuance of common stock in connection with
   acquisition of Modern Computer Systems, Inc.                             650             --
Issuance of common stock in connection with
   acquisition of MECA Software, L.L.C.                                     569             --
Assumption of debt in connection with acquisition of
   MECA Software, L.L.C.                                                  7,500             --
Fair value of stock warrants issued in connection with financings         1,667             --
Fair value of stock options converted in connection with
   acquisition of ULTRADATA Corporation                                   1,651             --


3.       EARNINGS PER SHARE

         Following is a reconciliation of basic earnings per share ("EPS") and diluted EPS:


Nine Months Ended September 30,                      1999                                 1998
-------------------------------                      ----                                 ----

                                                                Per                                Per
                                                               Share                               Share
Basic EPS                                  Loss      Shares    Amount     Income      Shares       Amount
Net income (loss) applicable to common
   shareholders                           $(9,217)   5,102  $  (1.81)     $ 3,520      5,005      $  0.70
                                                            =========                             =======
Effect of dilutive securities:
   Stock options                                        --                    174
                                          ----------------                -------

Diluted EPS
Net income (loss) applicable to common
   shareholders                           $(9,217)   5,102  $  (1.81)     $ 3,520      5,179      $  0.68
                                                            =========                             =======


      The number of options and warrants to purchase shares of common stock and the assumed conversion of convertible subordinated notes that were excluded from the table above (as the effect would have been anti-dilutive) were 2,377,346 and 298,700 for the nine months ended September 30, 1999 and 1998, respectively.

4.    STOCK REPURCHASE

      During January 1999 the Company's Board of Directors authorized a repurchase of up to $5.0 million of the Company's common stock. During the quarter ended March 31, 1999 the Company repurchased 88,200 shares of its common stock for $1.1 million. The Company did not repurchase any shares during subsequent quarters.

5.    CLASSIFICATION OF REVENUE

      During the three months ended September 30, 1999, the Company reorganized itself into four product lines: Application Software, Information Management, e-Commerce and Ancillary Products. Prior period revenues have been reclassified for all periods included herein to reflect the new product lines. Total revenues did not change as a result of this classification.

6.    ACQUISITIONS

      Effective January 1, 1999 the Company acquired substantially all of the assets of Modern Computer Systems, Inc. and certain related corporations (collectively, MCS). MCS offers hardware and software solutions for the back office accounting needs of community banks and credit unions. The acquisition was accounted for as a purchase, resulting in approximately $7.0 million of goodwill, intangibles and purchased software. The purchase price was $6.0 million in cash and $650,000 of common stock. The Company is still obtaining certain data related to the acquisition, and, accordingly, the purchase price allocation remains open. The operations of MCS have been included in the Company's results of operations since January 1, 1999. The 1998 pro forma results reflecting the MCS acquisition are not materially different from the Company's reported results for the nine months ended September 30, 1998.

      Effective May 17, 1999 the Company and MoneyScape Holdings, Inc. (a wholly owned subsidiary of Concentrex) acquired 99% and 1%, respectively, of the equity in MECA Software, L.L.C. ("MECA") in exchange for 50,000 shares of Concentrex common stock. The acquisition was accounted for as a purchase. The net purchase price approximated $12.3 million and consisted of the common stock issued, assumption of net liabilities and accrued acquisition costs. The liabilities assumed included $7.5 million of debt owed to certain former members of MECA and was repaid by the Company from proceeds from bank borrowings. The purchase price was allocated to the estimated fair value of the assets acquired, which included the expensing of $3.8 million of in-process research and development and the recognition of approximately a $9.9 million deferred tax asset. The excess of the fair value of the assets acquired over cost (negative goodwill) was allocated to reduce acquired non-current assets. The Company is still obtaining certain data related to the acquisition, and accordingly, the purchase price allocation remains open. The operations of MECA have been included in the Company's results of operations since May 17, 1999.

      Effective August 13, 1999 Concentrex acquired all of the outstanding common stock of ULTRADATA Corporation ("ULTRADATA"). ULTRADATA provides information management software and solutions for relationship-oriented financial institutions. The acquisition was accounted for as a purchase, resulting in approximately $53.6 million of goodwill, intangibles and purchased software. The purchase price was $66.3 million, including acquisition-related expenses. The purchase price was allocated to the estimated fair value of the assets acquired, which included the expensing of $5.2 million of in-process research and development. The Company is still obtaining certain data related to the acquisition, and, accordingly, the purchase price allocation remains open. The operations of ULTRADATA have been included in the Company's results of operations since August 13, 1999.

     Unaudited pro forma results of operations, including results of ULTRADATA and MECA (MCS results are not considered significant and are therefore, to the extent that they are not already included in the actual results, not included in the unaudited pro forma information) for the nine month periods ended September 30, 1999 and 1998, assuming such acquisitions occurred at the beginning of 1998 and includes in process research and development charge related to the ULTRADATA and MECA acquisitions in the periods when incurred.


                                              Nine Months Ended
                                                September 30,
                                        ------------------------------

                                              1999              1998
                                         --------------     -------------
Total revenues                       $          102,048 $         102,041

Net loss applicable to common
     shareholders                    $         (17,471) $         (5,585)

Loss per share - Basic               $           (3.41) $          (1.10)

Loss per share - Diluted             $           (3.41) $          (1.10)


7.    FINANCING EVENTS

      On May 14, 1999 the Company sold 90,000 shares of its common stock to one investor for gross proceeds of $900,000. The proceeds of the issuance were used to repay liabilities acquired in the MECA acquisition.

      On May 17, 1999 the Company entered into two lending agreements (the "USNB Lending Agreements") with U.S. Bank National Association ("USNB"). On August 13, 1999 the USNB Lending Agreements were terminated, and all amounts outstanding were repaid, upon completion of the financing described in the following paragraphs. The first USNB Lending Agreement was for a revolving line of credit in an amount not to exceed $5.0 million (the "Revolving Line") to be used for working capital. The Company drew $4.0 million on the Revolving Line on May 17, 1999 and used the proceeds to pay off all amounts owing on a previous line of credit with Bank of America; the Bank of America credit facility with the Company was simultaneously terminated. The second USNB Lending Agreement was for a revolving line of credit in an amount not to exceed $15.0 million (the "Acquisition Line") to be used for acquisitions. The Company drew $8.3 million on the Acquisition Line on May 17, 1999 and used the proceeds to pay off certain liabilities assumed in connection with the acquisition of MECA on that date. The Company drew an additional $2.7 million on the Acquisition Line to purchase shares of ULTRADATA common stock in open market transactions during the quarter ended June 30, 1999.

      On  August  13,  1999 the  Company  and its  subsidiaries  entered  into a financing agreement (the "Financing Agreement") with Foothill Capital Corporation ("Foothill") and certain other parties (collectively, the "Lenders") for three credit facilities aggregating $80 million. The credit facilities provided under the Financing Agreement terminate on August 13, 2002.

      The first credit facility under the Financing Agreement is a revolving credit facility (the "Foothill Revolver") for up to $15 million, subject to borrowing base restrictions related to accounts receivable of the Company and its subsidiaries. The Foothill Revolver bears interest at an annual rate equal to the prime rate plus 1.0%. On August 13, 1999 the Company drew $1.7 million under the Foothill Revolver in connection with the ULTRADATA acquisition. The interest rate on the Foothill Revolver at August 13, 1999 was 9.0% and was 9.25% at September 30, 1999.

      The second credit facility under the Financing Agreement is a term loan for $35 million (the "Term A Loan") that bears interest at an annual rate equal to the prime rate plus 2.0%. The Term A Loan has scheduled quarterly prepayments of principal beginning in the second quarter of 2000 that are expected to aggregate $19 million over the term of the loan; the expected remaining principal of $16 million is due on August 13, 2002. On August 13, 1999 the Company drew $35 million under the Term A Loan in connection with the ULTRADATA acquisition. The interest rate on the Term A Loan at August 13, 1999 was 10.0% and was 10.25% at September 30,1999.

      The third credit facility under the Financing Agreement is a term loan for $30 million (the "Term B Loan") that bears interest at an annual rate equal to the prime rate plus 5.0%. The Term B Loan has no scheduled prepayments of principal. The Term B Loan is due in full on August 13, 2002. On August 13, 1999 the Company drew $30 million under the Term B Loan in connection with the ULTRADATA acquisition. The interest rate on the Term B Loan at August 13, 1999 was 13.0% and was 13.25% at September 30, 1999.

      In connection with the credit facilities provided under the Financing Agreement, the Company issued to the Lenders warrants (the "Lender Warrants") to purchase up to 381,822 shares of the common stock of the Company, which represents 5.0% of the fully diluted common stock of the Company. The exercise price of the Lender Warrants is $12.34 per share. The Company has agreed to register for resale the shares of common stock issuable upon exercise of the Lender Warrants. The Lender Warrants are exercisable through August 13, 2004. The Company also issued warrants to purchase 58,000 shares of common stock to the debt placement agent in connection with obtaining the credit facilities under the Financing Agreement. The warrants issued to the debt placement agent have the same terms as the Lender Warrants. The Company recorded the fair value of the warrants as debt discount and deferred loan costs as appropriate.

      On August 13, 1999 the Company also issued 10% Convertible Subordinated Discount Notes (the "Subordinated Notes") in the aggregate original face amount of $7.4 million (with original issue discount of $1.9 million). The Subordinated Notes are generally non-callable by the Company through August 13, 2002. Interest at 10% per annum accretes on the Subordinated Notes through August 13, 2002 and then becomes payable in cash by the Company if the Subordinated Notes are not redeemed or converted by that date. The Subordinated Notes are initially convertible into 602,534 shares of the Company's common stock at the election of the holders. The actual number of shares into which the Subordinated Notes are convertible depends upon the date of conversion and the amount of interest accreted on the Subordinated Notes through the date of conversion. The conversion price of the Subordinated Notes is initially $12.34 per share. If the average closing price of the Company's common stock for the 10 trading days ending on August 12, 2000 is less than $12.34 per share, the conversion price will be reduced at that time to equal such average price. The Subordinated Notes are due on August 13, 2004 if not previously converted by that date. The Company received gross proceeds of $5.5 million upon issuance of the Subordinated Notes, all of which was used in connection the ULTRADATA acquisition.

      At September 30,1999 and December 31,1998, long-term debt consisted of the following:


                                                                     September 30,     December 31,
                                                                           1999           1998

Term A Loan                                                           $   35,000       $       --
Term B Loan                                                               30,000               --
Debt discount related to fair value of warrants                           (1,387)              --


                                                      F-42




Note payable, in relation to Halcyon  acquisition,  with imputed interest at 8%, due in quarterly installments of $50,
     including interest, payable through 2001                                299              449
Note payable, assumed in the Halcyon acquisition, in monthly installments of $6, including interest imputed at 8.5%,
     with final payment due October 2004                                     276              307
Guaranteed royalties to be paid in relation to Input acquisition,
     with imputed interest at 6%, payable through March 2001                 913            1,148
TSTG non-compete payments through April 1999                                  --               50
Note payable, assumed in the ULTRADATA acquisition, due in
     monthly installments of $29, including interest at the rate of
     10.0% percent                                                           456               --
Long-term portion of line of credit                                           --            4,000
                                                                      ----------       ----------
                                                                          65,557            5,954
Less current portion of long-term debt                                    (2,531)            (261)
                                                                      ----------       ----------
Long-term debt                                                         $  63,026       $    5,693
                                                                      ==========       ==========

                                            Independent Auditors' Report


To the Board of Directors and Stockholders of ULTRADATA Corporation:

We have audited the accompanying balance sheet of ULTRADATA Corporation (the "Company") as of December 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1998 financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP
San Jose, California
February 5, 1999

                                            Independent Auditors' Report


Board of Directors
ULTRADATA Corporation:

We have audited the accompanying balance sheet of ULTRADATA Corporation as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for each of the years in the two year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ULTRADATA Corporation as of December 31, 1997, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 1997, in conformity with generally accepted accounting principles.


KPMG LLP
Mountain View, California
February 12, 1998



                                                ULTRADATA CORPORATION
                                                   Balance Sheets
                               (In thousands, except share data and par value amounts)

                                                                                            December 31,
                                                                                        1998            1997
Assets

Current assets:
      Cash and cash equivalents                                                      $  2,418   $      486
      Short term investments                                                               --          303
      Restricted cash                                                                     321          536
      Trade accounts receivable, net                                                    6,523        6,387
      Inventories, including third-party product licenses                               1,932          815
      Prepaid expenses and other current assets                                           383          456
      Income tax receivable                                                                --           53
                                                                                     --------    ---------
           Total current assets                                                        11,577        9,036
Property and equipment, net                                                             3,312        4,533
                                                                                      -------      -------
                Total assets                                                          $14,889      $13,569
                                                                                       ======       ======

Liabilities and Stockholders' Equity

Current liabilities:
      Current portion of capital lease and debt obligations                         $    481    $     663
      Current portion, third-party product licenses                                      594           --
      Accounts payable                                                                 1,545        2,284
      Accrued expenses                                                                 1,646        1,239
      Deferred revenue and customer advances                                           1,479        1,852
                                                                                     -------      -------
           Total current liabilities                                                   5,745        6,038
Deferred revenue and customer advances                                                   682        1,113
Capital lease and debt obligations                                                         7          120
Long-term portion, third-party product licenses                                          625           --
                                                                                    --------    ---------
Total liabilities                                                                      7,059        7,271
                                                                                     -------      -------

Commitments and contingencies (Notes 4 and 8)

Stockholders' equity:
      Preferred stock; par value $.001; 2,000,000 shares authorized;                      --           --
      none outstandingCommon stock; par value $.001; 23,000,000 shares authorized; 7,725,674 and 7,607,133 shares outstanding in 1998
      and 1997, respectively                                                               8            8
      Additional paid in capital                                                      15,515       15,202
      Accumulated deficit                                                             (7,693)      (8,912)
                                                                                      ------       ------

           Total stockholders' equity                                                  7,830        6,298
                                                                                     -------      -------

                Total liabilities and stockholders' equity                          $ 14,889    $  13,569
                                                                                      ======       ======

      See accompanying notes to financial statements.


                                                ULTRADATA CORPORATION
                                              Statements of Operations
                                      (In thousands, except per share amounts)

                                                                                  Years Ended December 31,
                                                                                 1998        1997      1996
Revenue
      Software                                                                 $ 11,063   $  7,062   $  9,452
      Services                                                                   16,501     16,548     16,741
                                                                                 ------     ------     ------

           Subtotal                                                              27,564     23,610     26,193
      Hardware                                                                    3,197      5,493     14,251
                                                                                -------    -------     ------

Total revenue                                                                    30,761     29,103     40,444
                                                                                 ------     ------     ------

Cost of goods sold
      Software                                                                    1,979      1,034      2,202
      Services                                                                   10,889     11,770     13,502
                                                                                 ------     ------     ------

           Subtotal                                                              12,868     12,804     15,704
      Hardware                                                                    2,844      4,115     10,331
                                                                                -------    -------     ------

Total cost of goods sold                                                         15,712     16,919     26,035
                                                                                 ------     ------     ------

Gross margin                                                                     15,049     12,184     14,409
                                                                                 ------     ------     ------

      Product development                                                         4,689      4,608      6,180
      Selling, general, and administrative                                        9,201     11,964     15,518
      Gain on transfer of service bureau contracts                                 (162)      (558)        --
                                                                                -------    ------- ----------

           Total operating expenses                                              13,728     16,014     21,698
                                                                                 ------     ------     ------

Operating income (loss)                                                           1,321     (3,830)    (7,289)

Interest income                                                                      40        120        365
Interest expense                                                                   (179)      (102)       (36)
Other income                                                                         59        352         --
                                                                                -------   -------- ----------

Income (loss) before income taxes                                                 1,241     (3,460)    (6,960)

Income tax expense                                                                   22         --         --
                                                                                -------   --------   --------

Net income (loss)                                                              $  1,219   $ (3,460)  $ (6,960)
                                                                                =======    =======    =======

Net income (loss) per share information:
      Basic net income (loss) per share                                        $   0.16   $  (0.46)  $  (0.97)
      Diluted net income (loss) per share                                          0.15      (0.46)     (0.97)
      Shares used to compute basic net income (loss) per share                    7,687      7,585      7,195
      Shares used to compute dilutive net income (loss) per share                 7,924      7,585      7,195



      See accompanying notes to financial statements.


                                                ULTRADATA CORPORATION

                                         Statements of Stockholders' Equity
                                                   (In thousands)

                                                                                         Retained
                                            Common Stock             Additional         Earnings            Total
                                         Shares                        Paid-In       (Accumulated    Stockholders'
                                     Outstanding       Amount           Capital           Deficit)         Equity

Balances as of January 1, 1996          5,742,000          $6              $4           $1,508          $1,518
Net proceeds from initial public
   offering                             1,650,000           1          14,241              --           14,242
Net proceeds from issuance of
   common stock                           133,864          --             696              --              696
Net loss                                      --           --             --            (6,960)         (6,960)
                                      -----------          --        ---------           ------          ------

Balances as of December 31, 1996        7,525,864           7          14,941           (5,452)          9,496
Net proceeds from issuance of
   common stock                            81,269           1             261              --              262
Net loss                                     --            --            --             (3,460)         (3,460)
                                      -----------          --        ---------           ------          ------

Balances as of December 31, 1997        7,607,133           8          15,202           (8,912)          6,298
Net proceeds from issuance of
   common stock                           118,541          --             313              --              313
Net income                                    --           --             --             1,219           1,219
                                      -----------          --        ---------           ------          ------

Balances as of December 31, 1998        7,725,674          $8         $15,515          $(7,693)         $7,830
                                        =========           =          ======           ======           =====


      See accompanying notes to financial statements.



                                                ULTRADATA CORPORATION
                                              Statements of Cash Flows
                                                   (In thousands)
                                                                                   Years ended December 31,
                                                                       1998             1997              1996
Cash flows from operating activities:
Net income (loss)                                                    $  1,219        $   (3,460)   $    (6,960)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
      Depreciation and amortization                                     1,528             1,436            864
      Deferred income taxes                                                --                --            907
      Gain on sale of joint venture                                        --              (238)            --
      Equity in earnings of unconsolidated subsidiary                      --               (16)           (62)
      Loss on disposition of property and equipment                        67                --            250
      Changes in operating assets and liabilities:
           Trade accounts receivable, net                                (136)            4,069         (3,962)
           Inventories                                                    365               358             78
           Prepaid expenses and other assets                               73               579           (253)
           Income taxes receivable                                         53             1,023           (958)
           Accounts payable                                              (739)           (1,375)        (1,560)
           Accrued expenses                                               158              (887)           166
           Deferred revenue and customer advances                        (804)           (1,856)          (458)
                                                                        -----            ------        -------
      Net cash provided by (used for) operating activities              1,784              (367)       (11,948)
                                                                        -----           -------         ------
Cash flows from investing activities:
      Capital expenditures                                               (353)           (2,997)        (1,706)
      Proceeds from disposition of service bureau assets                   --               192             --
      Proceeds from disposition of other assets                            --               368             --
      Sale of joint venture                                                --               500             --
      Purchases of short-term investments                                  --                --         (4,276)
      Sale of short-term investments                                      303             1,117          2,856
      Repayment of stockholder notes receivable                            --                --          1,453
                                                                     --------         ---------        -------

           Net cash used for investing activities                         (50)             (820)        (1,673)
                                                                       ------            ------         ------
Cash flows from financing activities:
      Bank borrowings and long term obligations, net                       --               474         (1,000)
      Proceeds from debt                                                   --               250            388
      Decrease (increase) in restricted cash                              215              (536)            --
      Repayment of debt                                                  (330)             (360)          (246)
      Net proceeds from initial public offering                            --                --         14,242
      Net proceeds from issuance of common stock                          313               262            696
                                                                       ------            ------       --------
           Net cash provided by financing activities                      198                90         14,080
                                                                       ------           -------         ------
Net increase (decrease) in cash and cash equivalents                    1,932            (1,097)           459
Cash and cash equivalents at beginning of year                            486             1,583          1,124
                                                                       ------             -----        -------
Cash and cash equivalents at end of year                             $  2,418        $      486    $     1,583
                                                                        =====            ======        =======
Non cash operating, investing and financing activities:
      Property and equipment acquired under capital leases           $     21        $       --    $        --
                                                                      =======         =========     ==========
      Remaining obligation on third party product licenses             $1,482        $       --    $        --
                                                                        =====         =========     ==========
Supplemental disclosure of cash flow information:
      Cash paid for taxes                                            $     22        $        1    $        87
      Cash paid for interest                                         $    179        $      102    $        36



      See accompanying notes to financial statements.

NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

      ULTRADATA Corporation (the "Company") provides information management software and solutions for relationship-oriented financial institutions. These solutions allow the Company's customers to provide, among other things, financial services such as checking, savings and investment accounts, home banking, credit and debit cards, ATM access and consumer lending. The Company's products are primarily targeted at large and mid-sized credit unions for use as an in-house installation and to value-added resellers ("VARs") for distribution to small-sized credit unions that operate in service bureau environments.

Revenue Recognition

      The Company recognizes revenues from licenses of computer software provided that a noncancelable license agreement has been signed, the software and related documentation have been shipped, there are no material uncertainties regarding customer acceptance, and collection of the resulting receivable is deemed probable. Maintenance revenues are deferred and recognized over the related contract period, generally three months to five years. Services and other revenues generated from professional consulting and training services and software customization services are recognized as the services are performed. Hardware revenues are recognized upon shipment.

      Software cost of revenues includes direct costs of software purchased from third parties and royalties. Services and other cost of revenues include maintenance, the direct and indirect costs of providing training and installation, and consulting services relating to customer contracts. Hardware cost of revenues includes the costs of the hardware and freight.

      Statement of Position (SOP) 97-2 "Software Revenue Recognition," which was issued October 27, 1997, supersedes SOP 91-1 and became effective for the Company in 1998.

Concentration of Credit Risk and Fair Value of Financial Instruments

      Financial instruments that potentially expose the Company to a concentration of credit risk principally consist of cash and cash equivalents, restricted cash, trade accounts receivable and short term investments. The carrying value of the Company's financial instruments approximates fair market value.

      The Company's current customers are primarily comprised of credit unions throughout the United States. Although the Company is directly affected by the financial cycles of the credit union industry, management does not believe that significant credit risks existed as of December 31, 1998. The Company maintains a reserve for potential bad debts aggregating $521,000 and $1,094,000 as of December 31, 1998 and 1997, respectively.

      No customer accounted for more than 10% of the Company's total revenues in 1998, 1997 or 1996. No customer accounted for more than 10% of the Company's accounts receivables in 1998. One customer accounted for 13% of total trade accounts receivable at December 31, 1997.

Financial Statement Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include allowances for potentially uncollectible accounts receivable, sales returns and a valuation allowance for deferred tax assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

      Cash equivalents consist of short-term financial instruments with original maturities of three months or less that are carried at cost, which approximates market.

Short-Term Investments

      Short-term investments as of December 31, 1997 consisted of municipal obligations with amortized cost approximating fair market value.

Inventories

      Inventories consist of hardware and software purchased from third parties pending shipment to customers recorded at the lower of cost or market, on a first in, first out basis.

Software Development Costs

      Capitalization of computer software costs, when material, begins upon the establishment of technological feasibility. Such costs are amortized over periods not exceeding three years. To date, software development costs incurred subsequent to the establishment of technological feasibility have not been material.

Property and Equipment

      Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the shorter of the estimated useful life (three to five years for computer equipment and software and five to ten years for furniture and fixtures) or the lease term.

Income Taxes

      The Company utilizes the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are established to recognize the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits of which future realization is uncertain.

Net Income (Loss) Per Share

      Basic income (loss) per share excludes dilution and is computed by dividing net income (loss) by the weighted-average number of common shares outstanding, less shares subject to repurchase by the Company, for the period. Diluted income (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Common share equivalents are excluded from the computation in loss periods as their effect would be antidilutive.

Stock-Based Compensation

      The Company accounts for its stock-based compensation plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations.

Impairment of Long-Lived Assets and Long-Lived Assets To Be Disposed Of

      The Company evaluates its long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Reclassifications

      Certain amounts in the accompanying 1997 and 1996 financial statements have been reclassified to conform with the 1998 presentation.

Recently Issued Accounting Standards

      In 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," which requires an enterprise to report, by major components and as a single total, the change in net assets during the period from nonowner sources. Adoption of this standard did not have an impact on the Company's financial position, results of operations or cash flows. During 1998, 1997 and 1996 the Company's sole source of comprehensive income is its net income (loss).

      The Financial Accounting Standards Board issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." SFAS No. 131 establishes annual and interim reporting standards for an enterprise's business segments and related disclosures about its products, services, geographic areas and major customers. The Company has determined that it operates in three segments: software, services and hardware. Management reviews the operating results of these segments only at the gross margin level and assets are not allocated by operating segment.

      In June 1998, the FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities." This statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS No. 133 will be effective for the Company's year ending December 31, 2000. Management believes that this statement will not have a significant impact on the Company's financial position, results of operations or cash flows.

NOTE 2.    ACCOUNTS RECEIVABLE

      Accounts receivable consists of (in thousands):

                                        December 31,
                                        1998     1997

Trade accounts receivable               $3,998   $4,520
Unbilled revenues                        3,046    2,961
                                         -----    -----
      Accounts receivable, gross         7,044    7,481
Allowance for bad debts                   (521)  (1,094)
                                        ------    -----
      Accounts receivable, net          $6,523   $6,387
                                         =====    =====

NOTE 3.    PROPERTY AND EQUIPMENT

      Property and equipment consists of (in thousands):
                                                    December 31,
                                                    1998     1997

Computer equipment                                  $4,073   $3,958
Furniture and fixtures                               2,841    2,687
Software                                             1,432    1,424
                                                     -----    -----
      Property and equipment, gross                  8,346    8,069
Accumulated depreciation and amortization           (5,034)  (3,536)
                                                     -----    -----
      Property and equipment, net                   $3,312   $4,533
                                                     =====    =====

NOTE 4.    ACCRUED EXPENSES

      Accrued expenses consists of (in thousands):

                                                   December 31,
                                                   1998     1997

Accrued royalties and loss contract accrual        $   314  $   305
Accrued vacation                                       613      598
Other                                                  719      336
                                                    ------   ------
      Total accrued expenses                        $1,646   $1,239
                                                     =====    =====

NOTE 5.    BANK BORROWINGS AND DEBT

Bank Borrowings

      In 1997, the Company entered into a factoring agreement which provides for borrowing by the Company of up to $1.5 million, to be effected by the bank's purchase of eligible accounts receivable and payment to the Company of an amount equal to 80% of the purchased accounts receivable. Purchases of receivables and corresponding advances to the Company are at the discretion of the bank. There is a 0.5% administrative fee for each receivable purchased and a 1.75% monthly finance charge for as long as each purchased receivable remains outstanding. The agreement also provides that the borrowings under the factoring agreement are secured by all tangible and intangible assets of the Company. To date, no amounts have been borrowed under the factoring agreement. In addition, as of December 31, 1998 and 1997, the outstanding balance on a capital equipment facility was $321,000 and $539,000, respectively. The capital equipment facility bears interest at a rate equal to 0.25% above the prime rate and will be due in June of 2000. This facility was secured by cash collateral, and was retired in January 1999.

Other Debt

      In the second quarter of 1997, the Company entered into an agreement to distribute certain products developed by a third party. As a part of this agreement, the Company purchased certain products with payments due through 2001 with interest imputed at 12.5%. Future principal payments under this agreement as of December 31, 1998 are as follows:

                                     Year Ending         Principal
                                    December 31,         Payments
                                                     (in thousands)

                                    1999             $    741
                                    2000                  323
                                    2001                  302
                                                       ------
         Total Payments                              $  1,366

      In addition, the Company entered into a non-cancelable maintenance agreement related to the purchased licenses with an annual expense of $204,000 in 1998 and $326,000 each year thereafter through 2004.

      Interest expense incurred during the years ended December 31, 1998, 1997 and 1996 was $179,000, $102,000 and $36,000, respectively.

NOTE 6.    INCOME TAXES

      The components of income tax expense (benefit) for the years ended December 31, 1998, 1997, and 1996 consisted of the following (in thousands):

                                              Current   Deferred        Total

1998:
      Federal                                $    15       $  --        $   15
      State                                        7          --             7
                                             -------        ----        ------
           Total income tax expense          $    22       $  --        $   22
                                              ======        ====         =====
1997:
      Federal                                $   (25)      $  --        $  (25)
      State                                       25          --            25
                                              ------        ----         -----
           Total income tax expense          $    --       $  --        $   --
                                             =======        ====        ======
1996:
      Federal                                  $(932)      $ 621        $ (311)
      State                                       25         286           311
                                               -----         ---           ---
           Total income tax expense            $(907)      $ 907        $   --
                                                ====         ===        ======

The difference between the "expected" income tax expense (benefit) computed at the 35% statutory federal income tax rate and the Company's actual income tax expense for the years ended December 31, 1998, 1997 and 1996 was as follows (in thousands):


                                                                            For the years ended December 31,
                                                                        1998             1997              1996

Computed "expected" tax expense (benefit)                               $ 434          $  (1,176)     $ (2,366)
State income taxes, before valuation allowance adjustment,  net of
      federal income tax effect                                            72                 25            25
Change in the beginning of the year valuation allowance on deferred
      tax assets                                                         (672)                --           907
Current year losses and temporary differences for which no benefit
      was recognized                                                      185              1,134         1,329
Nondeductible expenses                                                      3                 39            37
Other, net                                                                 --                (22)           68
                                                                        -----            -------       -------
      Actual income tax expense                                         $  22          $       0      $      0
                                                                         ====           ========       =======


      The tax effects of significant temporary differences that comprise deferred tax assets are as follows (in thousands):

                                                              December 31,
                                                              1998    1997
Deferred tax assets:
      Accounts receivable reserves                        $    223 $    628
      Vacation accrual                                         208      244
      Deferred revenue                                         915      787
      Net operating loss carryforwards                       1,199    1,867
      Tax credit carryforwards                                 922      894
      Other                                                    242       12
                                                            ------  -------
      Gross deferred tax assets                              3,709    4,432
           Less valuation allowance                         (3,609)  (4,281)
                                                             -----    -----
      Deferred tax assets, net of valuation allowance          100      151
                                                            ------   ------
Deferred tax liabilities - accumulated depreciation           (100)    (151)
                                                             -----    -----
Net deferred tax assets                                  $      -- $     --
                                                          ========  ========

      The net change in the valuation allowance for the year ended December 31, 1998 and 1997 was a decrease of approximately $672,000 and an increase of approximately $1,277,000. Management believes that sufficient uncertainty exists as to whether the deferred tax assets will be realized, and accordingly, a valuation allowance is required.

      The Company has net operating loss carryforwards for federal and California income tax purposes of approximately $3,200,000 and $1,000,000, respectively. The federal net operating loss carryforward will expire if it is not utilized by the year 2011 through 2012. The California net operating loss carryforward will expire if it is not utilized by the year 2001 through 2002. The Company has research credit carryforwards for federal and California income tax purposes of approximately $540,000 and $320,000, respectively. The federal research credit carryforward will expire if not utilized beginning in the year 2008 through 2011. The California research credit carries forward indefinitely until utilized. The Company also has minimum tax credit carryforwards for federal income tax purposes of approximately $62,000, which will carry forward indefinitely until utilized.

      The Tax Reform Act of 1986 and the California Conformity Act of 1987 impose restrictions on the utilization of net operating loss and tax credit carryforwards in the event of an "ownership change" as defined by the Internal Revenue Code. If an "ownership change," as defined by the Internal Revenue Code, has occurred, the Company's ability to utilize its net operating loss and tax credit carryforwards may be subject to restriction pursuant to these provisions.

NOTE 7.    STOCKHOLDERS' EQUITY.

      The following is a reconciliation of the denominators used in computing diluted net income (loss) per share (in thousands):


                                                                                1998    1997     1996
                                                                                ----    ----     ----

Shares used to compute basic net income (loss) per share- weighted average
      number of common shares outstanding                                       7,687    7,585    7,195

Effect of dilutive common equivalent shares - stock options outstanding           237       --       --
                                                                                -----   ------   ------

Shares used to compute diluted net income (loss) per share                      7,924    7,585    7,195
                                                                                =====    =====    =====


      For the above mentioned periods, the Company had options outstanding of 1,910,587, 1,911,740 and 1,820,149 as of the end of 1998, 1997, and 1996,
respectively which could potentially dilute basic and diluted net income (loss) per share in the future but were excluded in the computation of diluted net income (loss) per share in the periods presented as their effect would have been antidilutive.

Employee Stock Option and Purchase Plans

1994 Equity Incentive Plan

      The 1994 Equity Incentive Plan (the "1994 Plan") was adopted in March 1994. The 1994 Plan provides for the grant of incentive stock options and stock bonuses and the issuance of restricted stock by the Company to its employees, officers, directors, consultants, independent contractors, and advisors. There are 1,300,000 shares of the Company's common stock reserved for issuance under the 1994 plan, of which 318,243 are available for grant as of December 31, 1998. These options vest 25% after one year and ratably over thirty-six months thereafter, and expire ten years from the date of grant.

1995 Directors Stock Option Plan

      The 1995 Directors Stock Option Plan (the "Directors Plan") was adopted in July 1996. The Directors Plan provides non-qualified stock options to non-employee directors of the Company. There are 150,000 shares of the Company's common stock reserved for issuance, of which 55,000 are available for grant as of December 31, 1998. Members of the Board of Directors who are not employees, consultants or independent contractors of the Company, or any parent, subsidiary or affiliate of the Company are eligible to participate in the Directors Plan. These options vest 25% in each of four consecutive years. As of December 31, 1998, 95,000 options have been granted under the Directors Plan.

Nonqualified Stock Option Grants

      On July 31, 1995, the Company granted to the Company's then Chief Executive Officer, who is currently a director of the Company, outside of the 1994 Plan, nonqualified options to purchase 600,000 shares of common stock at $6.00 per share all of which were vested by December 31, 1998. On October 17, 1996, the Company granted to the Company's current President, outside of the 1994 Plan, nonqualified options to purchase 600,000 shares of common stock at $3.50 per share. Options for 25% of this grant vested on October 17, 1997, and the remaining shares vest in equal monthly increments over the following 36 months.

1995 Employee Stock Purchase Plan

      In September 1995, the Board of Directors adopted the 1995 Employee Purchase Plan (the "Purchase Plan") and reserved 250,000 shares of the Company's common stock for issuance thereunder. The Purchase Plan permits eligible employees to acquire shares of the Company's common stock through payroll deductions. Each offering under the Purchase Plan will be for a period of six months commencing on February 1 and August 1 of each year. Eligible employees may select a rate of payroll deduction between 2% and 10% of their compensation, up to an aggregate total payroll deduction not to exceed $21,250 in any calendar year.

      The purchase price for the Company's common stock purchased under the Purchase Plan is 85% of the lesser of the fair market value of the Company's common stock on the first day of the applicable offering period or the last day of that offering period.

Accounting for Stock-Based Compensation

      A summary of the status of the Company's fixed option plans and nonplan grants is presented below:


                                    December 31, 1998         December 31, 1997         December 31, 1996
                                    -----------------         -----------------         -----------------

                                            Weighted                   Weighted                  Weighted
                                             Average                    Average                   Average
                                             Exercise                   Exercise                  Exercise
                                    Shares      Price         Shares       Price        Shares       Price

Outstanding at beginning of
      year                      1,911,740        $4.71     1,820,149        $5.16    1,209,663        $5.64
Granted                           334,050        $4.87       475,600        $3.91      918,600        $4.76
Exercised                         (25,609)       $4.12           --       $    --     (103,747)       $5.00
Canceled                          (72,331)       $4.54      (384,009)       $5.83     (204,367)       $6.27
                               ----------         ----     ---------         ----    ---------         ----
Outstanding at end of year      2,147,850        $4.75     1,911,740        $4.71    1,820,149        $5.16
                                =========         ====     =========         ====    =========         ====
Exercisable at end of year      1,255,490        $5.13       952,142        $5.47      561,119        $5.67
                                =========         ====        ======         ====      =======         ====

Weighted-average fair value
of options granted during the
year at exercise price equal
to fair value at grant date                      $1.94                      $1.97                     $2.39


      The Company has elected to use the intrinsic value-based method to account for all of its employee stock-based compensation plans. Under APB Opinion No. 25, Accounting for Stock Issued to Employees, the Company has recorded no compensation costs related to its stock options granted to employees for the years ended December 31, 1998, 1997 and 1996 because the exercise price of each option equaled or exceeded the fair value of the underlying common stock as of its grant date.

      Pursuant to SFAS No. 123, Accounting for Stock-Based Compensation, the Company is required to disclose the pro forma effects on net income (loss) and net income (loss) per basic and diluted share as if the Company had elected to use the fair value approach to account for all of its employee stock-based compensation plans. Had compensation cost for the Company's plans been determined consistent with the fair value approach described in SFAS No. 123, the Company's net income (loss) and net income (loss) per basic and diluted share for the years ended December 31, 1998, 1997 and 1996 would have been as indicated below (in thousands, except per share data):

                                                  Years Ended December 31,
                                               1998      1997         1996

Net income (loss):
      As reported                            $ 1,219    $(3,460)    $(6,960)
      Pro forma                              $   502    $(4,261)    $(7,623)
Basic net income (loss) per share:
      As reported                            $  0.16    $ (0.46)    $ (0.97)
      Pro forma                              $  0.07    $ (0.56)    $ (1.06)
Diluted net income (loss) per share:
      As reported                            $  0.15    $  (0.46)   $ (0.97)
      Pro forma                              $  0.06    $  (0.56)   $ (1.06)

      The Company's fair value calculations on stock-based awards were made using the Black-Scholes option pricing model with the following weighted average assumptions: expected life, 3.5 years from the date of grant in 1996 and 1997, and 4.25 years in 1998; stock volatility, 63% in 1996 and 1997 and 51% in 1998; risk-free interest rate, 6.08% in 1996 and 1997 and 5% in 1998; and no dividends during the expected term. The Company's calculations are based on a single option award valuation approach, and forfeitures are recognized as they occur. The Company's fair value calculations on stock-based awards under the Purchase Plan for all years presented were also made using the Black-Scholes option pricing model with the following weighted average assumptions: expected life, 6 months; stock volatility, 51%; risk-free interest rate, 5%; and no dividends during the expected term.

      The following table summarizes information about fixed stock options outstanding as of December 31, 1998:


                                                     Options Outstanding                Options Vested

                                                         Weighted                          Options        Weighted
                                   Options                 Average        Weighted         Vested at      Average
              Range of         Outstanding at            Remaining          Average     December 31,      Exercise
         Exercise Prices   December 31, 1998         Contractual Life  Exercise Price       1998           Price
         ---------------   -----------------         ----------------  --------------   -------------     ----------

         $2.63 - 3.50             785,550                     7.7            $3.46          368,341          $3.48
         $4.00 - 6.00           1,254,900                     7.1            $5.32          817,268          $5.65
         $6.25 - 11.00            107,400                     7.1            $7.52           69,881          $7.69
                               ----------                                               -----------

        $2.63 - 11.00           2,147,850                     7.4            $4.75        1,255,490          $5.13
                                =========                                                 =========


NOTE 7.    EMPLOYEE BENEFIT PLAN

      In 1987, the Company adopted a defined contribution retirement plan (the "Retirement Plan"), which has been determined by the Internal Revenue Service to be qualified under Section 401(k) of the Internal Revenue Code of 1986. The Retirement Plan covers essentially all full-time employees. Eligible employees may make voluntary contributions to the Retirement Plan up to 15% of their annual compensation. The Company contributed $187,000, $177,000 and $0 to the plan during the years ended December 31, 1998, 1997, and 1996, respectively.

NOTE 8.    COMMITMENTS

Leases

      The Company leases its principal facility under a noncancelable operating lease through January 2007. The Company is also party to a lease for its prior office space which has been subleased through July 2002. The Company has an office in Carrollton, Texas, which houses the corporate and customer disaster recovery center. The Company signed a new lease for this facility for 36 months beginning January 1, 1999. Rental expense for operating leases for the years ended December 31, 1998, 1997, and 1996 amounted to $746,000, $1,070,000 and
$1,060,000, respectively, net of 1998 and 1997 rental income of $310,000 and $124,000, respectively, under the sublease.

      The Company leases its facilities and certain equipment under noncancelable capital and operating leases. Future minimum lease payments under the Company's capital and operating leases and the present value of minimum lease payments under capital leases as of December 31, 1998 are as follows (in thousands):

Year Ending December 31,               Capital Leases        Operating Leases

1999                                        $16                 $   739
2000                                          9                     739
2001                                         --                     783
2002                                         --                     902
2003                                         --                   1,116
Thereafter                                   --                   3,784
                                           ----                   -----
Future minimum lease payments               $25                  $8,063
                                                                  =====
Amounts representing interest                (5)
Present value of future minimum
     lease payments                         $20
                                            ===

      Future payments under operating leases are net of sub-lease payments totaling approximately $276,000 for each of the years 1999 through 2001 and approximately $161,000 for 2002.


                                                ULTRADATA CORPORATION
                                                    BALANCE SHEET
                                                   (In thousands)


                                                                     June 30,             December 31,
                                                                        1999                    1998
                                                                      (Unaudited)
ASSETS
Current Assets:
      Cash and cash equivalents                                      $  2,716             $  2,418
      Restricted cash                                                       700                  321
      Trade accounts receivable, net                                     3,905                6,523
      Inventory                                                             491               1,932
      Prepaid expenses and other current assets                             667                  383
                                                                       --------           ----------
           Total Current Assets                                          8,479              11,577
Property and equipment, net                                              3,001                3,312
                                                                       -------            ---------

Total Assets                                                         $11,480              $14,889
                                                                      ======              =======

LIABILITIES AND STOCKHOLDERS' EQUITY Current Liabilities:
      Bank borrowings and current portion of
           long-term obligations                                     $   290              $  1,075
      Accounts payables                                                   794                 1,545
      Accrued expenses                                                 1,594                  1,646
      Deferred revenue and customer advances - current portion            880                 1,479
                                                                     --------             ---------
           Total Current Liabilities                                   3,558                  5,745
      Deferred revenue and customer advances                              477                    682
      Long-term obligations                                               252                    632
                                                                     --------             ----------
           Total Liabilities                                           4,287                  7,059
                                                                     -------              ---------

Stockholders' Equity:
      Common stock                                                         8                     8
      Additional paid in capital                                      15,709                15,515
      Accumulated deficit                                             (8,524)                (7,693)
                                                                      ------              ----------
           Total Stockholders' Equity                                   7,193                 7,830
                                                                      -------             ---------
           Total Liabilities and Stockholders' Equity                $11,480              $14,889
                                                                      ======              =======


           The accompanying notes are an integral part of this balance sheet.


                                                ULTRADATA CORPORATION
                                         UNAUDITED STATEMENTS OF OPERATIONS
                                                   (In thousands)


                                                                     Six Months Ended     Six Months Ended
                                                                         June 30, 1999        June 30, 1998

Revenues:
      Software                                                             $  4,186            $  5,406
      Services and other                                                      9,456               7,650
                                                                              -----               -----
                                                                             13,642              13,056
      Hardware                                                                  244               1,756
                                                                            -------               -----
           Total revenues                                                    13,886              14,812
                                                                             ------              ------

Cost of revenues:
      Software                                                                  948                 490
      Services and other                                                      4,460               5,471
      Hardware                                                                  310               1,441
                                                                           --------             -------
           Total cost of revenues                                             5,718               7,402
                                                                            -------             -------
           Gross margin                                                       8,168               7,410
                                                                            -------             -------

Operating expenses:
      Product development                                                     1,996               2,402
      Selling, general and administrative                                     6,991               4,759
                                                                            -------             -------
           Total operating expenses                                           8,987               7,161
                                                                            -------             -------
            Operating income (loss)                                            (819)                249
Interest Expense, net                                                           (59)                (50)
Other income                                                                     47                  54
                                                                            =======            ========
           Net (loss) income                                               $   (831)           $    253
                                                                            ========            =======

Earnings (loss) per share information:
      Basic net income (loss) per share                                    $  (0.11)           $   0.03
      Diluted net income (loss) per share                                  $  (0.11)           $   0.03
      Shares used to compute basic net income (loss) per share                7,745               7,657
      Shares used to compute diluted net income (loss) per share              7,745               7,885



      The accompanying notes are an integral part of these statements.



                                                ULTRADATA CORPORATION
                                          UNAUDITED STATEMENT OF CASH FLOWS
                                                   (In thousands)

                                                                       Six Months Ended         Six Months Ended
                                                                         June 30, 1999           June 30, 1998
                                                                         -------------           -------------

Cash flows from operating activities:
      Net (loss) income                                                  $     (831)              $     253
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
      Depreciation and amortization                                             647                     928
      Write off related to renegotiation of agreement                           149                      --
      Changes in operating assets and liabilities:
           Trade accounts receivable, net                                     2,618                  (1,169)
           Inventory                                                            664                  (1,404)
           Prepaid expenses and other current assets                           (284)                     70
           Income taxes receivable                                               --                      25
           Accounts payable                                                    (333)                    390
           Accrued expenses                                                     (52)                    293
           Deferred revenue and customer advances                              (804)                    (67)
           LT Obligations                                                         -                   1,268
                                                                          ---------                 -------
                Net cash provided by operating activities                     1,774                     587
                                                                              -----                     ---
Cash flows from investing activities:
      Capital expenditures                                                     (336)                   (368)
      Sale of short-term investments                                             --                     303
                                                                         ----------                     ---
           Net cash used for investing activities                              (336)                   (65)
                                                                               -----                   ----
Cash flows from financing activities:
      Restricted cash                                                          (379)                    103
      Repayment of debt                                                        (955)                   (133)
      Net proceeds from issuance of common stock                                194                     200
                                                                            -------                 -------
           Net cash provided by (used for) financing activities              (1,140)                    170
                                                                             -------                -------
      Net increase in cash and equivalents                                      298                     692
      Cash and equivalents at beginning of period                             2,418                     486
                                                                              -----                 -------
           Cash and equivalents at end of period                         $    2,716              $    1,178
                                                                             ======                  ======



           The accompanying notes are an integral part of these statements.

                                                ULTRADATA CORPORATION
                                       Notes to Unaudited Financial Statements
                                                   (In Thousands)


1.    UNAUDITED INTERIM FINANCIAL DATA

      The interim financial data as of June 30, 1999 and for the six months ended June 30, 1999 and June 30, 1998 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of results for the interim periods. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted from the unaudited financial statements. The results of operations for the six-month period ended June 30, 1999 are not necessarily indicative of the operating results for the full year or for future periods. For further information, refer to the financial statements and footnotes thereto for the year ended December 31, 1998 included as an exhibit to this Form 8-K/A.

2.    SHORT-TERM OBLIGATIONS

      In 1997, the Company entered into an agreement ("License Agreement") to distribute certain products developed by a third party. In the first quarter of 1999, the Company renegotiated this agreement which effectively reduced the number of licenses purchased (which had been recorded as inventory), long-term debt obligations and the related maintenance commitments. Under the revised License Agreement, payments totaling $1,200 are due through April 2001 and include payments of $400 for maintenance. This revision resulted in a charge of $149 during the six months ended June 30, 1999, which is included in software costs of revenues in the accompanying income statement.

3.    COMPUTATION OF EARNINGS (LOSS) PER SHARE

      In accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS No. 128"), basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period, using the treasury stock method for options. The following is a reconciliation of the denominator in the computation of diluted earnings per share (the numerator equals the net income (loss)):

                                                          Six Months Ended            Six Months Ended
                                                               June 30, 1999             June 30, 1998
                                                          ---------------------      ---------------------
Weighted average outstanding shares                             7,745                     7,657
Common stock equivalents                                           --                       228
                                                                -----                     -----

Shares used to compute diluted net income (loss) per share      7,745                     7,885
                                                                =====                     =====

Antidilutive common stock equivalents excluded                  2,163                       897
                                                                =====                     =====


4.    SUBSEQUENT EVENT.

      On August 13, 1999, CFI ProServices, Inc., d/b/a Concentrex Incorporated, purchased all of the Company's common stock and certain outstanding vested options for approximately $63.3 million in cash, including previously acquired common stock. The acquisition was accounted for as a purchase.

                                          Report of Independent Accountants


To the Board of Managers of MECA Software, L.L.C.

      In our opinion, the accompanying balance sheets and the related statements of operations and changes in members' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of MECA Software, L.L.C. at December 31, 1997 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

      The  Company  is a member  of a group of  affiliated  companies,  and,  as disclosed in the financial statements, has extensive transactions and relationships with members of the group. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


PricewaterhouseCoopers LLP
Stamford, Connecticut
March 5, 1999



                                                MECA Software, L.L.C.
                                                    Balance Sheet

                                                                                     December 31,
                                                                                 1997          1998
ASSETS
Current assets:
      Cash and cash equivalents                                           $  5,326,539    $  1,677,599
      Accounts receivable, less allowance for doubtful
           accounts of $131,721 and $390,319, respectively                   3,753,149       3,287,800
      Inventory                                                                224,247         160,689
      Other current assets                                                     296,817         588,696
      Costs and estimated profits in excess of billings on
           uncompleted contracts (Note 3)                                    1,450,659              --
                                                                            ----------     -----------
           Total current assets                                             11,051,411       5,714,784

Restricted cash (Note 3)                                                       283,997         210,000
Fixed assets, net (Notes 3 and 9)                                            2,199,622       1,430,847
Goodwill, net of accumulated amortization of $19,126,379 at
      December 31, 1997 (Notes 3 and 7)                                     17,332,526              --
Other assets                                                                    66,825          66,825
                                                                            ----------     -----------

                                                                           $30,934,381    $  7,422,456
                                                                            ==========     ===========

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
      Accounts payable and accrued expenses                                $ 3,703,534    $  7,773,389
      Deferred revenue (Note 3)                                              2,022,695         100,000
      Notes payable - related party (Note 8)                                 7,500,000       7,500,000
      Accrued interest - related party (Note 8)                                321,370         630,674
      Accrued restructuring costs (Note 11)                                    768,076         190,000
      Estimated loss on uncompleted contracts (Note 3)                         646,128              --
                                                                            ----------     -----------
           Total current liabilities                                        14,961,803      16,194,063

Deferred compensation (Note 12)                                                848,186       1,491,629
                                                                            ----------     -----------
      Total liabilities                                                     15,809,989      17,685,692

Commitments (Note 12)

Members' equity (deficit)                                                   15,124,392     (10,263,236)
                                                                            ----------     -----------
      Total liabilities and members' equity (deficit)                      $30,934,381    $  7,422,456
                                                                            ==========     ===========



      The accompanying notes are an integral part of these statements.

MECA Software, L.L.C.
Statement of Changes in Members' Equity (Deficit) For the years ended December 31, 1997 and 1998

                                                                                       New
                                Bank of        Fleet        U.S.       Royal Bank    England
                                America        Bank         Bank        of Canada    Financial    Citibank       Total
                             -------------  -----------  -----------  ------------ ------------- -----------  -------------
Balance, December 31, 1996   $ (3,926,684) $ 6,789,659  $ 6,789,659  $  6,966,784  $ 9,958,821  $         -  $  26,578,239

Capital contributions                   -            -            -             -            -    3,000,000      3,000,000

Legal and investment
  banking costs (Note 5)           (6,236)      (3,118)      (3,118)       (3,118)      (3,119)           -        (18,709)

Net loss for the year          (4,739,894)  (2,369,947)  (2,369,947)   (2,369,947)  (2,369,947)    (215,456)   (14,435,138)
                             -------------  -----------  -----------  ------------  -----------  -----------  -------------

Balance, December 31, 1997     (8,672,814)   4,416,594    4,416,594     4,593,719    7,585,755    2,784,544     15,124,392

Net loss for the year          (8,124,042)  (4,062,021)  (4,062,021)   (4,062,021)  (4,062,021)  (1,015,502)   (25,387,628)
                             -------------  -----------  -----------  ------------  -----------  -----------  -------------
                                                                  -
Balance, December 31, 1998   $(16,796,856) $   354,573  $   354,573  $    531,698  $ 3,523,734  $ 1,769,042  $ (10,263,236)
                             =============  ===========  ===========  ============  ===========  ===========  =============


        The accompanying notes are an integral part of these statements.


                                                MECA Software, L.L.C.
                                               Statement of Operations

                                                                                For the years ended
                                                                                     December 31,
                                                                                1997                 1998
Revenue
      Software license fees                                                $  4,045,219   $  8,882,992
      Custom development services                                             7,255,466      2,431,011
      Technical support services                                              8,638,433      8,876,411
      Manufacturing and fulfillment                                           3,074,574      2,964,887
      Retail                                                                  1,211,611        492,731
                                                                            -----------     -----------
                                                                             24,225,303     23,648,032

Costs and expenses
      Cost of custom development services                                     6,278,988      2,730,393
      Cost of technical support services                                      6,709,212      5,686,333
      Cost of manufacturing and fulfillment                                   2,499,231      2,125,791
      Cost of retail                                                            727,635        105,130
      Research and development (Note 6)                                       6,161,286     10,385,755
      Sales and marketing                                                     1,841,117      1,676,784
      General and administrative                                              5,581,549      8,510,537
      Amortization of goodwill (Note 7)                                       7,549,993     17,332,526
      Restructuring charge (Note 11)                                          1,000,000             --
                                                                            -----------     -----------
                                                                             38,349,011     48,553,249
           Loss from operations                                             (14,123,708)   (24,905,217)

           Interest income                                                      321,755        130,573
           Interest expense - related party (Note 8)                           (633,185)      (612,984)
                                                                            ------------    -----------

           Net loss                                                        $(14,435,138)  $(25,387,628)
                                                                             ===========   ============



      The accompanying notes are an integral part of these statements.



                                                MECA Software, L.L.C.
                                               Statement of Cash Flows
                                  Increase (Decrease) in Cash and Cash Equivalents


                                                                                     For the years ended
                                                                                      December 31,
                                                                                    1997             1998
Cash flows from operating activities:
      Net loss                                                                 $(14,435,138)    $(25,387,628)
      Adjustments to reconcile net loss to net cash provided by (used in)
         operating activities:
           Depreciation and amortization                                          8,740,815       18,447,619
           Loss on the disposal of fixed assets                                          --          487,773
           Changes in assets and liabilities:
                Accounts receivables, net                                        (1,423,866)         465,349
                Inventories                                                         260,051           63,558
                Costs in excess of billings on uncompleted contracts             (1,105,185)       1,450,659
                Other assets, current                                              (208,012)        (291,879)
                Accounts payable and accrued expenses                              (392,141)       4,069,855
                Deferred revenue                                                    440,627       (1,922,695)
                Accrued restructuring costs                                         768,076         (578,076)
                Estimated loss on uncompleted contracts                             530,628         (646,128)
                Deferred compensation                                               (26,718)         643,443
                                                                                -----------      -----------
                     Net cash used in operating activities                       (6,850,863)      (3,198,150)
                                                                                -----------      -----------

Cash flows from investing activities:
      Additions to furniture, fixtures and equipment                             (1,046,811)        (834,091)
      Restricted cash                                                                    --           73,997
                                                                                -----------      -----------

                Net cash used in investing activities                            (1,046,811)        (760,094)
                                                                                -----------      -----------

Cash flows from financing activities:
      Capital contributions, net of issuance costs                                2,981,291               --
      Accrued interest - related party (Note 8)                                    (163,824)         309,304
                                                                                -----------      -----------
                Net cash provided by financing activities                         2,817,467          309,304
                                                                                -----------      -----------

                Net decrease in cash and cash equivalents                        (5,080,207)      (3,648,940)

Cash and cash equivalents:
      Beginning of year                                                          10,406,746        5,326,539
                                                                                 ----------       ----------
      End of year                                                              $  5,326,539     $  1,677,599
                                                                                ===========       ==========

Supplemental disclosure of cash flow information:
      Interest paid                                                            $    795,432     $    303,679
                                                                                ===========      ===========


      The accompanying notes are an integral part of these statements.

                                                MECA SOFTWARE, L.L.C.
                                            NOTES TO FINANCIAL STATEMENTS
                                             DECEMBER 31, 1997 AND 1998


1.    BUSINESS AND ORGANIZATION

      MECA Software, L.L.C. (the "Company" or "MECA") is a limited liability company which was formed by operating subsidiaries of Bank of America NT & SA ("Bank of America") and NationsBank, N.A. ("NationsBank") to acquire MECA Software, Inc. from H&R Block, effective June 29, 1995. Bank of America and NationsBank merged in the fourth quarter of 1998. As a result of the merger, all capital from NationsBank was transferred to Bank of America. Additional shareholders purchased interests in MECA in 1996 and 1997. The Company develops and executes custom software and service solutions which enable financial institutions to provide to their customers electronic remote access to financial products and services on their terms. The Company also offers a comprehensive array of on-line banking support services including technical support, manufacturing, fulfillment, training and marketing.

2.    BASIS OF PREPARATION

      Since inception, the Company has suffered recurring losses and net cash outflows from operations and expects to incur additional losses from operations. The Company has funded its operating losses through capital contributions from its Class A and Class B Members. It is management's intention to continue to fund the Company's operating loss through new or existing additional member capital contributions in order to meet its strategic objectives. Management is actively pursuing various options which include obtaining funding from a new Class A or Class B Member or obtaining additional funding from its current Class A or Class B Members. The Company believes that sufficient funding will be available to meet its planned business objectives, including anticipated cash needs for working capital for a reasonable period of time. However, there can be no assurance the Company will be able to obtain sufficient funds to continue operations. As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. See unaudited subsequent event Note 13. These financial statements do not include any adjustments relating to the recoverability of the carrying amount of recorded assets or the amounts of liabilities that might result from the outcome of this uncertainty.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents and Restricted Cash

      The Company considers all highly liquid investments with original maturities of three months or less from the date of acquisition to be cash equivalents. The Company invests its excess cash in an overnight money market account or in AAA rated corporate bonds. Accordingly, the investments are subject to minimal credit and market risk. At December 31, 1997 and 1998, the Company had $871,000 and $1,320,000, respectively, in a money market account. At December 31, 1997 and 1998, the Company had $4,349,294 and $640,604,
respectively, invested in AAA rated corporate bonds.

      In accordance with certain operating lease agreements with two third parties, the Company must maintain a minimum cash deposit at the Company's bank of $150,000 and $133,997, and $100,000 and $110,000, at December 31, 1997 and
1998, respectively, for the duration of the leases which expire on April 30, 1999 and October 31, 2001, respectively.

Revenue Recognition

      The Company's revenue recognition policies for the period are presented in conformity with Statement of Position 97-2, "Software Revenue Recognition," promulgated by the American Institute of Certified Public Accountants. The following is a summary of MECA's revenue recognition policies for each of their various sources of revenue:

           Software License Fees Revenue - The Company generates revenues from licensing the rights to use its software product to certain financial institutions and their customers. Revenue is recognized upon shipment of the product to the financial institution or its customer. Amounts received prior to the shipment of the product are initially recorded as deferred revenue. It is management's preference to bill license fees separately. Materials and other direct costs that result from software license activities are billed separately and the corresponding revenues and costs are included in manufacturing and fulfillment on the statement of operations.

           Custom Development Services Revenue - Revenue generated from certain custom development contracts is recognized as the services are performed and delivered.

           From time to time, certain other fixed fee contracts have been entered into involving significant modifications or customizations to the basic software delivered under the contract. The completed contract method is used under such contracts when the fees are fixed and the contract is expected to be completed within one year. A contract is considered complete when the software is delivered, and the Company has substantially completed its service obligations under the contract. Amounts received prior to the completion of the contract are recorded as deferred revenue until the contract has been completed. At December 31, 1997, costs and estimated profits in excess of billings on uncompleted contracts was $1,450,659.

           A provision for loss under these contracts, principally with Class A Members, was computed on the basis of total estimated costs to complete the contract, which includes contract costs incurred to date plus estimated costs to complete. At December 31, 1997, there were accrued losses on uncompleted contracts of $646,128 which has been charged to the statement of operations.

           Technical  Support Services Revenue - The Company provides  technical
support  services  to  the  financial  institutions'  customers.   Revenue  from
technical support is recognized as the services are provided.

           Manufacturing and Fulfillment Revenues - Revenues from manufacturing and fulfillment services are generated under separate contracts from the copying of discs or CD-ROMs, packaging and shipment of the Company's software products and third party software products to licensed users. Revenue from such services is recognized upon shipment.

           Retail Revenue - Revenue is generated from sales of the Company's products to retail stores. Revenue is recognized upon shipment, net of an allowance for returns. Also included within retail sales is royalty income earned on the services and supplies utilized to support the Company's product.

Inventory

      Inventory consists principally of raw materials and is valued at the lower of cost or market, determined on the weighted average basis.

Fixed Assets

      Fixed assets are recorded at cost and are depreciated using the straight-line method over their estimated useful lives which range from three to five years. Leasehold improvements are amortized over the shorter of their economic life or their life of the lease. The Company periodically reviews the recoverability of long lived assets based upon anticipated cash flows generated from such assets. During 1998, the Company incurred a loss on the disposal of fixed assets of $487,773.

Goodwill

      The excess purchase price over the fair value of net assets acquired was being amortized using the straight-line method over five years. The Company's policy is to make an annual evaluation of the remaining goodwill for potential impairment of value at each balance sheet date. During 1998, the Company expensed the full amount of remaining goodwill as more fully described in Note 7.

Internally Developed Software Costs

      In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company evaluates the establishment of technological feasibility of its various products during the development stage. The time period during which costs could be capitalized from the point of reaching technological feasibility until the time of general product release is tentatively short and, consequently, the amounts that could be capitalized are not material to the Company's financial position or results of operations. Therefore, the Company charges all product development expenses to operations in the period incurred.

Concentration of Credit Risk

      Financial   instruments   which   potentially   expose   the   Company  to
concentrations of credit risk consist primarily of trade accounts receivable. The Company maintains allowances for potential credit losses. At December 31, 1997 and 1998, the Company had approximately 92% of the total accounts receivable balance concentrated within the top ten customers.

Financial Instruments

      The carrying amounts of the Company's financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, and notes payable, approximate their fair market values at December 31, 1997 and 1998.

Advertising and Promotional Expenses

      Advertising and promotional expenses are charged to operations during the periods in which they are incurred. Total advertising and promotional expenses were $687,000 and $607,313 for the years ended December 31, 1997 and 1998, respectively, and are included in sales and marketing expenses in the accompanying statement of operations.

Income Taxes

      Income taxes have not been provided for in the accompanying financial statements as the limited liability company is a partnership for income tax purposes. Members are responsible for reporting their allocable share of membership income, gains, deductions, losses and credits in their own tax returns.

Reclassifications

      Certain prior year amounts have been reclassified to conform to current year's presentation.

Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, including goodwill and other intangibles, and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.    RECLASSIFICATIONS

      Effective December 31, 1998, the Company elected to reclassify certain revenues, costs and expenses in its statement of operations to further detail certain revenues and expenses. For financial statement presentation purposes, the Company has expanded the presentation of revenues and cost of revenues according to the business activities to which it relates (e.g. custom development, technical support, etc.). In addition, the Company now groups the corresponding departmental indirect costs, as well as the above mentioned direct costs, within costs of revenues according to the business activity to which the costs relate. The effect of this presentation is to reclassify certain prior year amounts, previously reported within research and development and general administrative expenses, to cost of revenues. The effect of these reclassifications is as follows:


                                                                Year Ended December 31, 1997:

                                                     Reclassified    Previously           Effects of
                                                     Amount          Reported        Reclassification

Revenues:
      Software license fees                           $4,045,219      $        --    $ (4,045,219)
      Custom development services                      7,255,466               --      (7,255,466)
      Technical support services                       8,638,433               --      (8,638,433)
      Manufacturing and fulfillment                    3,074,574               --      (3,074,574)
      Retail                                           1,211,611               --      (1,211,611)
      Net revenues                                            --       24,225,303      24,225,303

Costs and Expenses:
      Cost of custom development services              6,278,988               --      (6,278,988)
      Cost of technical support services               6,709,212               --      (6,709,212)
      Cost of manufacturing and fulfillment            2,499,231               --      (2,499,231)
      Cost of retail                                     727,635               --        (727,635)
      Total cost of revenue                                   --        1,474,302       1,474,302
      Research and development                         6,161,286       12,157,451        5,996,165
      General and administrative                       5,581,549       14,326,148        8,744,599
                                                                                       -----------
                                                                                                --
                                                                                       ===========


5.    LIMITED LIABILITY COMPANY AGREEMENT

      The Company has been organized as a limited liability company ("LLC"). The owners of an interest in a limited liability company are called "Members" and are not individually liable for obligations and liabilities of the entity.

      Pursuant to the LLC Agreement, the Class A Members of the LLC have equal economic and voting interest in the Company. Each Class A Member has the right to elect one manager to the Board of Managers. Membership interests are transferable only with the written approval of the majority interest, as defined. Each Class A Member is required to sign a licensing and distribution agreement with respect to the Company's products and services.

      On September 10, 1997, Citibank became a Class B Member with a $3 million capital contribution. Class B Members do not have voting rights. In connection with making Citibank a Class B Member, the Company incurred costs of $18,709, which were paid by the other Members in a pro rata share.

      The LLC shall continue until dissolved and liquidated in accordance with the Agreement. The Company will not make any distribution to its Members, unless determined by the Board of Managers. Allocations to members' capital accounts for items of income, gain, loss, deduction and credit of the Company shall be allocated to the members in accordance with their respective percentage ownership and period of ownership; provided, however, that if any loss, deduction, expense or credit attributable to any capital contribution made by a Member can be specifically allocated to such Member.

6.    RESEARCH AND DEVELOPMENT

      Research and development expense was $6,161,286 and $10,385,755 for the years ended December 31, 1997 and 1998, respectively. Included in the 1998 research and development expense was a transaction with New England Financial
(NEF). In connection with NEF's purchase of a Class A (voting) interest in MECA, NEF entered into a Development, License and Marketing Agreement with MECA. This agreement stated that a pro rata portion (1/6 which is equal to the NEF interest in MECA) of MECA's annual product spending would be directed to projects specified by NEF. The total costs incurred during 1998 related to the NEF project during 1998 were $1,128,000. The Company terminated the agreement in 1998 for a payment of $600,000, which is included in the above Research and Development expense amount.

7.    GOODWILL IMPAIRMENT

      In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of," the Company periodically evaluates the carrying value of long-lived assets to be held and used, including goodwill, when events and circumstances warrant such a review. During the latter part of 1998, through analyzing operating results and related cash flows, trends and prospects as well as competitive and economic factors surrounding the Company, management concluded that the remaining goodwill was permanently impaired. Accordingly, the remaining unamortized goodwill balance of $17,332,526 was expensed and has been included in amortization of goodwill in the Company's statement of operations.

8.    RELATED PARTY TRANSACTIONS

      Principal revenue sources for the Company are the development contracts with the Class A and B Members and license fees earned on customized software products for the Class A and B Members. Aggregate revenues recognized during 1997 and 1998 from these sources were approximately $20,822,159 and $20,316,883, respectively. Aggregate receivable balances were $3,033,866 and $1,702,622 at December 31, 1997 and 1998, respectively.

      At December 31, 1998, the Company had outstanding notes payable in the amount of $7,500,000 to certain Class A Members. This balance represents the original amounts loaned to the Company upon the formation of the LLC by certain Class A Members. These promissory notes accrue interest at a rate per annum equal to the average of the prime rate (8.25% at December 31, 1997 and 1998) and is payable quarterly. These notes are payable on demand. For the years ended December 31, 1997 and 1998, interest of $633,185 and $612,984, respectively, was incurred. Additionally, accrued interest at December 31, 1997 and 1998, was $321,370 and $630,674, respectively.

9.    FIXED ASSETS

      Fixed assets consist of the following:

                                               1997            1998
                                               ----            ----

Computer equipment and software             $5,134,610     $1,570,509
Machinery and equipment                        835,084        712,376
Furniture and fixtures                         716,680        518,831
Leasehold improvements                         426,628        241,856
                                            ----------     ----------
                                             7,113,002      3,043,572
Less - accumulated depreciation             (4,913,380)    (1,612,725)
                                            ----------     ----------
                                            $2,199,622     $1,430,847
                                             =========      =========

      Depreciation expense for the years ended December 31, 1997 and 1998 was $1,190,822 and $1,115,093, respectively. Fixed assets no longer in use of $4,903,522 were written off during 1998.

10.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

      Accounts payable and accrued expenses include the following:

                                                       December 31,
                                                    1997         1998

           Accounts payable                      $2,059,558     $2,116,176
           Accrued employee costs                 1,347,200      1,525,192
           Lease termination costs                       --        885,000
           Development, License and Marketing
               Agreement termination costs               --        600,000
           Other accrued expenses                   296,776      2,647,021
                                                  ----------     ---------

                                                 $3,703,534     $7,773,389

11.   RESTRUCTURING PLAN

      The Company approved certain restructuring plans to reduce costs through job eliminations and, as a result, recorded a restructuring charge of $1,000,000 in 1997 and certain other minor charges in 1998, principally for severance costs. Approximately 55 employees were terminated under these programs. The Company has paid severance costs of $231,924 and $633,587 as of December 31, 1997 and 1998, respectively. At December 31, 1998, approximately $190,000 remains to be paid to former employees under these programs.

12.   COMMITMENTS

      The Company has employment agreements with certain officers and key employees. The terms of these employment agreements are generally three years and can be terminated by the Company under certain circumstances. The agreements include a component of deferred compensation. Benefits accrued under this arrangement, including accrued interest, totaled $1,004,865 and $2,006,629 at December 31, 1997 and 1998, respectively, which are being paid over the course of three years in accordance to their respective agreements.

Lease Commitments

      The  Company  leases  office  space  and  machinery  under   noncancelable
operating leases. The lease for the office space is guaranteed by the Class A Members. Future minimum rental payments under the operating leases are as follows:

           1999             $1,403,824
           2000              1,374,606
           2001              1,296,094
           2002              1,087,631
           2003                988,562
                             ----------
                            $6,150,717

      Rent expense totaled $1,440,048 and $1,402,779, respectively, for the years ended December 31, 1997 and 1998.

Employee Benefit Plans

      The Company has a voluntary 401(k) Plan that is available to all eligible employees after 90 days of service. Beginning January 1, 1998, the Company made contributions equal to 75% of the employees' pretax contributions up to a maximum of 6% of participants' total eligible compensation. From January 1, 1997 to December 31, 1997, the Company made contributions in an amount equal to 50% of employees' pretax contributions, up to a maximum of 6% of participants' total eligible compensation. Prior to January 1, 1997, the Company made contributions in an amount equal to 25% of employees' pretax contributions, up to a maximum of 6% of participants' total eligible compensation. The Company contributed $99,996 and $215,160 to the 401(k) Plan during the years ended December 31, 1997 and 1998, respectively.

13.   SUBSEQUENT EVENT -- UNAUDITED

      On May 17, 1999, CFI ProServices, Inc., d/b/a Concentrex Incorporated ("Concentrex") and MoneyScape Holdings, Inc. (a wholly owned subsidiary of Concentrex), acquired 99% and 1%, respectively, of the Members' equity in MECA in exchange for 50,000 shares of Concentrex common stock.



                                                MECA Software, L.L.C.
                                                    Balance Sheet
                                                   (In Thousands)


                                                                                     March 31,          December 31,
                                                                                         1999            1999
                                                                                   (Unaudited)
ASSETS
Current assets:
      Cash and cash equivalents                                                       $  3,527          $     1,678
      Receivables, net of allowances of $409 and $309, respectively                      3,063                3,288
      Inventory                                                                             62                  161
      Other current assets                                                                 334                  589
                                                                                      --------           -----------
           Total current assets                                                          6,986                5,715

Restricted cash                                                                            210                  210
Fixed assets, net                                                                        1,356                1,431
Other assets                                                                                                     66
                                                                                      --------           -----------
           Total assets                                                               $  8,552              $ 7,423
                                                                                       =======              ========

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
      Accounts payable and accrued expenses                                           $  6,601              $ 8,594
      Deferred revenue                                                                   2,677                  100
      Notes payable                                                                      7,500                7,500
                                                                                       -------              --------
           Total current liabilities                                                    16,778               16,194

Deferred compensation                                                                    1,451                1,492
                                                                                       -------              --------
           Total liabilities                                                            18,229               17,686

Commitments

Members' deficit                                                                        (9,677)             (10,263)
                                                                                      --------           -----------
           Total liabilities and members' deficit                                     $  8,552          $     7,423
                                                                                       =======             =========


      The accompanying notes are an integral part of these statements.

                                                MECA Software, L.L.C.
                                         Unaudited Statements of Operations
                                                   (In Thousands)

                                               For the three months ended
                                                         March 31,
                                                    1998           1999

Revenue
      Software license fees                      $ 2,303         $3,556
      Custom development services                    666            804
      Technical support services                   2,060          2,207
      Manufacturing and fulfillment                  456            495
      Retail                                         161             95
                                                  ------        -------

           Total revenue                           5,646          7,157

Costs and expenses
      Cost of software license fees                   --            123
      Cost of custom development services            815            787
      Cost of technical support services           1,442          1,544
      Cost of manufacturing and fulfillment          373            440
      Cost of retail                                  61             --
      Research and development                     1,439          1,453
      Sales and marketing                            318            427
      General and administrative                   2,322          1,682
      Goodwill amortization                        1,878             --
                                                   -----         ------
           Total operating expenses                8,648         6,456
                                                   -----         -----

           Income (loss) from operations          (3,002)          701

           Interest expense, net                     (97)         (115)
                                                  -------        ------

           Net income (loss)                     $(3,099)       $  586
                                                  ======         ======

      The accompanying notes are an integral part of these statements.



                                                MECA Software, L.L.C.
                                          Unaudited Statement of Cash Flows
                                                   (In Thousands)

                           For the three months ended
                                                                                    March 31,
                                                                               1998            1999
Cash flows from operating activities:
      Net income (loss)                                                    $ (3,099)     $     586
      Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
           Depreciation and amortization                                      2,130            169
           Loss on the disposal of fixed assets                                  --             25
           Changes in assets and liabilities:
                Accounts receivables, net                                      (674)           223
                Inventory                                                       (79)            98
                Other assets                                                   (144)           355
                Accounts payable and accrued expenses                          (204)        (1,592)
                Deferred revenue                                               (400)         2,577
                Accrued restructuring costs                                       --          (137)
                Estimated loss on uncompleted contracts                        (135)          (440)
                Deferred compensation                                            32            (41)
                                                                           --------        -------
                      Net cash provided by (used in) operating activities    (2,573)         1,823
                                                                              -----         ------

Cash flows from investing activities:
      Additions to furniture, fixtures, and equipment                           (96)          (119)
      Restricted cash                                                            (1)            --
                                                                           --------      ---------
                      Net cash used in investing activities                     (97)          (119)
                                                                            -------         ------

Cash flows from financing activities:
      Accrued interest - related party                                         (164)           145
                                                                             ------        -------
                      Net cash provided by (used in) financing activities      (164)           145
                                                                             ------        -------

                      Net increase (decrease) in cash and cash equivalents   (2,834)         1,849

Cash and cash equivalents:
      Beginning of period                                                     5,327          1,678
                                                                              -----         ------

      End of period                                                          $2,493         $3,527
                                                                              =====          =====



      The accompanying notes are an integral part of these statements.

                              MECA SOFTWARE, L.L.C.
                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

1.    UNAUDITED INTERIM FINANCIAL DATA

      The interim financial data as of March 31, 1999, and for the three months ended March 31, 1999 and March 31, 1998 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of results for the interim periods. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted from the unaudited financial statements. The results of operations for the three month period ended March 31, 1999 are not necessarily indicative of the operating results for the full year or for future periods. For further information, refer to the financial statements and footnotes thereto for the year ended December 31, 1998 included elsewhere in this registration statement.

2.   SUBSEQUENT EVENT -- UNAUDITED

      On May 17, 1999, CFI ProServices, Inc., d/b/a Concentrex Incorporated ("Concentrex") and MoneyScape Holdings, Inc. (a wholly owned subsidiary of Concentrex), acquired 99% and 1%, respectively, of the Members' equity in MECA in exchange for 50,000 shares of Concentrex common stock.

                                1,249,356 SHARES

                              CFI PROSERVICES, INC.

                                  COMMON STOCK

                 ----------------------------------------------

                                   PROSPECTUS
                                November 15, 1999

                 ----------------------------------------------

                     DEALER PROSPECTUS DELIVERY REQUIREMENTS

           UNTIL _________________, 1999, ALL DEALERS SELLING SHARES OF THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO
DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                                       PART II

                                       INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

           The expenses in connection with the issuance and distribution of the securities being registered hereby will be borne by us and are estimated to be as follows:

                SEC Registration Fee             $     4,223
                NASD Filing Fee                  $     7,500
                Blue Sky Fees and Expenses       $     7,500
                Legal Fees and Expenses(1)       $    50,000
                Accounting Fees and Expenses(1)  $    50,000
                Printing Expenses(1)             $     5,000
                Miscellaneous(1)                 $       777
                                                  ----------

                      Total(1)                   $   125,000

      (1)Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           ORS 60.367, a section of the Oregon Business Corporation Act (the "Act"), provides that any director held liable for an unlawful distribution in violation of ORS 60.367 is entitled to contribution from (1) every other director who voted for or assented to the distribution without complying with the applicable statutory standards of conduct and (2) each shareholder for the amount the shareholder accepted knowing the distribution was made in violation of the Act or the corporation's Articles of Incorporation.

           Under Sections 60.387 to 60.414 of the Act, a person who is made a party to a proceeding because such person is or was an officer or director of a corporation (an "Indemnitee") shall be indemnified by the corporation (unless the corporation's Articles of Incorporation provide otherwise) against reasonable expenses incurred by the Indemnitee in connection with the proceeding if the Indemnitee is wholly successful, on the merits or otherwise, or if ordered by a court of competent jurisdiction. In addition, under such sections a corporation is permitted to indemnify an Indemnitee against liability incurred in a proceeding if (1) the Indemnitee's conduct was in good faith and in a manner he or she reasonably believed was in the corporation's best interests or at least not opposed to its best interests, (2) the Indemnitee had no reasonable cause to believe his or her conduct was unlawful if the proceeding was a criminal proceeding, (3) the Indemnitee was not adjudged liable to the corporation if the proceeding was by or in the right of the corporation, and (4) the Indemnitee was not adjudged liable on the basis that he or she improperly received a personal benefit. Indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

           Article VII of the registrant's Amended and Restated Articles of Incorporation, as amended, provides that the registrant will indemnify its directors and officers to the fullest extent permissible by law. Article V of the Amended and Restated Bylaws provides that the registrant will indemnify its directors and officers as set forth in the Amended and Restated Articles of Incorporation.

           The registrant's Amended and Restated Articles of Incorporation provide for the elimination of personal liability of directors to the registrant or its shareholders for monetary damages for conduct as a director to the fullest extent permitted by the Act. Under Section 60.047 of the Act, a corporation may not eliminate or limit the liability of a director for: (1) any breach of the director's duty of loyalty to the corporation or its shareholders;
(2) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) any unlawful distribution under Section
60.367 of the Act; or (4) any transaction from which the director derived an improper personal benefit.

           The registrant maintains directors' and officers' liability insurance under which the registrants' directors and officers are insured against loss (as defined) as a result of claims brought against them for their wrongful acts in such capacities.

ITEM 16.  RECENT SALES OF UNREGISTERED SECURITIES.

           In the three years preceding the filing of this Registration Statement, the Company has issued securities in the following transactions, each of which was intended to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereunder:

           1. On January 1, 1998, the Company delivered stock certificates for 33,341 shares of common stock to Eric T. Wagner, John M. Loveless, David A. Steffens, and Douglas Teets pursuant to the Stock Purchase and Sale Agreement dated November 21, 1995, among the Company, Culverin Corporation, Eric T. Wagner, John M. Loveless, David Steffens, and Douglas Teets (such shares of common stock were issued as of January 1, 1995, and had an aggregate market value as of that date equal to $450,103.50 ($13.50 per share)).

           2. On January 1, 1999, the Company issued 50,000 shares of common stock to Modern Computer Systems, Inc., pursuant to an Asset Purchase and Sale Agreement dated effective January 1, 1999, among the Company, Modern Computer Systems, Inc., BankServ, Inc., Inasyst, Inc., Dealer Computer Systems, Inc., and Ronald L. Ingersoll (the shares of common stock had an aggregate value equal to approximately $650,000).

           3. On May 14, 1999, the Company issued 45,000 shares of common stock to David E. Grove and 45,000 to Regan MacKenzie Incorporated, as Custodian for David C. Grove, IRA, for $900,000 in cash.

           4. On August 13, 1999, the Company issued Warrants to Ableco Holdings LLC, Levine Leichtman Capital Partners II, L.P., Foothill Partners III, L.P., and U.S. Bancorp Libra, a division of U.S. Bancorp Investments, Inc., entitling them to purchase up to 439,822 shares of common stock at an exercise price of $12.34375 per share and 10% Convertible Subordinated Discount Notes to Levine Leichtman Capital Partners II, L.P., U.S. Bancorp Libra, a division of U.S. Bancorp Investments, Inc., Bay Star Capital, L.P., Soundshore Holdings Ltd., and Soundshore Opportunity Holding Fund Ltd. entitling them to purchase up to 602,534 shares of common stock at a conversion price of $12.34375 per share.

           5. On September 15, 1999, the Company issued to RCG Capital Markets Group, Inc. options to purchase up to 100,000 shares of common stock at exercise prices of $12.00, $15.00, or $18.00 per share.

           6. The Company has agreed to issue a Warrant to U.S. Bancorp Investments, Inc., entitling it to purchase up to 17,000 shares of common stock at an exercise price of $12.00 per share.

ITEM 17.  EXHIBITS AND EXHIBIT INDEX.

Exhibit
Number     Description of Exhibits

2.1 Stock Purchase and Sale Agreement dated November 21, 1995, among CFI ProServices, Inc., Culverin Corporation, Eric T. Wagner, John M. Loveless, David Steffens, and Douglas Teets - previously filed as
           Exhibit 2.1 to the Current Report on Form 8-K dated November 21, 1995, as filed with the Securities and Exchange Commission on December 6, 1995, and incorporated herein by reference.

2.2 Stock Purchase and Sale Agreement effective April 1, 1996, by and among MicroBilt Corporation, First Financial Management Corporation, and CFI ProServices, Inc. - previously filed as Exhibit 2.1 with the Company's Form 8-K dated April 1, 1996, as filed with the Securities and Exchange Commission on April 16, 1996, and incorporated herein by reference.

2.3 Asset Purchase and Sale Agreement effective April 1, 1996, by and among Input Creations, inc., its shareholders, and CFI ProServices, Inc. - previously filed as Exhibit 2.1 with the Company's Form 8-K dated April 17, 1996, as filed with the Securities and Exchange Commission on May 2, 1996, and incorporated herein by reference.

2.4 Asset Purchase and Sale Agreement, dated effective January 1, 1999, among CFI ProServices, Inc., Modern Computer Systems, Inc., BankServ, Inc., Inasyst, Inc., Dealer Computer Systems, Inc., and Ronald L. Ingersoll - previously filed as Exhibit 2.1 to the Current Report on Form 8-K dated February 10, 1999, as filed with the Securities and Exchange Commission on February 10, 1999, and incorporated herein by reference.

2.5 Purchase and Sale Agreement dated May 17, 1999, among MECA Software, L.L.C., the members of MECA Software, L.L.C., CFI ProServices, Inc., and MoneyScape Holdings, Inc. - previously filed as Exhibit 2.1 to the Current Report on Form 8-K dated June 2, 1999, as filed with the Securities and Exchange Commission on June 7, 1999, and incorporated herein by reference.

2.6 Agreement and Plan of Merger dated as of May 17, 1999, among the Company, UFO Acquisition Co., and ULTRADATA Corporation - previously filed as Exhibit 2.1 to the Current Report on Form 8-K dated August 27, 1999, as filed with the Securities and Exchange Commission on August 27, 1999, and incorporated herein by reference.

2.7 Revolving Credit Note in the principal amount of up to $15,000,000 dated as of August 13, 1999 previously filed as Exhibit 2.2 to the Current Report on Form 8-K dated August 27, 1999, as filed with the Securities and Exchange Commission on August 27, 1999, and incorporated herein by reference.

2.8 Form of Term Loan A Promissory Note in the aggregate principal amount of $35,000,000 dated as of August 13, 1999 - previously filed as
           Exhibit 2.3 to the Current Report on Form 8-K dated August 27, 1999, as filed with the Securities and Exchange Commission on August 27, 1999, and incorporated herein by reference.

2.9 Form of Term Loan B Promissory Note in the aggregate principal amount of $30,000,000 dated as of August 13, 1999 - previously filed as
           Exhibit 2.4 to the Current Report on Form 8-K dated August 27, 1999, as filed with the Securities and Exchange Commission on August 27, 1999, and incorporated herein by reference.

2.10 Form of Warrant issued by the Company to the Lenders to purchase up to an aggregate of 381,822 shares of the common stock of the Company dated as of August 13, 1999 - previously filed as Exhibit 2.5 to the Current Report on Form 8-K dated August 27, 1999, as filed with the Securities and Exchange Commission on August 27, 1999, and incorporated herein by reference.

2.11 Registration Rights Agreement for the Lender Warrants among the Company and the Lenders dated as of August 13, 1999 - previously filed as Exhibit 2.6 to the Current Report on Form 8-K dated August 27, 1999, as filed with the Securities and Exchange Commission on August 27, 1999, and incorporated herein by reference.

2.12 Note Purchase Agreement among the Company and the Note Holders dated as of August 13, 1999 previously filed as Exhibit 2.7 to the Current Report on Form 8-K dated August 27, 1999, as filed with the
           Securities and Exchange Commission on August 27, 1999, and incorporated herein by reference.

2.13 Form of 10% Convertible Subordinated Discount Notes dated as of August 13, 1999 - previously filed as Exhibit 2.8 to the Current Report on Form 8-K dated August 27, 1999, as filed with the
           Securities and Exchange Commission on August 27, 1999, and incorporated herein by reference.

2.14 Registration Rights Agreement for the Subordinated Notes among the Company and the Note Holders dated as of August 13, 1999 - previously filed as Exhibit 2.9 to the Current Report on Form 8-K dated August 27, 1999, as filed with the Securities and Exchange Commission on August 27, 1999, and incorporated herein by reference.

2.15 Warrant issued to U.S. Bancorp Libra, financial advisor and placement agent for the Company, to purchase 58,000 shares of the Company's common stock, dated as of August 13, 1999 - previously filed as
           Exhibit 2.10 to the Current Report on Form 8-K dated August 27, 1999, as filed with the Securities and Exchange Commission on August 27, 1999, and incorporated herein by reference.

2.16 Registration Rights Agreement for the Libra Warrants dated as of August 13, 1999 - previously filed as Exhibit 2.11 to the Current Report on Form 8-K dated August 27, 1999, as filed with the
           Securities and Exchange Commission on August 27, 1999, and incorporated herein by reference.

3.1 Registrant's Amended and Restated Articles of Incorporation - previously filed as Exhibit 3(i)(a) to the Registration Statement on Form S-1, Registration No. 33-64894, as filed with the Securities and Exchange Commission on June 23, 1993, and incorporated herein by reference.

3.2 Amendments to Registrant's Amended and Restated Articles of Incorporation (effective June 28, 1993) previously filed as Exhibit 3(i)(b) to the Registration Statement on Form S-1, Registration Statement No. 33-64894, as filed with the Securities and Exchange Commission on July 26, 1993, and incorporated herein by reference).

3.3 Amendments to Registrant's Amended and Restated Articles of Incorporation (effective July 26, 1993) previously filed as Exhibit 3(i)(c) to the Registration Statement on Form S-1, Registration Statement No. 33-64894, as filed with the Securities and Exchange Commission on August 10, 1993, and incorporated herein by reference.

3.4        Registrant's  Amended  and  Restated  Bylaws  -  previously  filed as
           Exhibit 3(ii) to the Registration Statement on Form S-1, Registration Statement No. 33-64894, as filed with the Securities and Exchange Commission on August 10, 1993, and incorporated herein by reference.

5.1 CFI ProServices, Inc. Employee Savings and Stock Ownership Plan - previously filed as Exhibit 5.1 to the Current Report on Form 8-K dated August 27, 1999, as filed with the Securities and Exchange Commission on August 27, 1999, and incorporated herein by reference.

5.2 ULTRADATA Employment Agreement with Robert J. Majteles dated October 22, 1996 - previously filed as Exhibit 5.2 to the Current Report on Form 8-K dated August 27, 1999, as filed with the Securities and Exchange Commission on August 27, 1999, and incorporated herein by reference.

5.3 ULTRADATA Employment Agreement with Cindy Cooper dated November 6, 1999 - previously filed as Exhibit 5.3 to the Current Report on Form 8-K dated August 27, 1999, as filed with the Securities and Exchange Commission on August 27, 1999, and incorporated herein by reference.

5.4        ULTRADATA  Employment  Agreement with David J. Robbins dated November
           6, 1999 - previously filed as Exhibit 5.4 to the Current Report on Form 8-K dated August 27, 1999, as filed with the Securities and Exchange Commission on August 27, 1999, and incorporated herein by reference.

5.5 ULTRADATA Employment Agreement with James R. Berthelson dated November 6, 1998 - previously filed as Exhibit 5.5 to the Current Report on Form 8-K dated August 27, 1999, as filed with the
           Securities and Exchange Commission on August 27, 1999, and incorporated herein by reference.

5.6 ULTRADATA Employment Agreement with Ronald H. Bissinger dated November 6, 1998 - previously filed as Exhibit 5.6 to the Current Report on Form 8-K dated August 27, 1999, as filed with the
           Securities and Exchange Commission on August 27, 1999, and incorporated herein by reference.

5.7        Opinion of Farleigh, Wada & Witt, P.C.

10.1 Nonqualified Stock Option Plan dated October 15, 1993, previously filed as Exhibit 99.10 to the Registration Statement on Form S-8 (Registration No. 33-70506), as filed with the Securities and Exchange Commission on October 19, 1993, and incorporated herein by reference.

10.2* Registrant's Outside Director Compensation and Stock Option Plan previously filed as Exhibit 10.3 to the Company's Form 10-Q for the quarter ended March 31, 1994, and incorporated herein by reference.

10.3* Registrant's Standardized Regional Prototype 401(k) Cash or Deferred Savings Plan and Trust, adopted December 1, 1994, previously filed as
           Exhibit 10.12 to the Company's Form 10-K for the year ended December 31, 1995, and as filed with the Securities and Exchange Commission on April 1, 1996, and incorporated herein by reference.

10.4 Legal Services Agreement for the State of Louisiana effective March 13, 1986, between the Company and McGlinchey, Stafford, Mintz,
           Cellini & Lang, a Louisiana professional law corporation (confidential treatment requested) - previously filed as Exhibit
           10.25 to the Registration Statement on Form S-1 (Registration No. 33-64894) filed with the Securities and Exchange Commission on July 26, 1993, and incorporated herein by reference.

10.5 1994 Employee Stock Purchase Plan - previously filed as Exhibit 10.2 to the Company's Form 10-Q for the quarter ended June 30, 1994, and incorporated herein by reference.

10.6* 1995 Consolidated and Restated Stock Option Plan - previously filed as Exhibit 99.13 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 1, 1995, and incorporated herein by reference.

10.7* First Amendment to 1995 Consolidated and Restated Stock Option Plan - previously filed as Exhibit 9.2 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on or about September 4, 1996, and incorporated herein by reference.

10.8 Office Lease dated March 18, 1994, between the Company and John Hancock Mutual Life Insurance Company - previously filed as Exhibit
           10.1 to the Company's Form 10-Q for the quarter ended March 31, 1994, and incorporated herein by reference.

10.9 First amendment, dated July 8, 1996, to office lease dated March 18, 1994, between the Company and John Hancock Mutual Life Insurance Company - previously filed as Exhibit 10.17 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission on March 27, 1997, and is incorporated herein by reference.

10.10 Second amendment, dated January 11, 1999, to office lease dated March 18, 1994, between the Company and John Hancock Mutual Life Insurance Company.

10.11* Employment and Noncompetition Agreement dated November 21, 1995, between CFI ProServices, Inc. and Eric T. Wagner - previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 1995, and incorporated herein by reference.

10.12 Business Loan Agreement (Revolving Line of Credit) dated November 8, 1995, between CFI ProServices, Inc. and Bank of America, Oregon - previously filed as Exhibit 10.35 to the Company's Annual Report on

           Form 10-K for the year ended December 31, 1995, as filed with the Securities and Exchange Commission on April 1, 1996, and incorporated herein by reference.

10.13 Amendment No. 1, dated May 17, 1996, to Business Loan Agreement dated November 8, 1995 previously filed as Exhibit 10.7 to the Company's quarterly report of Form 10-Q for the quarter ended June 30, 1996, as filed with the Securities and Exchange Commission on August 13, 1996, and incorporated herein by reference.

10.14 Amendment No. 2, dated July 1, 1996, to Business Loan Agreement dated November 8, 1995 previously filed as Exhibit 10.8 to the Company's quarterly report of Form 10-Q for the quarter ended June 30, 1996, as filed with the Securities and Exchange Commission on August 13, 1996, and incorporated herein by reference.

10.15 Amendment No. 3, dated September 24, 1996, to Business Loan Agreement dated November 8, 1995 previously filed as Exhibit 10 to the Company's quarterly report of Form 10-Q for the quarter ended September 30, 1996, as filed with the Securities and Exchange
           Commission  on  November  14,  1996,  and   incorporated   herein  by
           reference.

10.16 Amendment No. 4, dated November 21, 1996, to Business Loan Agreement dated November 8, 1995 previously filed as Exhibit 10.1 to the Company's Registration Statement No. 333-15505 on Form S-3 as filed with the Securities and Exchange Commission on January 27, 1997, and incorporated herein by reference.

10.17 Amendment No. 5, dated December 31, 1996, to Business Loan Agreement dated November 8, 1995 previously filed as Exhibit 10.2 to the Company's Registration Statement No. 333-15505 on Form S-3 as filed with the Securities and Exchange Commission on January 27, 1997, and incorporated herein by reference.

10.18 Amendment No. 6, dated March 1, 1997, to Business Loan Agreement dated November 8, 1995 previously filed as exhibit 10.41 with the Company's Form 10-K for the year ended December 31, 1996, and as filed with the Securities and Exchange Commission on March 21, 1997, and incorporated herein by reference.

10.19 Amendment No. 7 dated June 1, 1997, to Business Loan Agreement dated November 8, 1995 - previously filed with the Company's Form 10-Q for the quarter ended June 30, 1997, as filed with the Securities and Exchange Commission on August 13, 1997, and is incorporated herein by reference.

10.20 Amendment No. 8 dated March 31, 1998, to business loan agreement dated November 8, 1995 previously filed with the Company's Form 10-Q for the quarter ended March 31, 1998, as filed with the Securities and Exchange Commission on May 5, 1998, and is incorporated herein by reference.

10.21 Amendment No. 9 dated April 30, 1998, to business loan agreement dated November 8, 1995 - previously filed with the Company's Form
           10-Q  for the  quarter  ended  March  31,  1998,  as  filed  with the
           Securities and Exchange Commission on May 5, 1998, and is incorporated herein by reference.

10.22*     Form of Executive  Retention  Agreement - previously filed as Exhibit
           10.1 to the  Company's  Current  Report  on Form 8-K  filed  with the
           Securities and Exchange Commission on August 22, 1994, and incorporated herein by reference.

10.23 Financing Agreement dated as of August 13, 1999, by and among CFI ProServices, Inc., ULTRADATA Corporation, MECA Software, L.L.C., MoneyScape Holdings, Inc., Foothill Capital Corporation, Ableco Finance L.L.C., Levine Leichtman Capital Partners II, L.P., and Foothill Partners III, L.P. - previously filed as Exhibit 10.1 to the Company's Form 10-Q dated August 16, 1999, filed with the Securities and Exchange Commission on August 16, 1999, and incorporated herein by reference.

10.24 Third Amendment to Office Lease dated August 11, 1999, between Registrant and John Hancock Mutual Life Insurance Company - previously filed as Exhibit 10.2 to the Current Report on Form 8-K dated August 27, 1999, as filed with the Securities and Exchange Commission on August 27, 1999, and incorporated herein by reference.

10.25 Employment, Confidentiality, and Invention Agreement dated December 12, 1997, as amended May 27, 1999, among Registrant, MECA Software, L.L.C., and Paul D. Harrison.

21         Subsidiaries of the Registrant.

23.1       Consent of Arthur Andersen LLP.

23.2       Consent of Deloitte & Touche LLP.

23.3       Consent of KPMG LLP.

23.4       Consent of PricewaterhouseCoopers LLP.

23.5       Consent of Farleigh, Wada & Witt, P.C. (included in Exhibit 5.7).

27         Financial Data Schedule.


      *Management contract or compensatory plan or arrangement.

ITEM 18.  UNDERTAKINGS.

           The undersigned registrant hereby undertakes:

                a. To file, during any period in which offers or sales are made, a post-effective amendment to this Registration Statement:

     i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that is incorporated herein by reference;

     ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that is incorporated herein by reference;

     iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                c. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                d. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 as is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                                     SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on November 15, 1999.

                               CFI PROSERVICES, INC.


                               By:  /s/ Matthew W. Chapman
                                    ----------------------
                                    Matthew W. Chapman, Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated as of the 15th day of November, 1999.

Signature                  Title                            Dated


/s/ Matthew W. Chapman     Chairman, Chief Executive
----------------------     Officer, and Director           November 15, 1999
Matthew W. Chapman

/s/ Robert P. Chamness     President, Chief Operating      November 15, 1999
----------------------     Officer, and Director
Robert P. Chamness


/s/ Kurt W. Ruttum         Vice President and Chief        November 15, 1999
------------------         Financial Officer
Kurt W. Ruttum             (Principal Financial and Accounting Officer)


/s/ Robert T. Jett         Executive Vice President,       November 15, 1999
------------------         Secretary, and Director
Robert T. Jett


/s/ J. Kenneth Brody       Director                        November 15, 1999
----------------------
J. Kenneth Brody


/s/ L. B. Day              Director                        November 15, 1999
----------------------
L. B. Day